FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-02

Dated January 26, 2022	BBCMS 2022-C14

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2022-C14
$926,796,554 (Approximate Mortgage Pool Balance)

$815,580,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
Commercial Mortgage Pass-Through Certificates, Series 2022-C14

Barclays Capital Real Estate Inc. LMF Commercial, LLC Societe Generale Financial Corporation BSPRT CMBS Finance, LLC UBS AG Natixis Real Estate Capital LLC Mortgage Loan Sellers
Barclays	UBS Securities LLC	Société Générale
Co-Lead Managers and Joint Bookrunners

Academy Securities Co-Manager	Mischler Financial Group, Inc. Co-Manager	Natixis Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 26, 2022	BBCMS 2022-C14

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, Natixis Securities Americas LLC, Academy Securities, Inc. or Mischler Financial Group, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2022-C14 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$35,295,000	30.000%	2.49	3/22-11/26	39.6%	15.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$99,000,000	30.000%	4.80	11/26-1/27	39.6%	15.3%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$50,000,000	30.000%	6.98	2/29-2/29	39.6%	15.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.6%	15.3%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.6%	15.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$46,212,000	30.000%	7.37	1/27-10/31	39.6%	15.3%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$648,757,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$166,823,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAAsf / AAA(sf)	$97,314,000	19.500%	9.89	1/32-1/32	45.6%	13.3%
B	NR / AA-sf / AA(sf)	$41,706,000	15.000%	9.89	1/32-1/32	48.1%	12.6%
C	NR / A-sf / A(sf)	$27,803,000	12.000%	9.90	1/32-2/32	49.8%	12.2%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB+sf / AAA(sf)	$11,400,000(10)(11)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB+sf / A-(sf)	$11,400,000(11)	10.770%	9.98	2/32-2/32	50.5%	12.0%
E-RR	NR / BBBsf / BBB+(sf)	$22,197,000(11)	8.375%	9.98	2/32-2/32	51.9%	11.7%
F-RR	NR / BBB-sf / BBB-(sf)	$17,377,000	6.500%	9.98	2/32-2/32	52.9%	11.4%
G-RR	NR / BB+sf / BB+(sf)	$10,427,000	5.375%	9.98	2/32-2/32	53.6%	11.3%
H-RR	NR / BB-sf / BB-(sf)	$9,268,000	4.375%	9.98	2/32-2/32	54.1%	11.2%
J-RR	NR / B-sf / B(sf)	$9,268,000	3.375%	9.98	2/32-2/32	54.7%	11.1%
K-RR	NR / NR / NR	$31,279,553	0.000%	9.98	2/32-2/32	56.6%	10.7%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B and Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the Closing Date.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a February 23, 2022 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated January 26, 2022 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial available certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $418,250,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $185,000,000	N/A – 9.66	N/A / 12/29-12/31
Class A-5	$233,250,000 – $418,250,000	9.85 – 9.77	12/31-1/32 / 12/29-1/32
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(9)	The Classes of Certificates set forth under “Privately Offered Certificates” in the table above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

(10)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.

(11)	The initial certificate balance of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The initial certificate balance of the Class D certificates is expected to fall within a range of $11,400,000 and $12,512,000, and the initial certificate balance of the Class E-RR certificates is expected to fall within a range of $21,085,000 and $22,197,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any increase in the balance of the Class D Certificates will correspondingly increase the notional balance of the Class X-D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Summary of Transaction Terms

Securities Offered:	$815,580,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC and UBS Securities LLC
Co-Managers:	Natixis Securities Americas LLC, Academy Securities, Inc. and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (46.1%), LMF Commercial, LLC (“LMF”) (19.2%), Societe Generale Financial Corporation (“SGFC”) (13.7%), BSPRT CMBS Finance, LLC (“BSPRT”) (8.2%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (7.2%) and Natixis Real Estate Capital LLC (“Natixis”) (5.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate).
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investor Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about February 23, 2022.
Cut-off Date:	With respect to each mortgage loan, the related due date in February 2022, or in the case of any mortgage loan that has its first due date after February 2022, the date that would have been its due date in February 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2022.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2022.
Assumed Final Distribution Date:	The Distribution Date in February 2032 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2055.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in February 2032 and the Coleman Highline Phase IV mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, Reallnsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	24	31	$427,179,681	46.1%
LMF	14	28	$178,081,891	19.2%
SGFC	8	11	$127,073,740	13.7%
BSPRT	3	3	$75,864,837	8.2%
UBS AG	5	7	$66,432,807	7.2%
Natixis	3	3	$52,163,599	5.6%
Total:	57	83	$926,796,554	100.0%
Loan Pool
Initial Pool Balance (“IPB”):	$926,796,554
Number of Mortgage Loans:	57
Number of Mortgaged Properties:	83
Average Cut-off Date Balance per Mortgage Loan:	$16,259,589
Weighted Average Current Mortgage Rate:	3.56935%
10 Largest Mortgage Loans as % of IPB(1):	51.4%
Weighted Average Remaining Term to Maturity(2):	110 months
Weighted Average Seasoning:	2 months

Credit Statistics(1)
Weighted Average UW NCF DSCR(2)(3):	2.62x
Weighted Average UW NOI Debt Yield(2)(4):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4)(5):	56.6%
Weighted Average Maturity Date/ARD LTV(2)(5):	51.2%

Other Statistics
% of Mortgage Loans with Additional Debt:	12.9%
% of Mortgage Loans with Single Tenants(6):	14.8%
% of Mortgage Loans secured by Multiple Properties:	25.2%
Amortization
Weighted Average Original Amortization Term(7):	332 months
Weighted Average Remaining Amortization Term(7):	331 months
% of Mortgage Loans with Interest-Only:	55.2%
% of Mortgage Loans with Amortizing Balloon:	30.4%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	7.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	6.8%

Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	55.6%
% of Mortgage Loans with Springing Lockboxes:	43.3%
% of Mortgage Loans with Soft Lockboxes:	1.1%
% of Mortgage Loans with No Lockbox:	0.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	72.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	46.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	67.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	51.9%

(1)	The 10 Largest Mortgage Loans as % of IPB include a cross-collateralized group of loans including Loan Nos. 4 and 5 that are considered as one loan for purposes of this percentage. All metrics to the crossed loans are presented on an aggregate basis.

(2)	In the case of Loan Nos. 1, 2, 3, 6 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Remaining Term to Maturity and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 11, the Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 67.8% and 9.3%, respectively.

(5)	In the case of Loan No. 42, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as-portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(7)	Excludes 32 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.

(8)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date/ARD LTV(1)
1	Coleman Highline Phase IV	San Jose, CA	Barclays	1	$70,000,000	7.6%	657,934	Office	5.54x	14.1%	31.0%	31.0%
2	1888 Century Park East	Los Angeles, CA	Barclays	1	$70,000,000	7.6%	502,510	Office	4.35x	12.1%	41.8%	41.8%
3	1100 & 820 First Street NE	Washington, DC	Barclays	2	$60,000,000	6.5%	655,071	Office	2.87x	9.4%	63.6%	63.6%
4 & 5	Chicago Business Center & Chicago Marketplace Crossed Group(2)	Chicago, IL	BSPRT	2	$53,928,579	5.8%	781,377	Industrial	1.60x	9.9%	71.9%	57.2%
6	The Summit	Bellevue, WA	Barclays	2	$50,000,000	5.4%	907,306	Office	4.11x	12.6%	36.5%	36.5%
7	CTDI Industrial	Jeffersonville, IN	LMF	1	$43,345,748	4.7%	702,800	Industrial	1.37x	12.6%	52.1%	21.1%
8	Singer Bronx Multifamily Portfolio	Bronx, NY	LMF	5	$39,000,000	4.2%	291	Multifamily	1.81x	7.8%	74.1%	74.1%
9	6700 Paredes Line Road	Brownsville, TX	UBS AG	1	$33,000,000	3.6%	1,040,166	Industrial	2.77x	11.1%	54.6%	54.6%
10	Rider Net Lease Portfolio	Various, Various	LMF	9	$29,600,000	3.2%	101,442	Various	2.14x	9.0%	53.3%	53.3%
11	Summit at Southpoint(3)	Jacksonville, FL	Natixis	1	$27,063,599	2.9%	265,190	Office	1.46x	9.9%	63.4%	53.4%

	Top 3 Total/Weighted Average			4	$200,000,000	21.6%			4.32x	12.0%	44.6%	44.6%
	Top 5 Total/Weighted Average(2)			8	$303,928,579	32.8%			3.80x	11.7%	48.1%	45.5%
	Top 10 Total/Weighted Average(3)			25	$475,937,926	51.4%			3.11x	11.2%	52.2%	47.2%
	Non-Top 10 Total/Weighted Average			58	$450,858,628	48.6%			2.10x	10.3%	61.3%	55.5%

(1)	In the case of Loan Nos. 1, 2, 3 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	Loan Nos. 4 and 5 represent a pool of cross-collateralized loans that are considered as one loan for the purposes of Ten Largest Mortgage Loans. All metrics to the crossed loans are presented on an aggregate basis.

(3)	The Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 67.8% and 9.3%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Coleman Highline Phase IV	Barclays	$70,000,000	$245,000,000	(2)	Midland	Midland	Future Securitization(s)	$175,000,000
2	1888 Century Park East	Barclays	$70,000,000	$200,000,000	BBCMS 2022-C14	Midland	Midland	Future Securitization(s)	$130,000,000
3	1100 & 820 First Street NE	Barclays	$60,000,000	$211,000,000	BBCMS 2021-C12	KeyBank	LNR	BMARK 2021-B30 BBCMS 2021-C12 Future Securitization(s)	$65,000,000 $65,000,000 $21,000,000
6	The Summit	Barclays	$50,000,000	$327,000,000	SUMIT 2022-BVUE	Wells	Sabal	SUMIT 2022-BVUE BMARK 2022-B32 Future Securitization(s)	$107,000,000 $65,000,000 $105,000,000
13	The Hallmark	BSPRT	$21,936,257	$34,150,764	BBCMS 2022-C14	Midland	Midland	Future Securitization(s)	$12,250,000
(1)	In the case of Loan Nos. 1 and 6, the Aggregate Pari Passu Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).

(2)	In the case of Loan No. 1, the related Whole Loan will be serviced under the BBCMS 2022-C14 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement for such future securitization. The initial controlling noteholder is Barclays Capital Real Estate Inc. or an affiliate, as holder of a companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Coleman Highline Phase IV	$70,000,000	$175,000,000	$268,500,000	$513,500,000	5.54x	2.64x	31.0%	65.0%	14.1%	6.7%
6	The Summit	$50,000,000	$277,000,000	$198,000,000	$525,000,000	4.11x	2.56x	36.5%	58.6%	12.6%	7.8%
(1)	In the case of Loan Nos. 1 and 6, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(5)
Office	CBD	6	$250,000,000	27.0%	4.28x	12.1%	42.9%	42.9%
	Suburban	4	73,628,200	7.9	1.69x	10.8%	63.0%	51.0%
	Medical	3	17,235,000	1.9	2.22x	8.8%	53.7%	53.7%
	Subtotal:	13	$340,863,200	36.8%	3.62x	11.7%	47.8%	45.2%
Industrial	Flex	2	$44,583,339	4.8%	1.58x	9.8%	72.3%	57.8%
	R&D / Flex	1	43,345,748	4.7	1.37x	12.6%	52.1%	21.1%
	Warehouse / Distribution	2	37,100,000	4.0	2.82x	11.2%	55.5%	55.5%
	Cold Storage	1	18,695,241	2.0	1.60x	9.9%	71.9%	57.2%
	Warehouse / Manufacturing	1	7,539,281	0.8	1.51x	8.7%	73.2%	57.6%
	Subtotal:	7	$151,263,609	16.3%	1.82x	10.9%	62.4%	46.6%
Multifamily	Mid Rise	10	$117,400,000	12.7%	1.84x	7.4%	69.0%	69.0%
	Garden	3	20,250,000	2.2	1.97x	8.5%	62.7%	60.3%
	Subtotal:	13	$137,650,000	14.9%	1.86x	7.5%	68.1%	67.7%
Retail	Single Tenant	12	$44,555,000	4.8%	2.23x	8.9%	54.6%	54.6%
	Anchored	4	42,582,177	4.6	1.92x	11.6%	64.7%	51.7%
	Unanchored	4	25,509,707	2.8	1.89x	9.6%	59.8%	52.4%
	Shadow Anchored	3	11,584,000	1.2	2.77x	11.2%	62.8%	62.8%
	Subtotal:	23	$124,230,884	13.4%	2.11x	10.2%	59.9%	54.0%
Self Storage		16	$79,275,264	8.6%	1.75x	9.3%	56.4%	49.6%
Hospitality	Resort	1	$20,000,000	2.2%	5.12x	22.9%	43.3%	43.3%
	Limited Service	2	14,687,835	1.6	2.12x	15.6%	62.5%	49.9%
	Extended Stay	1	12,482,687	1.3	2.35x	14.5%	65.7%	51.9%
	Subtotal:	4	$47,170,522	5.1%	3.45x	18.4%	55.2%	47.6%
Mixed Use	Multifamily / Retail	2	$18,800,000	2.0%	1.81x	7.2%	64.0%	64.0%
	Office / Industrial	1	16,500,000	1.8	2.80x	11.4%	62.3%	62.3%
	Self Storage / Manufactured Housing	1	5,200,000	0.6	2.29x	10.7%	54.7%	54.7%
	Subtotal:	4	$40,500,000	4.4%	2.28x	9.4%	62.1%	62.1%
Manufactured Housing		3	$5,843,074	0.6%	1.43x	8.9%	57.3%	46.4%
Total / Weighted Average:		83	$926,796,554	100.0%	2.62x	10.7%	56.6%	51.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 4 and 5, the mortgage loans represent a group of loans that are cross-collateralized and cross-defaulted and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgage loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 11, the Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 67.8% and 9.3%, respectively.

(5)	In the case of Loan No. 42, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(5)
California	8	$186,605,000	20.1%	4.55x	13.5%	40.6%	40.3%
New York	13	136,282,687	14.7%	1.89x	8.0%	67.4%	66.1%
Florida	8	87,056,734	9.4%	1.68x	10.4%	63.3%	53.6%
Illinois	6	69,608,709	7.5%	1.79x	9.9%	68.7%	57.3%
DC	3	68,600,000	7.4%	2.80x	9.3%	62.4%	62.4%
Texas	7	68,583,573	7.4%	2.25x	10.2%	56.1%	51.9%
Indiana	2	60,745,748	6.6%	1.50x	11.1%	56.7%	34.6%
Washington	2	50,000,000	5.4%	4.11x	12.6%	36.5%	36.5%
Virginia	2	26,080,127	2.8%	2.14x	12.4%	63.0%	51.6%
Ohio	4	24,023,224	2.6%	2.61x	10.8%	59.6%	58.9%
Tennessee	3	17,876,398	1.9%	1.83x	10.9%	39.8%	27.8%
Pennsylvania	2	16,889,281	1.8%	1.52x	9.0%	73.4%	59.0%
Michigan	4	16,144,850	1.7%	2.17x	9.0%	58.6%	55.7%
Alabama	6	15,380,000	1.7%	1.45x	8.2%	70.1%	61.9%
Georgia	2	13,211,321	1.4%	2.19x	12.4%	56.5%	44.8%
West Virginia	1	13,125,000	1.4%	1.90x	11.4%	69.8%	57.9%
Kentucky	2	11,535,755	1.2%	2.15x	13.2%	60.9%	52.1%
Louisiana	1	8,588,144	0.9%	1.78x	11.1%	64.1%	50.7%
Utah	1	7,500,000	0.8%	2.69x	9.5%	56.1%	56.1%
North Carolina	1	5,350,000	0.6%	1.37x	8.5%	54.6%	50.0%
Colorado	1	5,310,000	0.6%	2.14x	9.0%	53.3%	53.3%
Maryland	1	5,250,000	0.6%	2.11x	7.9%	58.7%	58.7%
New Jersey	1	5,200,000	0.6%	2.29x	10.7%	54.7%	54.7%
Wisconsin	1	4,100,000	0.4%	3.26x	12.0%	62.6%	62.6%
Iowa	1	3,750,000	0.4%	1.43x	9.1%	60.2%	52.7%
Total / Weighted Average:	83	$926,796,554	100.0%	2.62x	10.7%	56.6%	51.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 4 and 5, the mortgage loans represent a group of loans that are cross-collateralized and cross-defaulted and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgage loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 11, the Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 67.8% and 9.3%, respectively.

(5)	In the case of Loan No. 42, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
$3,128,344	-	$4,999,999	7	$28,768,344	3.1%	3.78451%	119	2.33x	9.8%	59.8%	57.1%
$5,000,000	-	$9,999,999	23	159,812,036	17.2%	4.10811%	114	1.89x	9.6%	62.0%	56.1%
$10,000,000	-	$19,999,999	11	151,982,956	16.4%	3.82391%	112	2.00x	10.0%	66.1%	59.3%
$20,000,000	-	$29,999,999	8	185,654,131	20.0%	3.70240%	118	2.20x	10.9%	57.0%	51.1%
$30,000,000	-	$39,999,999	3	107,233,339	11.6%	3.96158%	119	2.04x	9.5%	67.4%	62.5%
$40,000,000	-	$69,999,999	3	153,345,748	16.5%	3.19450%	106	2.85x	11.3%	51.5%	42.8%
$70,000,000			2	140,000,000	15.1%	2.56750%	88	4.95x	13.1%	36.4%	36.4%
Total / Weighted Average:			57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
2.49450	-	3.24999	6	$283,835,596	30.6%	2.80505%	97	4.00x	12.0%	43.3%	41.8%
3.25000	-	3.74999	16	240,234,886	25.9%	3.59917%	118	2.01x	10.2%	59.7%	50.6%
3.75000	-	3.99999	16	160,790,887	17.3%	3.86474%	113	2.42x	11.3%	62.6%	58.2%
4.00000	-	4.24999	10	185,613,286	20.0%	4.09854%	119	1.75x	9.0%	66.8%	60.0%
4.25000	-	4.49999	2	10,885,755	1.2%	4.40724%	103	1.92x	13.9%	60.7%	48.8%
4.50000	-	4.74999	4	24,134,063	2.6%	4.55788%	106	1.60x	9.2%	55.9%	48.8%
4.75000	-	5.16000	3	21,302,079	2.3%	5.02815%	103	1.74x	11.1%	64.0%	58.0%
Total / Weighted Average:			57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
60	4	$97,250,000	10.5%	2.97349%	58	4.70x	13.2%	39.1%	39.1%
86	1	50,000,000	5.4%	2.95200%	84	4.11x	12.6%	36.5%	36.5%
120	51	771,446,554	83.2%	3.68484%	118	2.26x	10.3%	60.2%	53.7%
121	1	8,100,000	0.9%	3.53500%	120	2.56x	9.3%	54.7%	54.7%
Total / Weighted Average:	57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
57	-	59	4	$97,250,000	10.5%	2.97349%	58	4.70x	13.2%	39.1%	39.1%
84	-	94	2	57,135,755	6.2%	3.12897%	85	3.87x	13.1%	39.6%	37.8%
116	-	120	51	772,410,798	83.3%	3.67695%	118	2.27x	10.3%	60.1%	53.7%
Total / Weighted Average:			57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%
(1)	In the case of Loan Nos. 1, 2, 3, 6 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 4 and 5, the mortgage loans represent a group of loans that are cross-collateralized and cross-defaulted and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgage loans. In the case of Loan No. 1 with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 11, the Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 67.8% and 9.3%, respectively.

(4)	In the case of Loan No. 42, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	32	$581,849,000	62.8%	3.38354%	105	3.19x	10.7%	53.0%	53.0%
180	1	43,345,748	4.7%	3.74000%	118	1.37x	12.6%	52.1%	21.1%
300	2	28,990,031	3.1%	3.49528%	113	1.91x	12.3%	45.0%	32.5%
360	22	272,611,775	29.4%	3.94669%	119	1.68x	10.4%	66.3%	54.1%
Total / Weighted Average:	57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only			32	$581,849,000	62.8%	3.38354%	105	3.19x	10.7%	53.0%	53.0%
178			1	43,345,748	4.7%	3.74000%	118	1.37x	12.6%	52.1%	21.1%
274	-	299	2	28,990,031	3.1%	3.49528%	113	1.91x	12.3%	45.0%	32.5%
356	-	360	22	272,611,775	29.4%	3.94669%	119	1.68x	10.4%	66.3%	54.1%
Total / Weighted Average:			57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	31	$511,849,000	55.2%	3.50512%	112	2.87x	10.2%	56.0%	56.0%
Amortizing Balloon	18	282,092,554	30.4%	3.84019%	118	1.69x	11.2%	61.4%	45.6%
Interest Only - ARD	1	70,000,000	7.6%	2.49450%	58	5.54x	14.1%	31.0%	31.0%
Interest Only, Amortizing Balloon	7	62,855,000	6.8%	4.07393%	119	1.51x	9.1%	68.4%	59.6%
Total / Weighted Average:	57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
1.29x	-	1.59x	12	148,562,692	16.0%	3.97693%	118	1.42x	9.9%	61.8%	46.5%
1.60x	-	1.69x	4	87,013,286	9.4%	4.02947%	119	1.61x	10.0%	68.7%	54.6%
1.70x	-	1.79x	4	50,675,856	5.5%	3.82313%	118	1.74x	8.2%	68.0%	63.2%
1.80x		1.89x	6	100,182,619	10.8%	3.83872%	119	1.82x	8.4%	63.6%	60.5%
1.90x	-	1.99x	2	18,675,000	2.0%	3.85245%	100	1.91x	10.8%	66.2%	57.9%
2.00x	-	2.49x	16	161,628,100	17.4%	3.84229%	116	2.16x	10.5%	58.8%	53.8%
2.50x	-	2.99x	8	145,959,000	15.7%	3.40228%	111	2.80x	10.2%	59.7%	59.7%
3.00x		3.99x	1	4,100,000	0.4%	3.33600%	119	3.26x	12.0%	62.6%	62.6%
4.00x		5.54x	4	210,000,000	22.7%	2.78605%	90	4.76x	13.9%	37.1%	37.1%
Total / Weighted Average:			57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%
(1)	In the case of Loan Nos. 1, 2, 3, 6 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 4 and 5, the mortgage loans represent a group of loans that are cross-collateralized and cross-defaulted and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgage loans. In the case of Loan No. 1 with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 11, the Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 67.8% and 9.3%, respectively.

(4)	In the case of Loan No. 42, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
31.0%	-	49.9%	6	$236,854,275	25.6%	2.85501%	93	4.44x	13.5%	37.6%	36.5%
50.0%	-	59.9%	17	196,176,133	21.2%	3.85592%	116	2.09x	10.5%	54.3%	45.8%
60.0%	-	64.9%	16	240,009,835	25.9%	3.60491%	113	2.24x	10.2%	62.7%	57.8%
65.0%	-	69.9%	10	117,730,107	12.7%	3.94775%	118	1.78x	9.0%	68.3%	62.7%
70.0%	-	74.1%	8	136,026,205	14.7%	4.00965%	119	1.62x	8.9%	72.4%	63.2%
Total / Weighted Average:			57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

LTV Ratios as of the Maturity Date(1)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
21.1%	-	49.9%	13	$356,337,421	38.4%	3.18858%	101	3.51x	13.0%	44.2%	37.0%
50.0%	-	59.9%	25	284,895,133	30.7%	3.89147%	116	2.01x	10.2%	62.1%	54.7%
60.0%	-	64.9%	13	183,114,000	19.8%	3.56580%	112	2.32x	9.1%	64.5%	62.6%
65.0%	-	74.1%	6	102,450,000	11.1%	4.00433%	118	1.77x	7.3%	70.7%	70.7%
Total / Weighted Average:			57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
Defeasance	46	$575,922,200	62.1%	3.86039%	116	2.04x	10.4%	60.7%	52.7%
Defeasance or Yield Maintenance	5	257,135,755	27.7%	2.79376%	94	4.22x	12.2%	43.4%	43.1%
Yield Maintenance	6	93,738,599	10.1%	3.90874%	118	1.76x	8.6%	67.8%	64.4%
Total / Weighted Average:	57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(4)
Refinance	32	$492,045,551	53.1%	3.76086%	113	2.24x	10.4%	59.8%	54.0%
Acquisition	21	283,801,003	30.6%	3.55905%	100	2.88x	11.6%	52.7%	45.3%
Recapitalization	4	150,950,000	16.3%	2.96447%	117	3.38x	10.4%	53.7%	53.4%
Total / Weighted Average:	57	$926,796,554	100.0%	3.56935%	110	2.62x	10.7%	56.6%	51.2%
(1)	In the case of Loan Nos. 1, 2, 3, 6 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan Nos. 4 and 5, the mortgage loans represent a group of loans that are cross-collateralized and cross-defaulted and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgage loans. In the case of Loan No. 1 with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 11, the Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 67.8% and 9.3%, respectively.

(4)	In the case of Loan No. 42, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
4	BSPRT	Chicago Business Center	Chicago, IL	Industrial	$35,233,339	3.8%	MSBAM 2017-C33
5	BSPRT	Chicago Marketplace	Chicago, IL	Industrial	$18,695,241	2.0%	MSBAM 2017-C33
13	BSPRT	The Hallmark	Herndon, VA	Office	$21,936,257	2.4%	CMLT 2008-LS1
15	Barclays	12000 Biscayne Boulevard	Miami, FL	Office	$21,500,000	2.3%	XAN 2020-RSO9
17	SGFC	Sycamore Mineral Springs Resort – Avila Beach	San Luis Obispo, CA	Hospitality	$20,000,000	2.2%	COMM 2013-CR9
25	UBS AG	Hillcroft Shopping Center	Houston, TX	Retail	$11,584,707	1.2%	GSMS 2013-GC14
26.01	UBS AG	Matteson Center	Matteson, IL	Retail	$4,175,263	0.5%	WFCM 2015-SG1
38	Barclays	1210 Stanbridge Street	Norristown, PA	Industrial	$7,539,281	0.8%	RCMT 2020-FL4
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Class A-2 and Class A-3(1)

Class A-2

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term(3)	Remaining Loan Term(3)	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV(3)
1	Coleman Highline Phase IV	San Jose, CA	$70,000,000	7.6%	$70,000,000	70.7%	60	58	5.54x	14.1%	31.0%	31.0%
19	6606 Tussing Road	Reynoldsburg, OH	16,500,000	1.8%	16,500,000	16.7%	60	57	2.80x	11.4%	62.3%	62.3%
43	Gulf Breeze Self Storage	Gulf Breeze, FL	5,550,000	0.6%	5,550,000	5.6%	60	59	1.95x	9.5%	57.8%	57.8%
47	Grand Self Storage & MHC	Sicklerville, NJ	5,200,000	0.6%	5,200,000	5.3%	60	58	2.29x	10.7%	54.7%	54.7%
Total / Weighted Average:			$97,250,000	10.5%	$97,250,000	98.2%	60	58	4.70x	13.2%	39.1%	39.1%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Percentage of the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

(3)	In the case of Loan No. 1 with an anticipated repayment date, Original Loan Term, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date.

Class A-3

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
6	The Summit	Bellevue, WA	$50,000,000	5.4%	$50,000,000	100.0%	86	84	4.11x	12.6%	36.5%	36.5%
Total / Weighted Average:			$50,000,000	5.4%	$50,000,000	100.0%	86	84	4.11x	12.6%	36.5%	36.5%
(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Percentage of the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, and seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, and (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges will be distributed to the Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, losses on the mortgage loans will be allocated first to the Class K-RR, Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class K-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class H-RR Certificates; fourth, to the Class G-RR Certificates, fifth, to the Class F-RR Certificates, sixth, to the Class E-RR Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates; ninth, to the Class B Certificates, tenth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loans, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:

The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:

Five (5) mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as “Coleman Highline Phase IV Whole Loan”, the “1888 Century Park East Whole Loan”, the “1100 & 820 First Street NE Whole Loan”, “The Summit Whole Loan” and “The Hallmark Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the Coleman Highline Phase IV Whole Loan and The Summit Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The 1888 Century Park East Whole Loan and The Hallmark Whole Loan (each, a “Serviced Whole Loan” and collectively, the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the BBCMS 2022-C14 transaction (the “Pooling and Servicing Agreement”).

The 1100 & 820 First Street NE Whole Loan is being serviced pursuant to the BBCMS 2021-C12 pooling and servicing agreement.

The Summit Whole Loan is being serviced pursuant to the SUMIT 2022-BVUE trust and servicing agreement.

The 1100 & 820 First Street NE Whole Loan and The Summit Whole Loan are each a “Non-Serviced Whole Loan” and collectively, the “Non-Serviced Whole Loans”.

The Coleman Highline Phase IV Whole Loan (the “Servicing Shift Whole Loan”) will initially be serviced under the Pooling and Servicing Agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan (such date, a “Servicing Shift Date”). Following the related Servicing Shift Date, the Servicing Shift Whole Loan will be a Non-Serviced Whole Loan. The holder of the controlling companion loan prior to the Servicing Shift Date will be the “Loan-Specific Directing Certificateholder”.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such Serviced Companion Loans), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2022-C14 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided however, that (1) absent such selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loans and any Excluded Loans).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class K-RR Certificates; provided that if at any time the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most senior Class of Control Eligible Certificates that has an aggregate certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the most senior Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Notwithstanding anything to the contrary in the definition of “Appraisal Reduction Event” (as defined in the Preliminary Prospectus), no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

(5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

“COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions: (i) prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency; (ii) the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the servicing standard to address a financial hardship due, directly or indirectly, to the COVID Emergency; (iii) if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement; (iv) any COVID Modification Agreement requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and (v) the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

“COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

“COVID Modified Loan” means a serviced mortgage loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event that the Certificate Balances of all classes of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the class of Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●   recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Third-Party Purchaser, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

With respect to any Non-Serviced Whole Loan, the BBCMS 2022-C14 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.
■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2022-C14

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Structural Overview

respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) non-specially serviced loan with respect to which the special servicer acts at the Enforcing Servicer, (ii) specially serviced loan or (iii) REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices,

■    summaries of any final asset status reports,

■    appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■    an “Investor Q&A Forum,”

■    a voluntary investor registry, and

■    SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s/		Title:	Fee
Fitch/KBRA):	A2(sf)/BBBsf/AA(sf)	Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$70,000,000	Net Rentable Area (SF):	657,934
Cut-off Date Principal Balance(1):	$70,000,000	Location:	San Jose, CA
% of IPB:	7.6%	Year Built / Renovated:	2021 / NAP
Loan Purpose:	Acquisition	Occupancy:	100.0%
Borrower:	SJCCRE1 LLC	Occupancy Date:	12/1/2021
Borrower Sponsor:	AGC Equity Partners Investments Ltd.	4th Most Recent NOI (As of)(4):	NAV
Interest Rate:	2.49450%	3rd Most Recent NOI (As of)(4):	NAV
Note Date:	12/1/2021	2nd Most Recent NOI (As of)(4):	NAV
Anticipated Repayment Date(2):	12/6/2026	Most Recent NOI (As of)(4):	NAV
Interest-only Period(2):	60 months	UW Economic Occupancy:	100.0%
Original Term(2):	60 months	UW Revenues:	$48,187,868
Original Amortization Term(2):	None	UW Expenses:	$13,726,489
Amortization Type:	Interest Only – ARD	UW NOI:	$34,461,379
Call Protection(3):	L(26),DorYM1(29),O(5)	UW NCF:	$34,329,793
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$790,000,000 / $1,201
Additional Debt(1):	Yes	Appraisal Date:	11/8/2021
Additional Debt Balance(1):	$175,000,000 / $268,500,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$372	$780
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$372	$780
Replacement Reserves:	$0	Springing	$263,174	Cut-off Date LTV:	31.0%	65.0%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(2):	31.0%	65.0%
Other Reserves:	$10,790,118	Springing	N/A	UW NCF DSCR:	5.54x	2.64x
				UW NOI Debt Yield:	14.1%	6.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes	$245,000,000		30.5%	Purchase Price(6)	$780,000,000	96.9%
Subordinate Notes	$268,500,000		33.4	Closing Costs	$13,749,008	1.7
Borrower Sponsor Equity	$291,039,125		36.2	Upfront Reserves	$10,790,118	1.3
Total Sources	$804,539,125		100.0%	Total Uses	$804,539,125	100.0%

(1)	The Coleman Highline Phase IV Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million (the “Coleman Highline Phase IV Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-Off Date of $268.5 million (the “Coleman Highline Phase IV Subordinate Companion Notes”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Coleman Highline Phase IV Senior Notes and the Coleman Highline Phase IV Whole Loan (as defined below).
(2)	The Coleman Highline Phase IV Whole Loan has an anticipated repayment date (the “ARD”) of December 6, 2026, and a final maturity date of April 6, 2032, and requires interest-only payments on each due date up to but not including the ARD. Prior to the ARD, interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 2.49450%. From and after the ARD, interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 4.99450%. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.
(3)	The borrower has the option to prepay (with the payment of a yield maintenance premium) or defease the Coleman Highline Phase IV Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2024.
(4)	The Coleman Highline Phase IV Property (as defined below) was built in 2021; as such, historical NOI is unavailable.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Purchase price is shown inclusive of a $13,487,647 free rent credit, the outstanding balance of which was reserved at closing, and a $5,000,000 credit to the purchase price as the result of the developer of the asset also being a limited partner of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

The Loan. The Coleman Highline Phase IV mortgage loan (the “Coleman Highline Phase IV Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 657,934 square foot Class A, LEED® Silver-designed office campus located on the Santa Clara/San Jose border in California (the “Coleman Highline Phase IV Property”). The Coleman Highline Phase IV Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The Coleman Highline Phase IV Mortgage Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $513.5 million (the “Coleman Highline Phase IV Whole Loan”) consisting of nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $268.5 million. The Coleman Highline Phase IV Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million. The remaining notes are currently held by affiliates of Barclays and BMO and are expected to be contributed to one or more future securitization trusts. The Coleman Highline Phase IV Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C14 trust until the Note A-1 is securitized, whereupon the Coleman Highline Phase IV Whole Loan will be serviced pursuant to the trust and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loan—The Coleman Highline Phase IV Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The Coleman Highline Phase IV Whole Loan has a five-year term to the ARD, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Coleman Highline Phase IV Whole Loan requires interest only payments on each due date at an initial interest rate of 2.49450% (the “Initial Interest Rate”) up to but not including the ARD. From and after the ARD, (i) interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 4.99450% (the “Adjusted Interest Rate”). Any principal outstanding from and after the ARD will accrue interest at the Adjusted Interest Rate rather than the Initial Interest Rate. After ARD, all cash flow available from the Coleman Highline Phase IV Property after payment of the periodic payments required under the terms of the related Coleman Highline Phase IV Whole Loan documents and all escrows and property expenses required under the related Coleman Highline Phase IV Whole Loan documents will be used (i) first to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the Coleman Highline Phase IV Whole Loan and (ii) second to the Excess Interest (defined below). From and after ARD, interest is required to be paid on a current basis at the Initial Interest Rate; payment of the difference between the interest paid at the Initial Interest Rate and interest accruing at the Adjusted Interest Rate (the “Excess Interest”) will be deferred and will be required to be paid, on or before the final maturity date of April 6, 2032.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$26,650,000	$26,650,000	An affiliate of Barclays	No
A-2(1)	$14,350,000	$14,350,000	An affiliate of BMO	No
A-3	$40,000,000	$40,000,000	BBCMS 2022-C14	No
A-4	$30,000,000	$30,000,000	BBCMS 2022-C14	No
A-5(1)	$35,000,000	$35,000,000	An affiliate of Barclays	No
A-6(1)	$27,600,000	$27,600,000	An affiliate of Barclays	No
A-7(1)	$30,000,000	$30,000,000	An affiliate of BMO	No
A-8(1)	$25,000,000	$25,000,000	An affiliate of BMO	No
A-9(1)	$16,400,000	$16,400,000	An affiliate of BMO	No
Total Senior Notes	$245,000,000	$245,000,000
B-1(1)	$174,525,000	$174,525,000	An affiliate of Barclays	Yes
B-2(1)	$93,975,000	$93,975,000	An affiliate of BMO	No
Whole Loan	$513,500,000	$513,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Coleman Highline Phase IV Property is a 2021-vintage, 657,934 square foot office property which is part of a multiphase, mixed-use development located on the Santa Clara/San Jose border in California (“Coleman Highline Development”). The 657,934 square feet of space consists of an eight-story, 603,363 square foot, Class A office building featuring LEED Silver design, Gensler architecture, 78,000 square foot floor plates and 14’-20’ floor-to-floor heights as well as a two-story, 52,214 square foot amenity building, which includes a dining hall, gym and health center, a 2,357 square foot welcome pavilion and a five-story, approximately 2,166 space parking garage (approximately 3.3 spaces per 1,000 square feet).

The Coleman Highline Phase IV Property was built to suit for Yahoo (formerly Verizon Media) to serve as its West Coast headquarters and Silicon Valley innovation hub and includes a data center on the ground floor and a broadcast lab and voiceover room aimed at content creation on the third floor. The amenity building includes a fitness center, locker rooms, a dining hall and health center that operates in partnership with Stanford Health. As of December 1, 2021, the Coleman Highline Phase IV Property was 100.0% leased to Oath Holdings Inc., an affiliate of Yahoo and guaranteed by Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), pursuant to a 657,934 square foot modified triple-net lease through April 30, 2037, with two, seven-year extension options and no early termination rights (other than material casualty or condemnation). Verizon Communications Inc. invested approximately $125 per square foot over

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

and above their $100 per square foot tenant improvement allowance on areas including $20 million of additional base building work, data center space, a broadcast studio on the third floor, and interconnection between the office building and amenity building. Additionally, Yahoo is approximately 55% through the process of installing a new solar array on top of the parking garage at their own expense, for an estimated total cost of approximately $10.0 million in addition to the $225 per square foot investment mentioned above.

COVID-19 Update. As of January 18, 2022, the Coleman Highline Phase IV Whole Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenant.

Oath Holdings Inc. (657,934 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Oath Holdings Inc. is an affiliate of Yahoo that was assigned the lease following Apollo’s acquisition of Verizon Media (now Yahoo) in September 2021. Verizon Communications Inc. retained a 10% stake in Verizon Media (now Yahoo) and remained as the guarantor on the lease. Yahoo is a global media and tech company with brands that include Yahoo sites such as Yahoo Sports, Yahoo Fantasy, Yahoo Finance and Yahoo Sportsbook among others, in addition to other brands such as AOL, TechCrunch, Autoblog and Engadget. In addition to its brands, Yahoo is also a leading ad tech and media platform business, with approximately 240.0 million unique user profiles across 200 global partners and a network capacity of approximately 135 terabytes per second. Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), the lease guarantor, is one of the largest providers of technology and communication services, serving 99% of Fortune 500 Companies and 95 million retail connections in over 150 countries. Ranked 20th in the Fortune 500, Verizon Communications Inc. generated $128.3 billion in revenues in 2020 and reported $32.1 billion in net cash from operating activities and $4.21 in earnings per share through September 30, 2021.

Yahoo (formerly Verizon Media) executed its lease at the Coleman Highline Phase IV Property in July 2019, the lease commenced at the end of October 2021 and expires at the end of April 2037. The lease is modified triple-net with the tenant responsible for reimbursing all operating expenses including management fees (subject to a cap of 2.0% of base rent and other conditions summarized below), includes two, seven-year extension options to renew the entire premises at market rent with 12-15 months’ notice and no termination options (other than with respect to material casualty or condemnation). The tenant is responsible for 100% of operating expenses subject to a management fee cap of 2% of base rent and a 4% cap on increases in controllable operating expenses, which controllable operating expenses are capped following the second full calendar year after the lease commencement date on a non-cumulative but compounding basis. Controllable operating expenses include all operating expenses except (i) utility charges, (ii) cost of union labor, (iii) market wide labor rate increases due to extraordinary circumstances, (iv) costs arising due to force majeure, including costs arising due to extraordinary weather, (v) landlord’s insurance costs, (vi) costs related to compliance with government mandated transportation management programs, (vii) certain amortized capital expenses and (viii) tax expenses. Beginning in September 2021, Yahoo began marketing floors five through eight (approximately 245,000 square feet or 37% of NRA) for sublease. The sublease would not impact the Verizon Communications Inc.’s guarantee, the landlord has sublease consent rights (not to be unreasonably withheld, conditioned or delayed) for any sublease larger than 150,000 SF, and 50% of any subtenant rent or consideration in excess of tenant’s contractual rent must be shared with landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

The following table presents the annual base rent under the lease and the corresponding Verizon Communications Inc. guarantee:

Yahoo Rent Schedule and Verizon Communications Inc. Guarantee Through ARD
Months(1)	Annualized Base Rent	PSF	Remaining Lease Obligation	Verizon Communications Inc. Guarantee(2)
May 2022 - April 2023	$32,370,353	$49.20	$602,053,403	$690,200,000
May 2023 - April 2024	$33,341,463	$50.68	$569,683,050	$668,100,000
May 2024 - April 2025	$34,341,707	$52.20	$536,341,587	$629,500,000
May 2025 - April 2026	$35,371,959	$53.76	$501,999,880	$589,700,000
May 2026 - April 2027	$36,433,117	$55.38	$466,627,921	$548,600,000
May 2027 - April 2028	$37,526,111	$57.04	$430,194,804	$506,200,000
May 2028 - April 2029	$38,651,894	$58.75	$392,668,693	$462,400,000
May 2029 - April 2030	$39,811,451	$60.51	$354,016,799	$417,200,000
May 2030 - April 2031	$41,005,794	$62.33	$314,205,348	$370,600,000
May 2031 - April 2032	$42,235,968	$64.19	$273,199,554	$322,500,000
May 2032 - April 2033	$43,503,047	$66.12	$230,963,586	$272,900,000
May 2033 - April 2034	$44,808,139	$68.10	$187,460,539	$221,700,000
May 2034 - April 2035	$46,152,383	$70.15	$142,652,400	$168,900,000
May 2035 - April 2036	$47,536,954	$72.25	$96,500,017	$114,300,000
May 2036 - April 2037	$48,963,063	$74.42	$48,963,063	$58,100,000
(1)	Does not include for the base rent abatement period, which covers the first six months, commencing on the first full month following the lease commencement date.
(2)	Verizon Communications Inc. Guarantee amount is rounded to the nearest hundred thousand.

Environmental. According to Phase I environmental assessments dated October 7, 2021, there was a recognized environmental condition identified at the Coleman Highline Phase IV Property, which was previously used as a test site for military tracked vehicles. Per the Phase I environmental report, the previous user, FMC Corporation, is operating a groundwater extraction and treatment system and is responsible for the completion of the groundwater remediation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	The Coleman Highline Phase IV Property was built in 2021; as such Historical Occupancies are unavailable.
(2)	Current occupancy is as of December 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Oath Holdings Inc.	Baa1/BBB+/A-	657,934	100.0%	$49.20	$32,370,353	100.0%	4/30/2037(4)
Occupied Collateral Total / Wtd. Avg.		657,934	100.0%	$49.20	$32,370,353	100.0%
Vacant Space		0	0.0%

Collateral Total		657,934	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2021.
(2)	Ratings are of Verizon Communications Inc., which guarantees the lease through the initial term plus extension options.
(3)	Yahoo (formerly Verizon Media) received a six-month rent abatement and will commence paying rent in May 2022. Yahoo (formerly Verizon Media) is required to reimburse for common area maintenance (“CAM”) charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at closing.
(4)	Yahoo (formerly Verizon Media) has two, seven-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	657,934	100.0	32,370,353	100.0	657,934	100.0%	$32,370,353	100.0%
Total	1	657,934	100.0%	$32,370,353	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2021.
(2)	Yahoo (formerly Verizon Media) received a six-month rent abatement and will commence paying rent in May 2022. Yahoo (formerly Verizon Media) is required to reimburse for CAM charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at closing.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$32,370,353	$49.20	67.2%
Straight-Line Rent(3)	1,772,323	2.69	3.7
Vacant Income	0	0.00	0.0
Gross Potential Rent	$34,142,676	$51.89	70.9%
Total Reimbursements(4)	14,045,192	21.35	29.1
Total Other Income	0	0.00	0.0
Net Rental Income	$48,187,868	$73.24	100.0%
(Vacancy/Credit Loss)(5)	0	0.00	0.0
Effective Gross Income	$48,187,868	$73.24	100.0%
Total Expenses	$13,726,489	$20.86	28.5%
Net Operating Income	$34,461,379	$52.38	71.5%
Total TI/LC, Capex/RR	131,587	0.20	0.3
Net Cash Flow	$34,329,793	$52.18	71.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent reflects the current contract rent.
(3)	Straight-line rents were applied through ARD.
(4)	Total Reimbursements include an increase in taxes due to Prop 13 re-assessment as the tenant does not have any Prop 13 protections in its lease. Also included is the tenant’s contractual obligation to pay 2.0% of base rent to the landlord for management costs. Yahoo’s (formerly Verizon Media) lease is triple-net, and Yahoo (formerly Verizon Media) is required to reimburse for CAM charges during rent abatement.
(5)	No Vacancy/Credit Loss was underwritten due to Verizon Communication Inc.’s investment grade ratings. Yahoo (formerly Verizon Media) is leasing 100% of the space and has no contraction or termination options.

The Market. The Coleman Highline Phase IV Property is part of the Coleman Highline Development, a transit oriented, mixed-use development located near several major highways, public transportation options and Mineta San Jose International Airport offering access to the Coleman Highline Phase IV Property via planes, trains and automobiles. Direct access to US Highway 101 and California State Route 82 and close proximity to Interstate 280 provide tenants access to San Francisco as well as affluent suburbs such as Cupertino,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

Palo Alto and Mountain View. Public transportation access is provided via pedestrian walkway to Santa Clara Station which serves Amtrak and Caltrain lines and is also the planned terminal station for the Silicon Valley BART extension, which would make it one of three Bay Area stations where BART and Caltrain meet. When completed, the Coleman Highline Development is expected to contain seven office buildings, four amenity buildings, a hotel and retail space.

The Coleman Highline Development and Coleman Highline Phase IV Property are located in the San Jose-Sunnyvale-Santa Cara, California Metropolitan Statistical Area (the “San Jose MSA”), which is the 36th largest MSA in the country by population with an estimated population of 1,992,544 in 2021. Total employment in the San Jose MSA grew by 20.3% since 2011 (a total of 182,267 jobs) significantly outpacing the state of California, which grew by only 11.8% over that same period. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. Within the San Jose MSA, the Coleman Highline Phase IV Property is located within the North San Jose office submarket, as defined by a third-party marketing report. The North San Jose Submarket has added an average of 327,185 square feet per year over the last 11 years, but deliveries have been sporadic, with five of the last 11 years having no new deliveries. Vacancy in the submarket is above the market average at 15.1%, but that number is below the annual average of 17.9% over the last 11 years.

According to the appraisal, as of 2021, the population within a 1-mile, 3-mile and 5-mile radius totaled 10,373, 171,409 and 627,229 people, respectively, and median household income for the same radii was $91,615, $109,707 and $114,059, respectively.

The following table presents certain information relating to a third-party marketing report’s statistics for the San Jose MSA office market and North San Jose office submarket as of the third quarter of 2021:

Availability			Inventory			Sales
	Submarket	Market		Submarket	Market		Submarket	Market
Market Rent/SF	$51.16	$61.59	Buildings	226	4,648	YTD Properties Sold	15	161
Vacancy Rate	15.10%	12.70%	Inventory (mm SF)	16.9	136.4	Average Sale Price (mm)	$79.5	$31.80
Vacant (mm SF)	2.6	17.3	Average Building (SF)	74,963	29,346	Average Price/SF	$639	$731
Availability Rate	19.9%	15.90%	Under Construction (SF)	622,142	7,788,118	Average Cap Rate	5.4%	4.80%
Available (mm SF)	3.4	21.7	12 Mo. Delivered (SF)	655,000	3,200,000

The following table presents certain information relating to comparable office leases for the Coleman Highline Phase IV Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Lease Type
Coleman Highline Phase IV San Jose, CA	657,934(2)	2021 / NAP	Oath Holdings Inc.	$49.20(2)	Oct-2021(2)	186(2)	Triple Net
Nokia Sunnyvale, CA	231,000	2021 / NAV	Nokia	$52.80	Oct-2021	128	Triple Net
100 Winchester Cir Los Gatos, CA	81,330	2005 / NAV	Netflix	$48.00	Jan-2021	120	Triple Net
Coleman Highline Phase I San Jose, CA	162,557	2017 / NAV	Roku	$44.52	Apr-2020	117	Triple Net
Great American Corporate Center Santa Clara, CA	301,437	1984 / NAV	AirBnB	$45.00	Jan-2020	133	Triple Net
The Offices at Santana Row San Jose, CA	301,000	2019 / NAV	Splunk	$45.60	Mar-2019	130	Triple Net

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

The following table presents certain information relating to comparable office sales for the Coleman Highline Phase IV Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Coleman Highline Phase IV San Jose, CA	657,934(2)	2021 / NAP	100.0%(2)
HQ@First San Jose, CA	603,666	2010 / 2018	100.0%	Jul-2021	$535,000,000	$886	$1,072
Nokia Sunnyvale, CA	231,000	2021 / NAP	100.0%	Jul-2021	$254,000,000	$1,100	$1,220
750 Moffett Blvd Mountain View, CA	222,000	2021 / NAV	100.0%	Jul-2021	$282,600,000	$1,273	$1,344
2225 Lawson Lane Santa Clara, CA	328,867	2012 / NAV	100.0%	Feb-2020	$276,300,000	$840	$1,017
Koll Center – Sierra Point Brisbane, CA	90,000	1986 / 2017	100.0%	Jun-2019	$77,000,000	$856	$1,009
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 1, 2021.

The Borrower. The borrower is SJCCRE1 LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coleman Highline Phase IV Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Coleman Highline Phase IV Whole Loan.

The Borrower Sponsor. The borrower sponsor is AGC Equity Partners Investments Ltd., which is an affiliate of AGC Equity Partners (“AGC”). AGC is a London-based global alternative asset manager established in 2009 to invest in a wide range of real assets, private equity opportunities and liquid strategies through its balance sheet and investment funds, which currently has approximately $7.0 billion of assets under management. Notable AGC transactions include mission critical and headquarter commercial assets leased to tenants, including L’Oréal, PwC, Hilton, Lufthansa, Michelin, KPMG, Schroders, HPE, GEFCO, Vodafone and BP. AGC has also completed transactions in the logistics and student housing sectors with approximately 3 million square feet of logistics assets and approximately 3,000 student beds under management.

Property Management. The Coleman Highline Phase IV Property is managed by RiverRock Real Estate Group, Inc., a California corporation.

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $10,790,118 for free rent and rent abatements under the Yahoo lease.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the Coleman Highline Phase IV Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $10,966 into a reserve for approved capital expenditures, subject to a cap of $263,174.

Rollover Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $82,242 into a reserve for tenant improvement and leasing commission obligations.

Operating Expense Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents require the borrower to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

Lockbox / Cash Management. The Coleman Highline Phase IV Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the Coleman Highline Phase IV Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the Coleman Highline Phase IV Property to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Coleman Highline Phase IV Whole Loan documents. Upon the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Coleman Highline Phase IV Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Coleman Highline Phase IV Whole Loan.

A “Trigger Period” means the occurrence of (i) an event of default under the Coleman Highline Phase IV Whole Loan, (ii) the debt yield of the Coleman Highline Phase IV Whole Loan falling below 4.5% for one calendar quarter, (iii) a Specified Tenant Trigger Event (as defined below), or (iv) the ARD. A Trigger Period will be cured upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, either (x) the date that the debt yield is equal to or greater than 4.5% for one calendar quarter or (y) the borrower prepays the Coleman Highline Phase IV Whole Loan or deposits funds or a letter of credit in an amount that, after giving effect to such prepayment, deposit or letter of credit, the debt yield would be equal to or greater than 4.5%, or (b) with respect to clause (iii) above, the cure of such Specified Tenant Trigger Event.

A “Specified Tenant Trigger Event” means the occurrence of (i) a material monetary default under the Specified Tenant Lease (as defined below) beyond all applicable notice and cure periods (a “Specified Tenant Default Trigger”), (ii) any bankruptcy or similar insolvency of Specified Tenant (as defined below) or Specified Tenant Lease Guarantor (as defined below) (a “Specified Tenant Bankruptcy Trigger”), (iii) the date on which a Specified Tenant cancels or terminates its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space prior to the then current expiration date under such Specified Tenant Lease, or delivers notice that it is canceling or terminating its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space (other than temporarily as a result of Force Majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than 9 months) but Specified Tenant has not ceased business operations, provided that in each case Specified Tenant is paying full unabated rent under its lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its lease) (a “Specified Tenant Termination Trigger”), or (iv) the date on which Specified Tenant under the Specified Tenant Lease goes dark or ceases business operations at 50% or more of the Specified Tenant space (other than temporarily as a result of casualty, permitted alterations under the Specified Tenant Lease or Force Majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than 9 months), provided that in each case Specified Tenant is paying full unabated rent under its Specified Tenant Lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its Specified Tenant Lease and Specified Tenant resumes operations in the Specified Tenant space within a reasonable amount of time relative to other similarly situated tenants in the geographic area where the Coleman Highline Phase IV Property is located after such government restrictions are lifted) (a “Specified Tenant Go Dark Trigger”); provided, however, that if either (a) the Specified Tenant Lease is guaranteed by Verizon Communications Inc. or a successor guarantor as permitted under the terms of the Specified Tenant Lease in effect as of the origination date, (b) the Specified Tenant or the guarantor of such replacement tenant’s lease has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch, or (c) the Specified Tenant has subleased the dark space to a tenant which has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch (or the guarantor of such tenant’s sublease has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch), who has accepted delivery thereof and is paying unabated rent (or any free rent is reserved in full with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, such Specified Tenant will not be deemed to have “gone dark” and no Specified Tenant Trigger Event will be deemed to have occurred. A Specified Tenant Trigger Event will cure upon (i) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Default Trigger, the first to occur of (a) the cure (if applicable) of such default or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that each such replacement lease is a Qualified Lease (as defined below), (ii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Bankruptcy Trigger, the first to occur of (a) Specified Tenant and/or Specified Tenant Lease Guarantor, as applicable, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and Specified Tenant has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that each such replacement lease is a Qualified Lease, (iii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Termination Trigger, the first to occur of (a) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that (x) each such replacement lease is a Qualified Lease, and (y) the debt yield is equal to or greater than 5.50% (or the borrower prepays the Coleman Highline Phase IV Whole Loan in accordance with the provisions of the Coleman Highline Phase IV Whole Loan documents in an amount that, after giving effect to such prepayment, the debt yield would be equal to or greater than 5.50%), (iv) if the Specified Tenant Trigger Event is caused solely by the occurrence of a Specified Tenant Go Dark Trigger, the first to occur of (I) the applicable Specified Tenant re-commences its operations and the conduct of business in the ordinary course

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 1 – Coleman Highline Phase IV

at its Specified Tenant space or a portion thereof, as the case may be, such that it is no longer dark, and has not vacated, ceased to conduct business in the ordinary course at the Coleman Highline Phase IV Property (or the applicable portion thereof), (II) the borrower leasing the entire Specified Tenant space (or the applicable portion thereof) in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided, however, each such replacement lease is a Qualified Lease; or (III) the entirety of the dark space has been sublet to an entity or a wholly-owned subsidiary of an entity that has a credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch (or the guarantor of such tenant’s or subtenant’s obligations has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch), which entity has accepted delivery thereof and is paying unabated rent (unless any free rent is reserved with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, and (v) if the Specified Tenant Trigger Event is caused by the occurrence of any of clause (i) through (iv) in the definition of “Specified Tenant Trigger Event”, the borrower delivers to the lender either (a) cash collateral or a letter of credit, (b) a guaranty in form and substance reasonably satisfactory to the lender from up to two entities that (X) each has a credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch, and (Y) collectively have and are obligated to maintain a minimum net worth and liquidity reasonably determined by the lender, or (c) subject to written confirmation from the rating agencies that the following will not result in the downgrade, withdrawal or qualification of the then current ratings or the proposed ratings assigned to any securities issued in connection with a securitization, a guaranty in form and substance reasonably satisfactory to the lender from a guarantor reasonably acceptable to the lender; in the case of each of (a), (b) or (c), in an amount equal to the Specified Tenant Rollover Reserve Cap.

A “Specified Tenant” means, as applicable, (i) Oath Holdings Inc., a Delaware corporation and (ii) any other lessee(s) of any space at the Coleman Highline Phase IV Property under a lease (a) that provides rental income representing 20% or more of the total rental income at the Coleman Highline Phase IV Property, (b) covers 20% or more of the total rentable square footage at the Coleman Highline Phase IV Property, (c) provides a lease term of more than 10 years, or (d) is with an affiliate of the borrower.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), the lease at the Coleman Highline Phase IV Property with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Specified Tenant Lease Guarantor” means, as applicable, (i) Verizon Communications Inc., a Delaware corporation and (ii) any other guarantor(s) of the applicable Specified Tenant Lease(s).

A “Specified Tenant Rollover Reserve Cap” means an amount equal to (x) in the case of a Specified Tenant Default Trigger, a Specified Tenant Bankruptcy Trigger or a Specified Tenant Termination Trigger, $50.00 per square foot of any portion of the Specified Tenant space that has not been re-tenanted and (y) in the case of a Specified Tenant Go Dark Trigger, $50.00 per square foot of the dark or discontinued portion of the Specified Tenant space that has not been re-tenanted.

A “Qualified Lease” means a lease (a) that (i) is with a replacement tenant that has (or whose obligations under the lease are guaranteed by an entity that has) the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch or is otherwise reasonably acceptable to the lender, (ii) has a term that extends at least five years beyond the ARD and with an initial term of at least five years, and (iii) contains lease terms that are substantially similar to the Specified Tenant Lease in effect at the origination date or (b) that is reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. The Coleman Highline Phase IV Property also secures the Coleman Highline Phase IV Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $268,500,000. The Coleman Highline Phase IV Subordinate Companion Notes accrue interest at the Initial Interest Rate prior to the ARD and the Adjusted Interest Rate after the ARD. The Coleman Highline Phase IV Senior Notes are senior in right of payment to the Coleman Highline Phase IV Subordinate Companion Notes.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s/		Title:	Fee
Fitch/KBRA):	A2(sf)/BBB-sf/BBB+(sf)	Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$70,000,000	Net Rentable Area (SF):	502,510
Cut-off Date Principal Balance(1):	$70,000,000	Location:	Los Angeles, CA
% of IPB:	7.6%	Year Built / Renovated:	1970 / 2016
Loan Purpose:	Recapitalization	Occupancy:	91.6%
Borrower:	FSP-1888 Century Park East, LLC	Occupancy Date:	11/16/2021
Borrower Sponsor:	Fifth Street Properties, LLC	4th Most Recent NOI (As of)(3):	$20,681,704 (12/31/2018)
Interest Rate:	2.64050%	3rd Most Recent NOI (As of) (3)(4):	$19,539,954 (12/31/2019)
Note Date:	11/24/2021	2nd Most Recent NOI (As of) (4):	$18,492,242 (12/31/2020)
Maturity Date:	12/6/2031	Most Recent NOI (As of)(5):	$19,509,465 (TTM 10/31/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	91.1%
Original Term:	120 months	UW Revenues:	$35,705,426
Original Amortization Term:	None	UW Expenses:	$11,539,757
Amortization Type:	Interest Only	UW NOI(5):	$24,165,669
Call Protection(2):	L(6),YM1(20),DorYM1(88),O(6)	UW NCF:	$23,311,402
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$478,000,000 / $951
Additional Debt(1):	Yes	Appraisal Date:	10/26/2021
Additional Debt Balance(1):	$130,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$398
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$398
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.8%
Replacement Reserves:	$0	Springing	$201,004	Maturity Date LTV:	41.8%
TI/LC Reserve:	$7,850,385	Springing	$1,507,530	UW NCF DSCR:	4.35x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000		100.0%	Return of Equity	$188,524,682	94.3%
				Upfront Reserves	7,850,385	3.9
				Closing Costs(7)	3,624,933	1.8
Total Sources	$200,000,000		100.0%	Total Uses	$200,000,000	100.0%

(1)	The 1888 Century Park East Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “1888 Century Park East Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1888 Century Park East Whole Loan.

(2)	The borrower has the option to prepay (with the payment of a yield maintenance premium) the 1888 Century Park East Whole Loan after the sixth monthly payment date. Additionally, the borrower has the option to defease the 1888 Century Park East Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 24, 2024.

(3)	The decrease in NOI from 2018 to 2019 was driven by a decrease in occupancy due to a tenant vacating 31,053 square feet at the 1888 Century Park East Property (as defined below).

(4)	The decrease in NOI from 2019 to 2020 was primarily due to a decrease in parking income.

(5)	The increase in UW NOI from Most Recent NOI is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Closing Costs include an approximately $1.97 million real estate tax payment.

The Loan. The 1888 Century Park East mortgage loan (the “1888 Century Park East Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interests in a 502,510 square foot, Class A office property located in downtown Los Angeles, California (the “1888 Century Park East Property”). The 1888 Century Park East Whole Loan consists of four pari passu notes and accrues at an interest rate of 2.64050% per annum. The 1888 Century Park East Whole Loan has a 10-year term, is interest-only for the full term of the loan and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

accrues interest on an Actual/360 basis. The controlling Note A-1, with an original principal balance of $70,000,000, will be included in the BBCMS 2022-C14 securitization trust. The remaining notes are currently held by an affiliate of Barclays and are expected to be contributed to one or more future securitization trust(s). The 1888 Century Park East Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C14 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BBCMS 2022-C14	Yes
A-2(1)	$65,000,000	$65,000,000	An affiliate of Barclays	No
A-3(1)	$35,000,000	$35,000,000	An affiliate of Barclays	No
A-4(1)	$30,000,000	$30,000,000	An affiliate of Barclays	No
Whole Loan	$200,000,000	$200,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 1888 Century Park East Property is a Class A, LEED Platinum certified, 20-story office building totaling 502,510 square feet situated on 2.1 acres in downtown Los Angeles, California. The 1888 Century Park East Property was built in 1970 and most recently renovated in 2016. Additionally, since the borrower sponsor acquired the 1888 Century Park East Property in 2013, the borrower sponsor has invested over $11.0 million in capital expenditures. The 1888 Century Park East Property features a recently modernized lobby, 24/7 security and key card access, and column-free floor plates, offering tenants 360 panoramic views of the Pacific Ocean, Santa Monica Mountains and Downtown Los Angeles Skyline. Tenants at the 1888 Century Park East Property also have access to the nine-story parking garage, which has 1,081 parking spaces (approximately 2.2 spaces per 1,000 square feet) and is part of the collateral. Twelve tenants have been at the 1888 Century Park East Property for over 10 years, and the weighted average tenure for tenants occupying all, or a portion of their current space, is 14.6 years. As of November 16, 2021, the 1888 Century Park East Property was 91.6% leased with 26.4% of the net rentable area leased to investment grade rated tenants.

COVID-19 Update. As of January 19, 2022, the 1888 Century Park East Whole Loan is not subject to any modification or forbearance request and is current on debt service. As of October 28, 2021, the borrower sponsor reported that no tenants at the 1888 Century Park East Property are dark, underutilizing their space, receiving or seeking rent relief due to COVID.

Major Tenants.

First Republic Bank (107,894 square feet; 21.5% of NRA; 23.4% of underwritten base rent; Moody’s/S&P/Fitch: Baa1/A-/A-). Founded in 1985, First Republic Bank is an American bank and wealth management company offering personal banking, business banking, trust, and wealth management services, catering to low-risk, high net worth clientele, and focusing on providing personalized customer experience. As of year-end 2020, First Republic Bank was the nation’s 17th largest commercial bank by deposits and the 11th largest by market capitalization. First Republic Bank has been a tenant at the 1888 Century Park East Property since June 1999 and has expanded its space 10 times. First Republic Bank most recently renewed its lease in 2016 and subsequently executed an approximately 32,000 square foot expansion in 2018. First Republic Bank’s current lease expires in 2030.

Sullivan & Cromwell LLP (51,822 square feet; 10.3% of NRA; 9.5% of underwritten base rent). Sullivan & Cromwell LLP is an international law firm recognized as the 18th largest law firm by gross revenue in 2020 per the AM Law 100. Founded in 1879, Sullivan & Cromwell LLP comprises approximately 875 lawyers across the firm’s 13 total offices, located in leading financial centers in Asia, Australia, Europe and the United States. Sullivan & Cromwell LLP offers over 50 practices and capabilities, and according to a third-party report, led all law firm advisers in global M&A deals announced in 2021 by volume. Sullivan & Cromwell LLP has been at the 1888 Century Park East Property since July 1998 and its primary office lease expires in June 2023.

Horizon Media, Inc. (49,138 square feet; 9.8% of NRA; 10.7% of underwritten base rent). Horizon Media, Inc. marketing and advertising company focuses on driving business-based outcomes for marketers. Founded in 1989, Horizon Media, Inc. has over 2,300 employees and is the third largest U.S. media agency according to third-party research data. Horizon Media, Inc. has worked with several household names, including Corona and Geico. Horizon Media, Inc. has been at the 1888 Century Park East Property since July 2011 and most recently extended its lease in March 2016. The lease extension began in July 2016 and expires in June 2027.

Environmental. According to a Phase I environmental assessment dated November 10, 2021, there was no evidence of any recognized environmental conditions at the 1888 Century Park East Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
95.5%	92.9%	90.5%	91.6%
(1)	Historical occupancies are as of December 1 of each respective year.

(2)	Current occupancy is as of November 16, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
First Republic Bank	Baa1/A-/A-	107,894	21.5%	$63.84	$6,887,987	23.4%	11/30/2030
Sullivan & Cromwell LLP	NR/NR/NR	51,822	10.3%	53.70	2,782,956	9.5	Various(4)
Horizon Media, Inc.	NR/NR/NR	49,138	9.8%	63.89	3,139,194	10.7	6/30/2027
Perkins Coie, LLP	NR/NR/NR	39,835	7.9%	73.02	2,908,856	9.9	6/30/2026
Gursey, Schneider & Co., LLP	NR/NR/NR	36,318	7.2%	61.90	2,248,206	7.7	12/31/2022
Top Five Tenants		285,007	56.7%	$63.04	$17,967,198	61.1%

Other Tenants		175,188	34.9%	$65.16	$11,415,776	38.9%

Occupied Collateral Total / Wtd. Avg.		460,195	91.6%	$63.85	$29,382,974	100.0%
Vacant Space		42,315	8.4%

Collateral Total		502,510	100.0%

(1)	Based on the underwritten rent roll dated November 16, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

(4)	Sullivan & Cromwell LLP leases 1,430 square feet on a month-to-month basis and 50,392 square feet expiring on June 30, 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	42,315	8.4%	NAP	NAP	42,315	8.4%	NAP	NAP
2022 & MTM	12	43,681	8.7	$2,534,176	8.6%	85,996	17.1%	$2,534,176	8.6%
2023	7	63,944	12.7	3,682,462	12.5	149,940	29.8%	$6,216,638	21.2%
2024	7	41,594	8.3	2,703,726	9.2	191,534	38.1%	$8,920,364	30.4%
2025	3	24,610	4.9	1,644,277	5.6	216,144	43.0%	$10,564,641	36.0%
2026	5	45,878	9.1	3,302,973	11.2	262,022	52.1%	$13,867,614	47.2%
2027	3	49,138	9.8	3,139,194	10.7	311,160	61.9%	$17,006,808	57.9%
2028	1	24,610	4.9	1,676,679	5.7	335,770	66.8%	$18,683,487	63.6%
2029	0	0	0.0	0	0.0	335,770	66.8%	$18,683,487	63.6%
2030	14	137,904	27.4	8,761,109	29.8	473,674	94.3%	$27,444,596	93.4%
2031	0	0	0.0	0	0.0	473,674	94.3%	$27,444,596	93.4%
2032	2	3,402	0.7	183,432	0.6	477,076	94.9%	$27,628,028	94.0%
2033 & Beyond	1	25,434	5.1	1,754,946	6.0	502,510	100.0%	$29,382,974	100.0%
Total	55	502,510	100.0%	$29,382,974	100.0%
(1)	Based on the underwritten rent roll dated November 16, 2021.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$28,447,410	$56.61	73.3%
Rent Steps(5)	0	0	0	0	797,606	1.59	2.1
Straight-Line Rent(6)	0	0	0	0	861,503	1.71	2.2
Vacant Income	0	0	0	0	3,088,078	6.15	8.0
Gross Potential Rent	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$33,194,597	$66.06	85.6%
Total Reimbursements	1,942,257	2,519,646	1,814,868	1,562,783	1,473,680	2.93	3.8
Total Parking Income(7)	4,775,593	4,304,787	2,522,566	2,240,701	3,867,649	7.70	10.0
Total Other Income	333,433	266,377	247,204	182,254	257,577	0.51	0.7
Net Rental Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$38,793,504	$77.20	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,088,078)	(6.15)	(8.6)
Effective Gross Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$35,705,426	$71.05	92.0%
Total Expenses	10,969,071	11,534,175	11,485,410	11,274,350	11,539,757	22.96	32.3
Net Operating Income	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$24,165,669	$48.09	67.7%
Total TI/LC, Capex/RR	0	0	0	0	854,267	1.70	2.4
Net Cash Flow	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$23,311,402	$46.39	65.3%
(1)	TTM represents the trailing 12 months ending October 31, 2021.

(2)	The increase in Net Operating Income from TTM to Underwritten is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent roll as of November 16, 2021.

(5)	Rent Steps totaling $797,606 are taken through December 31, 2022.

(6)	Straight-Line Rent was underwritten for investment grade rated tenants through their respective lease term: First Republic Bank ($808,228), Turner Broadcasting Systems, Inc. ($43,793) and Mass Mutual ($9,481).

(7)	Underwritten Total Parking Income reflects the average parking revenue for the 2018, 2019 and 2020 periods.

The Market. The 1888 Century Park East Property is located at the east corner of Santa Monica Boulevard and Century Park East in the Century City office submarket within the larger West Los Angeles office market. 1888 Century Property is accessible via Santa Monica Boulevard, Olympic Boulevard, and Pico Boulevard. Additionally, upon completion of the Purple Line Extension Transit Project, it is anticipated that there will be a Metro Rail stop approximately 0.3 miles from the 1888 Century Park East Property. The 1888 Century Park East Property is approximately 10 miles west of downtown Los Angeles, five miles east of Santa Monica and the Pacific Ocean, and seven miles north of the Los Angeles International Airport. According to the appraiser, Century City is considered the “CBD” of the West Los Angeles office market and is home to many of the major law and financial firms, as well as the largest talent agency, Creative Artists Agency.

The Century City office submarket accounts for approximately 16.8% of overall building inventory in the market and ranked highest in inventory in the West Los Angeles office market, while maintaining the lowest vacancy rate of 11.4%. According to the appraiser, the Century City submarket saw overall office rents increase from $68.47 per square foot in 2019 to $75.64 per square foot in the third quarter of 2021, representing a 10.5% increase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

The following table presents certain information relating to comparable office leases for the 1888 Century Park East Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	Various	$63.85(2)	Various(2)	Various(2)	Full Service Gross
1999 Avenue of the Stars Century City	5,112 3,018 2,884 3,172	NAV	NAV	$98.39 $100.56 $97.66 $91.57	Q1 2021 Q1 2021 Q4 2021 Q3 2020	66 30 45 50	Full Service Gross
Fox Plaza Century City	1,724 4,009	NAV	NAV	$68.19 $69.33	Q3 2019 Q2 2019	35 60	Full Service Gross
Century Plaza Towers Century City	4,528 14,489 5,019 3,843 45,187	NAV	NAV	$112.00 $85.65 $75.20 $78.45 $95.91	Q1 2021 Q1 2021 Q1 2021 Q1 2021 Q4 2020	24 120 39 60 184	Full Service Gross
10100 Santa Monica Century City	24,590 6,760 25,795	NAV	NAV	$83.38 $80.99 $95.60	Q3 2020 Q2 2020 Q4 2019	124 73 123	Full Service Gross
Constellation Place Century City	5,044 2,698 5,044 3,947	NAV	NAV	$94.94 $98.55 $94.98 $98.53	Q3 2020 Q3 2020 Q3 2020 Q3 2020	62 60 62 84	Full Service Gross
The Plaza Century City	1,438 16,914	NAV	NAV	$63.89 $66.66	Q1 2020 Q1 2020	62 96	Full Service Gross
Watt Plaza Century City	7,208 2,359 3,843	NAV	NAV	$67.04 $66.33 $78.45	Q2 2020 Q2 2020 Q1 2020	89 37 60	Full Service Gross
1900 Avenue of the Stars Century City	10,111 1,363	NAV	NAV	$55.74 $70.08	Q3 2020 Q1 2020	65 60	Full Service Gross
1901 Avenue of the Stars Century City	26,125	NAV	NAV	$69.41	Q1 2020	120	Full Service Gross
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 1888 Century Park East Property is based on underwritten rent from the underwritten rent roll dated November 16, 2021.

The following table presents certain information relating to comparable office sales for the 1888 Century Park East Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	91.6%(2)
The Post Beverly Hills, CA	103,555	1993 / NAP	100.0%	Oct-2021	$153,200,000	$1,479	$879
9050 Washington Culver City, CA	172,039	1996 / NAP	100.0%	Jan-2021	$165,000,000	$959	$1,047
2041 Colorado Santa Monica, CA	93,252	1946 / NAP	100.0%	Oct-2020	$166,000,000	$1,780	$1,175
5900 Wilshire Los Angeles, CA	454,040	1971 / NAP	87.0%	Feb-2020	$303,800,000	$669	$882
Jefferson Creative Office Los Angeles, CA	152,146	1949 / NAP	100.0%	Feb-2020	$144,000,000	$946	$938
Lantana "South" Santa Monica, CA	201,922	2000 / NAP	100.0%	Oct-2019	$210,865,000	$1,044	$879
Blackwelder Creative Culver City, CA	151,908	1950 / NAP	100.0%	Oct-2019	$185,000,000	$1,218	$1,270
The Brickyard & The Los Angeles, CA	634,891	2016 / NAP	84.0%	Aug-2019	$610,000,000	$961	$925
C3 Culver City, CA	283,207	2017 / NAP	100.0%	May-2019	$260,000,000	$918	$726
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 16, 2021.

The Borrower. The borrower is FSP-1888 Century Park East, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

borrower delivered a non-consolidation opinion in connection with the origination of the 1888 Century Park East Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1888 Century Park East Whole Loan.

The Borrower Sponsor. The borrower sponsor is Fifth Street Properties, LLC, a joint venture between California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Partners LLC (“CWP”). The borrower is 99.0% owned by CalPERS and 1.0% owned by CWP. CWP is CalPERS’ partner for domestic, core office investments and has been designated as one of the few strategic partners for CalPERS’ overall real estate program. CWP has executed over $4 billion of transactions in partnerships with CalPERS since 1998. Founded in 1995, CWP is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. With a total market value of over $495 billion as of November 16, 2021, CalPERS is the nation’s largest public pension fund, serving more than two million members in the retirement system and more than 1.5 million members and their families in the health program.

Property Management. The 1888 Century Park East Property is managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $7,850,385 for outstanding tenant improvements ($6,908,144), leasing commissions ($374,877) and free rent ($567,364). The majority of the reserve is driven by an outstanding tenant improvement balance of approximately $4.4 million due to First Republic Bank and an outstanding tenant improvement balance of approximately $2.0 million due to Strategic Legal Practices.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit monthly into an insurance reserve 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1888 Century Park East Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $8,375 (equal to $0.20 per square foot per annum) into a reserve for approved capital expenditures, subject to a cap of approximately $201,004.

Rollover Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $62,814 (equal to $1.50 per square foot per annum) into a reserve for tenant improvements and leasing commissions, subject to a cap of approximately $1,507,530.

Lockbox / Cash Management. The 1888 Century Park East Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the 1888 Century Park East Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the 1888 Century Park East Properties to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled deposit account daily to be applied and disbursed in accordance with the 1888 Century Park East Whole Loan documents. Upon the occurrence of a Trigger Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1888 Century Park East Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1888 Century Park East Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the 1888 Century Park East Whole Loan or mezzanine loan default, (ii) the debt yield of the 1888 Century Park East Whole Loan falling below 6.5% for two consecutive calendar quarters, or (iii) a First Republic Bank Trigger Event (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.5% for two consecutive calendar quarters or (c) with respect to clause (iii) above, the occurrence of a First Republic Bank Trigger Cure (as defined below).

A “First Republic Bank Trigger Event” means the occurrence of any of the following (i) First Republic Bank cancels or terminates its lease, (ii) First Republic Bank delivers notice of its intent to cancel or terminate its lease, provided that no First Republic Bank Trigger Event will be deemed to have occurred until the date that is 12 months prior to the actual termination and/or expiration date, (iii) the date on which First Republic Bank ceases operations at all or substantially all of the premises demised pursuant to its lease (other than (x) following a casualty or condemnation for a period not to exceed 90 days solely to the extent (I) such casualty or condemnation does not give rise to a right of First Republic Bank to terminate its lease and (II) First Republic Bank continues to pay rent as it comes due pursuant to its lease or (y) such closure is temporary (not to exceed 180 days) and is due to applicable directives from a governmental authority related to epidemics and pandemics and during such period First Republic Bank continues actually paying rent pursuant to its lease), (iv)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 2 – 1888 Century Park East

a monetary or material non-monetary default beyond any applicable notice and cure period by First Republic Bank under the First Republic Bank lease; or (v) the filing or commencement by First Republic Bank of a bankruptcy or insolvency proceeding.

A “First Republic Trigger Cure” means (a) with respect to clause (ii) above, the date on which First Republic Bank rescinds its notice of termination and reaffirms its obligation under its lease, (b) with respect to clause (i) through (v) above, the earliest date on which either (x) has entered a replacement lease with an investment grade tenant for substantially all of the First Republic Bank space with a term at least equal to the greater of (I) five years from the commencement of such lease and (II) two year following the 1888 Century Park East Whole Loan maturity date, (y) all of the following have occurred (I) there remain fewer than 12 months until the 1888 Century Park East Whole Loan maturity date, (II) at least 85% of the First Republic Bank space has been re-tenanted subject to the criteria outlined in the 1888 Century Park East Whole Loan documents, (III) the debt yield is greater than 8.75%, or (z) the borrower deposits an amount equal to the product of (I) $85.00 per square foot and (II) the number of square feet of First Republic Bank space that has not been re-let, (c) with respect to clause (iv) above, the date on which each applicable default has been cured in a manner acceptable to the lender, and no other non-monetary default exists under the First Republic Bank lease for a period of two consecutive months, and (d) with respect to clause (v) above, the date on which First Republic Bank’s bankruptcy or insolvency proceeding is terminated and the First Republic Bank lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender and First Republic Bank is paying full unabated rent.

Subordinate and Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the 1888 Century Park East Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no greater than 41.8%; (iii) the actual combined debt service coverage ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 3.65x; (iv) the actual combined net cash flow debt yield based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 9.76%; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) receipt of a rating agency confirmation; (vii) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; and (viii) the mezzanine loan will be (a) a fixed rate loan or (b) a hedged floating rate loan, with an interest rate cap with a counterparty acceptable to the lender and with a strike price equal to the lesser of (x) 3.50% and (y) the rate per annum that results in an aggregate debt service coverage ratio (assuming an interest rate under the floating rate loan based on the index being equal to the applicable strike price) of not less than 1.10x, in each case with interest due and payable monthly (i.e., interest does not accrue) and such interest rate will not be subject to adjustment except after an event of default.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.5%	Net Rentable Area (SF):	655,071
Loan Purpose:	Recapitalization	Location:	Washington, DC
Borrowers:	UNIZO Real Estate DC Three,	Year Built / Renovated:	Various / Various
	LLC and UNIZO Real Estate DC	Occupancy:	89.1%
	Four, LLC	Occupancy Date:	9/1/2021
Borrower Sponsor:	UNIZO Holdings U.S., LLC	4th Most Recent NOI (As of):	$19,946,556 (12/31/2018)
Interest Rate:	3.00250%	3rd Most Recent NOI (As of):	$18,528,376 (12/31/2019)
Note Date:	9/30/2021	2nd Most Recent NOI (As of):	$20,237,576 (12/31/2020)
Maturity Date:	10/1/2031	Most Recent NOI (As of):	$20,355,882 (TTM 7/31/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	90.8%
Original Term:	120 months	UW Revenues:	$33,446,742
Original Amortization Term:	None	UW Expenses:	$13,570,406
Amortization Type:	Interest Only	UW NOI:	$19,876,336
Call Protection(2):	L(35),DorYM1(81),O(4)	UW NCF:	$18,435,180
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$332,000,000 / $507
Additional Debt(1):	Yes	Appraisal Date:	8/12/2021
Additional Debt Balance(1):	$151,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$322
Taxes:	$478,017	$478,017	N/A	Maturity Date Loan / SF:	$322
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$0	$10,918	$131,014	Maturity Date LTV:	63.6%
TI/LC Reserve:	$0	$81,884	$2,947,820	UW NCF DSCR:	2.87x
Unfunded Obligations Reserve:	$12,101,008	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$211,000,000		100.0%	Principal Equity Distribution	$191,219,155	90.6%
				Reserves	12,579,025	6.0
				Closing Costs	7,201,821	3.4
Total Sources	$211,000,000		100.0%	Total Uses	$211,000,000	100.0%

(1)	The 1100 & 820 First Street NE Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $211.0 million (the “1100 & 820 First Street NE Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1100 & 820 First Street NE Whole Loan.
(2)	The borrowers have the option to prepay (with the payment of a yield maintenance premium) or defease the 1100 & 820 First Street NE Whole Loan in full on or after the first payment date following the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 30, 2024.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 1100 & 820 First Street NE mortgage loan (the “1100 & 820 First Street NE Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in two CBD office properties totaling 655,071 square feet located in Washington, DC (the “1100 & 820 First Street NE Properties”). The 1100 & 820 First Street NE Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“BCREI”) and Citi Real Estate Funding Inc. (“CREFI”) and has an aggregate outstanding principal balance as of the Cut-off Date of $211.0 million. The 1100 & 820 First Street NE Whole Loan consists of seven pari passu notes and accrues at an interest rate of 3.00250% per annum. The 1100 & 820 First Street NE Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The 1100 & 820 First Street Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million. The 1100 & 820 First Street NE Whole Loan is serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

pursuant to the pooling and servicing agreement for the BBCMS 2021-C12 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2021-C12	Yes
A-2	$35,000,000	$35,000,000	BBCMS 2022-C14	No
A-3	$25,000,000	$25,000,000	BBCMS 2022-C14	No
A-4, A-5	$65,000,000	$65,000,000	Benchmark 2021-B30	No
A-6(1)	$11,000,000	$11,000,000	An affiliate of Barclays	No
A-7(1)	$10,000,000	$10,000,000	An affiliate of Barclays	No
Whole Loan	$211,000,000	$211,000,000
(1)	Expected to be split and/or contributed to one or more future securitizations.

The Property. The 1100 & 820 First Street NE Properties consist of two multi-story multiple tenant office buildings totaling 655,071 square feet located in Washington, DC (the “1100 First Street NE Property” and the “820 First Street NE Property”, respectively). As of September 1, 2021, the 1100 & 820 First Street NE Properties were 89.1% occupied.

The following table presents detailed information with respect to each of the 1100 & 820 First Street NE Properties:

Portfolio Summary
Property Name	City, State	Market	Property Subtype	Allocated Mortgage Loan Amount	Total Sq. Ft.(1)	Year Built	As-Is Appraised Value	U/W Base Rent(1)	UW Base Rent PSF(1)	Occ. (%)(1)	# of Tenants(1)
1100 First Street NE	Washington, DC	Washington	CBD	$35,963,033	348,967	2009	$199,000,000	$16,865,154	$48.33	91.7%	8
820 First Street NE	Washington, DC	Washington	CBD	$24,036,967	306,104	1990	$133,000,000	$12,664,948	$41.37	86.1%	18
Total / Wtd. Avg.				$60,000,000	655,071		$332,000,000	$29,530,101		89.1%	26
(1)	Total Sq. Ft., U/W Base Rent, UW Base Rent PSF, Occ. (%) and # of Tenants are based on the underwritten rent roll dated September 1, 2021. All remaining fields are based on the appraisal.

The 1100 First Street NE Property is a 348,967 square foot, Class A 12-story office building located on an approximately 0.86-acre site in Washington, DC. The 820 First Street NE Property is a 306,104 square foot, Class A 11-story office building located on an approximately 1.05-acre site in Washington, DC. The 1100 First Street NE Property features a typical floor plate size of approximately 30,947 square feet and includes subterranean parking with 307 parking spaces, resulting in a parking ratio of approximately 0.88 spaces per 1,000 square feet. The 820 First Street NE Property features a floor plate size of approximately 38,001 square feet and includes subterranean parking with 208 parking spaces, resulting in a parking ratio of approximately 0.68 spaces per 1,000 square feet. Since acquiring the 1100 & 820 First Street NE Properties, the borrowers have spent approximately $24.0 million in property renovations. Additionally, the 820 First Street NE Property is currently undergoing an approximately $6.3 million renovation in connection with the renewal of the lease for the largest tenant, Turner Broadcasting System Inc, which is expected to be completed in the second quarter of 2022. Improvements include a lobby overhaul, elevator modernization and HVAC replacement. The Union Station and New York Avenue Metro Stations are situated within approximately 0.5 miles of the 1100 & 820 First Street NE Properties.

COVID-19 Update. As of November 1, 2021, the 1100 & 820 First Street NE Properties are open and operating. November and December rent collections at the 1100 & 820 First Street NE Properties totaled 100.0% for each respective month. Two tenants received COVID-19 related deferrals. Mathematica Policy Research, Inc. received a rent deferral during June to July 2020, which was repaid in full by December 2020. The Association of Fish & Wildlife also requested and received a rent deferral for its rent step in 2020. The tenant stayed current on its prior contractual rent and agreed to repay the rent step amount each month through 2021. As of the date of this term sheet, the 1100 & 820 First Street NE Whole Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

GSA - Department Veterans Affairs (131,454 square feet; 20.1% of NRA; 21.0% of underwritten base rent). The GSA - Department Veterans Affairs (“VA”) is a Cabinet-level executive branch department of the federal government charged with integrating life-long healthcare services to eligible military veterans at the 1,700 VA medical centers and outpatient clinics located throughout the country. Non-healthcare benefits include disability compensation, vocational rehabilitation, education assistance, home loans, and life insurance. The VA also provides burial and memorial benefits to eligible veterans and family members at 135 national cemeteries.

Mathematica Policy Research, Inc. (125,429 square feet; 19.1% of NRA; 25.3% of underwritten base rent). Mathematica Policy Research, Inc. is an employee-owned company, headquartered in Princeton, New Jersey, specializing in health, education, employment, justice and disability research. It has more than 1,200 employees in nine cities in the United States. Its clients include federal agencies, state and local governments, foundations, universities, private-sector companies, and international organizations. Mathematica Policy Research, Inc. has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

Turner Broadcasting System Inc (106,763 square feet; 16.3% of NRA; 17.9% of underwritten base rent). Turner Broadcasting System Inc’s space is being utilized by CNN, a multinational news-based pay television channel headquartered in Atlanta, Georgia. Turner Broadcasting System Inc is a broadcasting conglomerate which operates CNN, a division of the WarnerMedia News & Sports division of AT&T's WarnerMedia. As the first television channel to provide 24-hour news coverage and the first all-news television channel in the United States, CNN has been a tenant at the 820 First Street NE Property since 1991 and the majority of its space is utilized for office, with four studios accounting for approximately 3,500 square feet, including CNN’s DC Bureau Studio. CNN has made a significant investment into the 820 First Street NE Property over the years due to its extensive HVAC usage and power requirements demanded by its lighting equipment, cameras and servers utilized at the 820 First Street NE Property. CNN purchased and installed its own backup generator, hard wired its own connection into the power grid system separate of the general building connection and installed its own rooftop HVAC chillers. According to the property manager, the 820 First Street NE Property features the only private sector underground fiber optic connection with a direct feed into the Capitol Building for CNN which in turn sublets access to the underground fiber optic cables to competing networks. Turner Broadcasting System Inc has two, five-year renewal options.

Environmental. According to Phase I environmental assessments dated August 19, 2021, there was no evidence of any recognized environmental conditions at the 1100 & 820 First Street NE Properties.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
96.7%	90.7%	95.8%	89.1%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of September 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
GSA - Department Veterans Affairs(4)	1100 First Street NE	Aaa/AAA/AA+	131,454	20.1%	$47.17	$6,200,685	21.0%	6/25/2026
Mathematica Policy Research, Inc.	1100 First Street NE	NR/NR/NR	125,429	19.1%	$59.67	$7,484,349	25.3%	10/31/2026
Turner Broadcasting System Inc(5)	820 First Street NE	Baa2/BBB/BBB+	106,763	16.3%	$49.49	$5,283,573	17.9%	12/31/2031
Accenture LLP(6)	820 First Street NE	Aa3/AA-/A+	73,467	11.2%	$48.71	$3,578,429	12.1%	Various(7)
GSA - FERC(8)	1100 First Street NE	Aaa/AAA/AA+	30,193	4.6%	$46.20	$1,394,917	4.7%	1/20/2025
GSA - HUD	820 First Street NE	Aaa/AAA/AA+	22,195	3.4%	$44.27	$982,625	3.3%	3/10/2026
Union Privilege	1100 First Street NE	NR/NR/NR	14,008	2.1%	$53.46	$748,822	2.5%	9/30/2023
National Disability Rights Net	820 First Street NE	NR/NR/NR	13,164	2.0%	$54.11	$712,261	2.4%	11/30/2031
Ayers/Saint/Gross, Incorporated(9)	1100 First Street NE	NR/NR/NR	8,344	1.3%	$54.00	$450,576	1.5%	9/30/2030
Lockheed Martin Corporation	820 First Street NE	A3/A-/A-	7,341	1.1%	$48.18	$353,653	1.2%	11/30/2022
Total Major Tenants			532,358	81.3%	$51.07	$27,189,890	92.1%

Other Tenants			51,324	7.8%	$45.60	$2,340,211	7.9%
Occupied Collateral Total / Wtd. Avg.			583,682	89.1%	$50.59	$29,530,101	100.0%
Vacant Space			71,389	10.9%

Collateral Total			655,071	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $576,412 of contractual rent steps through September 30, 2022.
(4)	GSA - Department Veterans Affairs has the option to terminate the lease with options given the following conditions: (i) in connection with the first and second floors, effective July 29, 2024 with 12 months’ written notice and (ii) in connection with the fourth to seventh floors effective June 25, 2024. These two termination options encompass the entire GSA - Department Veterans Affairs space.
(5)	Turner Broadcasting System Inc has a termination option effective December 31, 2026 with 15 months’ notice and payment of a termination fee equal to the sum of (i) nine months’ rent and (ii) the unamortized remaining leasing costs in connection with its lease.
(6)	Accenture LLP has the right to terminate its lease effective as of February 28, 2023 provided that either of the two governmental agencies which such tenant currently serves at the leased premises have either (i) terminated their contract with such tenant without entering into a replacement contract for substantially similar services, or (ii) have not exercised an option to extend or renew the term of their contract within three months of the then current expiration date of such contract, in either case upon written notice delivered to the related landlord no later than November 30, 2022 and payment of a termination fee.
(7)	Accenture LLP leases 14,489 square feet expiring on February 29, 2024, 44,382 square feet expiring on February 28, 2025 and 14,596 square feet expiring on May 31, 2025. Accenture LLP also has a right to terminate its lease with respect to a 7,447 square foot portion of its leased premises located on the sixth floor upon six months’ notice and payment of a contraction fee.
(8)	GSA – FERC has the right to terminate its lease at any time after approximately July 21, 2023 with 180 days’ notice.
(9)	Ayers/Saint/Gross, Incorporated has the right to terminate its lease at any time after May 31, 2028 with 12 months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	71,389	10.9%	NAP	NAP	71,389	10.9%	NAP	NAP
2022 & MTM	7	25,679	3.9	$1,195,007	4.0	97,068	14.8%	$1,195,007	4.0%
2023	4	15,431	2.4	$804,982	2.7	112,499	17.2%	$1,999,989	6.8%
2024	3	18,350	2.8	$915,040	3.1	130,849	20.0%	$2,915,030	9.9%
2025	7	89,171	13.6	$4,257,888	14.4	220,020	33.6%	$7,172,918	24.3%
2026	14	290,333	44.3	$15,248,403	51.6	510,353	77.9%	$22,421,321	75.9%
2027	1	3,711	0.6	$113,364	0.4	514,064	78.5%	$22,534,684	76.3%
2028	2	8,322	1.3	$322,789	1.1	522,386	79.7%	$22,857,473	77.4%
2029	0	0	0.0	$0	0.0	522,386	79.7%	$22,857,473	77.4%
2030	2	12,758	1.9	$676,794	2.3	535,144	81.7%	$23,534,267	79.7%
2031	12	119,927	18.3	$5,995,834	20.3	655,071	100.0%	$29,530,101	100.0%
2032	0	0	0.0	$0	0.0	655,071	100.0%	$29,530,101	100.0%
2033 & Beyond	0	0	0.0	$0	0.0	655,071	100.0%	$29,530,101	100.0%
Total	52	655,071	100.0%	$29,530,101	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2021.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $576,412 of contractual rent steps through September 30, 2022.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$29,345,690	$28,176,268	$29,161,774	$30,711,822	$28,953,690	$44.20	79.3%
Rent Steps(4)	0	0	0	0	576,412	0.88	1.6
Straight-Line Rent	0	0	0	0	749,190	1.14	2.1
Vacant Income	0	0	0	0	3,051,187	4.66	8.4
Gross Potential Rent	$29,345,690	$28,176,268	$29,161,774	$30,711,822	$33,330,478	$50.88	91.3%
Total Reimbursements	1,991,644	2,805,579	2,357,121	2,071,612	2,197,152	3.35	6.0
Total Other Income	1,160,050	1,603,145	1,233,146	1,052,134	970,298	1.48	2.7
Net Rental Income	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$36,497,929	$55.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,051,187)	(4.66)	(8.4)
Effective Gross Income	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$33,446,742	$51.06	91.6%
Total Expenses	12,550,828	14,056,616	12,514,466	13,479,685	13,570,406	20.72	40.6
Net Operating Income	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$19,876,336	$30.34	59.4%
Total TI/LC, Capex/RR	0	0	0	0	1,441,156	2.20	4.3
Net Cash Flow	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$18,435,180	$28.14	55.1%
(1)	TTM represents the trailing 12 months ending July 31, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent roll as of September 1, 2021.
(4)	Rent Steps totaling $576,412 are taken through September 30, 2022.

The Market. According to the appraisal, the 1100 & 820 First Street NE Properties are located within the NoMa office submarket located in Washington, DC. According to the appraisal, the NoMa submarket has emerged as a top institutional market in Washington, DC and is home to numerous local and federal government agencies and national firms. The concentration of local and federal government agencies in its office space provides the submarket’s global and national investment firms with portfolio stability, as federal government tenants mainly remained open and operating amidst the COVID-19 pandemic. As of the second quarter of 2021, the NoMa office submarket had a vacancy rate of approximately 6.1% with no new office inventory under construction. According to the appraisal, the 2021 population within a 0.5-, one- and five-mile radius of the 1100 & 820 First Street NE Properties is 22,137, 72,002 and 803,630, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

The following table presents certain information relating to comparable office leases for the 1100 & 820 First Street NE Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Structure
1100 First Street NE Washington, DC	131,454(2)	2009	GSA - Department Veterans Affairs	$47.17(2)	Jun-2021(2)	Full Service
820 First Street NE Washington, DC	106,763(2)	1990 / 2005	Turner Broadcasting System Inc	$49.49(2)	Jan-2021(2)	Full Service
50 F Washington, DC	14,055	1985	National Council of Farmer Cooperatives (renewal)	$55.50	Feb-2020	Full Service
800 North Cap Washington, DC	2,470	1991	Tetra Tech (extension)	$52.50	Mar-2021	Full Service
122 C Washington, DC	7,524	1967	National Pork Producers Council (blend and extend)	$49.50	Jan-2021	Full Service
609 H Washington, DC	16,796	1987	Year Up	$53.00	Dec-2020	Full Service
National Guard Memorial Bldg Washington, DC	18,071	1990	Council of Chief State School Officers	$54.50	Jul-2020	Full Service
(1)	Source: Appraisal.
(2)	Rent PSF for the 1100 & 820 First Street NE Properties is based on underwritten rent from the underwritten rent roll dated September 1, 2021.

The following table presents certain information relating to comparable office sales for the 1100 & 820 First Street NE Properties:

	Comparable Office Sales(1)
	Address	RSF	Year Built / Renovated	Occupancy	Sale Date	Stabilized Price	Price PSF	Cap Rate	Adjusted Price PSF
	1100 First Street NE	348,967(2)	2009 / NAP	91.7%(2)	NAV	$140,500,000(3)	$403	NAV	NAV
	820 First Street NE	306,104(2)	1990 / 2005	86.1%(2)	NAV	$217,500,000(3)	$711	NAV	NAV
1	1015 Half Street SE	396,344	2011 / NAP	96.0%	May-2021	$216,000,000	$545	5.51%	$490
2	99 M Street SE	234,676	2018 / NAP	88.0%	Jan-2020	$170,000,000	$724	5.20%	$471
3	1325 G Street NW	305,173	1969 / 2004	94.0%	Oct-2019	$175,000,000	$573	5.12%	$545
4	1275 First Street NE	345,699	2010 / NAP	79.0%	Sep-2019	$189,886,408	$549	5.59%	$522
5	830 First Street NE	247,337	2001 / NAP	100.0%	Mar-2019	$116,550,000	$471	6.35%	$495
6	1050 First Street NE	289,524	2013 / NAP	94.0%	Dec-2017	$165,900,000	$573	5.40%	$544
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 1, 2021.
(3)	Information provided by the borrower sponsor.

The Borrowers. The borrowers are UNIZO Real Estate DC Three, LLC and UNIZO Real Estate DC Four, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1100 & 820 First Street NE Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is UNIZO Holdings U.S., LLC, which owns 100.0% of the equity of the borrowers. Affiliates of UNIZO Holdings U.S., LLC include UNIZO Facilities Company, Ltd. and UNIZO Real Estate Company, Ltd, which is the direct parent company of the non-recourse carveout guarantor. Formed in 1959, the UNIZO Group owns 14 office buildings mainly located in Tokyo, and primarily engages in real estate asset management, property management, real estate brokerage and other services. UNIZO Holdings U.S., LLC and its consolidated subsidiaries own, lease, and manage six office buildings in the United States. UNIZO Facilities Company, Limited provides building management services for office buildings, dormitories, and corporate housing. In addition to the 1100 & 820 First Street NE Properties, UNIZO owns four other office buildings in Washington, DC.

Property Management. The 1100 First Street NE Property is managed by Jones Lang LaSalle Americas, Inc., and the 820 First Street NE Property is managed by CBRE Inc.

Escrows and Reserves. At origination of the 1100 & 820 First Street NE Whole Loan, the borrowers funded reserves of (i) approximately $478,017 for real estate taxes and (ii) approximately $12,101,008 into a reserve for certain unfunded obligations, including tenant improvements and leasing commissions and capital expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 3 – 1100 & 820 First Street NE

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $478,017 a month).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1100 & 820 First Street NE Whole Loan documents.

Replacement Reserve – On a monthly basis, the borrowers are required to fund a replacement reserve of approximately $10,918, subject to a cap of approximately $131,014.

Rollover Reserve – On a monthly basis, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $81,884, subject to a cap of approximately $2,947,820.

Lockbox / Cash Management. The 1100 & 820 First Street NE Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause each tenant at the 1100 & 820 First Street NE Properties to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or property managers with respect to the 1100 & 820 First Street NE Properties to be deposited into such lockbox account. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period (as defined below), and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the 1100 & 820 First Street NE Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1100 & 820 First Street NE Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1100 & 820 First Street NE Whole Loan.

“Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 1100 & 820 First Street NE Whole Loan, (ii) the debt yield of the 1100 & 820 First Street NE Whole Loan falling below 6.0% on the last day of any fiscal quarter, and (iii) any bankruptcy action with respect to any applicable borrower party, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default and (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.0% on the last day of any fiscal quarter or the receipt by the lender of an additional cash reserve deposit or letter of credit in an amount by which net operating income would have to increase in order for the debt yield to be at least 6.0%.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Two Crossed Assets
Original Principal Balance:	$54,000,000	Title:	Fee
Cut-off Date Principal Balance:	$53,928,579	Property Type - Subtype:	Industrial – Flex / Cold Storage
% of IPB:	5.8%	Net Rentable Area (SF):	781,377
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrowers:	NEA CMP Chicago Business Center, LLC and NEA Chicago Marketplace, LLC	Year Built / Renovated:	1927, 1958, 2006 / NAP
Borrower Sponsor:	Gloria Flores Soto	Occupancy(3):	100.0%
Interest Rate:	4.02500%	Occupancy Date:	12/1/2021
Note Date:	1/6/2022	4th Most Recent NOI (As of):	$4,679,641 (12/31/2018)
Maturity Date:	1/6/2032	3rd Most Recent NOI (As of):	$4,652,541 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,469,273 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$5,191,318 (TTM 11/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	94.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$7,065,029
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,730,890
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,334,140
Additional Debt:	No	UW NCF:	$4,967,850
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$75,000,000 / $96
Additional Debt Type:	N/A	Appraisal Date:	11/4/2021

Escrows and Reserves(1)(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$69
Taxes:	$625,151	$69,461	N/A	Maturity Date Loan / SF:	$55
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.9%
Replacement Reserves:	$0	$11,584	N/A	Maturity Date LTV:	57.2%
TI/LC:	$900,000	$26,440	N/A	UW NCF DSCR:	1.60x
Immediate Repairs:	$1,090,000	$0	N/A	UW NOI Debt Yield:	9.9%
CBS Reserve:	$978,000	$0	N/A

Sources and Uses(1)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Crossed Mortgage Loans	$54,000,000		100.0%	Payoff Existing Debt	$44,907,992	83.2%
				Return of Equity	4,611,888	8.5
				Upfront Reserves	3,593,151	6.7
				Closing Costs	886,968	1.6
Total Sources	$54,000,000		100.0%	Total Uses	$54,000,000	100.0%

(1)	The Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans (as defined below) are cross-collateralized and cross-defaulted with one another. The financial information presented in the chart above reflects the aggregate balance of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans. All information herein is represented on an aggregate basis, except as otherwise specified.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	The Chicago Business Center Property (as defined below) was 100.0% occupied as of December 1, 2021 and the Chicago Marketplace Property (as defined below) was 99.7% occupied as of December 1, 2021.

The Loans. The Chicago Business Center mortgage loan (the “Chicago Business Center Mortgage Loan”) and the Chicago Marketplace mortgage loan (the “Chicago Marketplace Mortgage Loan” and together with the Chicago Business Center Mortgage Loan, the “Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans”) are each secured by a first lien mortgage on the respective borrowers’ fee interests in two industrial properties located in Chicago, Illinois (each, a “Property” and together, the “Chicago Business Center & Chicago Marketplace Crossed Group Properties” or the “Properties”). The Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans are cross collateralized and cross defaulted, were originated by BSPRT CMBS Finance, LLC and have an aggregate outstanding principal balance as of the Cut-off Date of approximately $53,928,579. The Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans each have a 10-year term and require monthly payments of interest and principal sufficient to amortize the loans over a 30-year amortization schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

The following table presents certain information relating to the Chicago Business Center & Chicago Marketplace Crossed Group Properties:

Crossed Group Summary
Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)	Original Principal Balance	% of Cross	Appraised Value	UW NOI %
Chicago Business Center	Chicago, IL	1927, 1958 / NAP	671,696	$35,280,000	65.3%	$49,000,000	71.9%
Chicago Marketplace	Chicago, IL	2006 / NAP	109,681	$18,720,000	34.7%	$26,000,000	28.1%
Total			781,377	$54,000,000	100.0%	$75,000,000	100.0%

The Properties. The Chicago Business Center & Chicago Marketplace Crossed Group Properties consist of two properties located in Chicago, Illinois, as described below.

Chicago Business Center. The Chicago Business Center property (the “Chicago Business Center Property”) is a 671,696 square foot industrial building located at 2600 West 35th Street, in Chicago, Illinois. The Chicago Business Center Property is situated on a 16.13-acre parcel and consists of a four-story warehouse portion built in 1927 and a single-story warehouse portion built in 1958. The Chicago Business Center Property features 395 surface parking spaces, clear heights ranging from 16 feet to 26 feet, 44 dock doors, and four drive-in doors. As of December 1, 2021, the Chicago Business Center Property was 100.0% occupied by 26 tenants. The largest tenants by net rentable area at the Chicago Business Center Property include Villegas Furniture II, Inc. (177,234 square feet), CBS Studios, Inc. (130,341 square feet), and Amberleaf Cabinetry, Inc. (59,700 square feet).

Chicago Business Center Property Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Villegas Furniture II, Inc.	NR / NR / NR	177,234	26.4%	$7.04	$1,248,300	24.7%	Various(4)
CBS Studios, Inc.(5)	Baa2 / BBB / BBB	130,341	19.4	7.50	978,000	19.4	4/30/2022
Amberleaf Cabinetry, Inc.	NR / NR / NR	59,700	8.9	8.04	479,988	9.5	9/30/2026
New Era Windows, LLC	NR / NR / NR	49,551	7.4	6.62	327,780	6.5	1/31/2027
Madina Traders, Inc.	NR / NR / NR	42,573	6.3	8.18	348,317	6.9	3/31/2026
Poppies Dough of Illinois, Inc.	NR / NR / NR	40,602	6.0	7.33	297,613	5.9	11/30/2023
EY Construction, Inc.	NR / NR / NR	29,800	4.4	9.12	271,776	5.4	9/30/2026
America Business College, Inc.	NR / NR / NR	24,408	3.6	8.60	210,000	4.2	8/30/2026
D & D Best One Corp.	NR / NR / NR	19,435	2.9	8.08	157,035	3.1	2/19/2024
NDR Development, Inc.	NR / NR / NR	14,600	2.2	2.69	39,274	0.8	12/31/2032
Major Tenant Total		588,244	87.6%	$7.41	$4,358,083	86.2%
Other Tenants		83,452	12.4	$8.34	$695,791	13.8%
Total Occupied Space		671,696	100.0%	$7.52	$5,053,874	100.0%
Vacant Space		0	0.0%
Total/Wtd. Avg.		671,696	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps taken through December 1, 2022.

(4)	Villegas Furniture II, Inc. leases 95,895 square feet expiring on April 30, 2031 and 81,339 square feet expiring on August 31, 2031.

(5)	CBS Studios, Inc. has one, one-year lease renewal option, with 30 days’ notice. According to the borrower, they have had discussions with CBS Studios, Inc regarding a renewal. The borrower sponsor has executed a backup lease with Lyon, LLC for the entire 130,341 square feet, commencing on May 1, 2022 and expiring on April 30, 2029, with a blended rent of approximately $8.16 PSF (3% annual escalations), contingent upon CBS Studios, Inc. not renewing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

Chicago Business Center Property Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	1	4,904	0.7	$24,000	0.5%	4,904	0.7%	$24,000	0.5%
2022	5	151,819	22.6	1,120,476	22.2	156,723	23.3%	$1,144,476	22.6%
2023	5	55,846	8.3	426,647	8.4	212,569	31.6%	$1,571,123	31.1%
2024	4	28,661	4.3	246,064	4.9	241,230	35.9%	$1,817,187	36.0%
2025	0	0	0.0	0	0.0	241,230	35.9%	$1,817,187	36.0%
2026	8	189,081	28.1	1,621,333	32.1	430,311	64.1%	$3,438,520	68.0%
2027	1	49,551	7.4	327,780	6.5	479,862	71.4%	$3,766,300	74.5%
2028	0	0	0.0	0	0.0	479,862	71.4%	$3,766,300	74.5%
2029	0	0	0.0	0	0.0	479,862	71.4%	$3,766,300	74.5%
2030	0	0	0.0	0	0.0	479,862	71.4%	$3,766,300	74.5%
2031	2	177,234	26.4	1,248,300	24.7	657,096	97.8%	$5,014,600	99.2%
2032 & Beyond	1	14,600	2.2	39,274	0.8	671,696	100.0%	$5,053,874	100.0%
Total	27	671,696	100.0%	$5,053,874	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps taken through December 1, 2022.

Chicago Marketplace. The Chicago Marketplace property (the “Chicago Marketplace Property”) is a 109,681 square foot industrial building located at 2455 South Damen Avenue, in Chicago, Illinois. The Chicago Marketplace Property is situated on a 3.62-acre parcel and consists of a one-story cold storage facility built in 2006. The Chicago Marketplace Property features 77 surface parking spaces, a clear ceiling height of 30 feet, 32 dock doors, one drive-in door, partial mezzanine areas, and is fully sprinklered. As of December 1, 2021, the Chicago Business Center Property was 99.7% occupied by 17 tenants. The largest tenants by net rentable area at the Chicago Marketplace Property include Super Trans, LLC (DBA Chicago Basil), Los Rodriguez Produce, Inc., FreshGogo, Inc., Primos Quality Foods - El Tio Jose, Inc. and United Produce MTZ, Inc., each leasing 12,500 square feet.

Chicago Marketplace Property Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Super Trans, LLC (DBA Chicago Basil)	NR / NR / NR	12,500	11.4%	$17.28	$216,000	10.5%	12/31/2023
Los Rodriguez Produce, Inc.	NR / NR / NR	12,500	11.4	16.32	204,000	9.9	7/31/2023
FreshGogo, Inc.	NR / NR / NR	12,500	11.4	15.81	197,625	9.6	1/6/2023
Primos Quality Foods - El Tio Jose, Inc.	NR / NR / NR	12,500	11.4	15.36	192,000	9.3	9/30/2023
United Produce MTZ, Inc.	NR / NR / NR	12,500	11.4	14.40	180,000	8.7	12/31/2023
Cream and Wine Company, LLC	NR / NR / NR	12,500	11.4	13.82	172,750	8.4	8/31/2026
Baily International, Inc.	NR / NR / NR	9,250	8.4	19.46	180,000	8.7	5/31/2022
Gourmet Gorilla	NR / NR / NR	7,000	6.4	20.57	144,000	7.0	MTM
San Isidro, Inc	NR / NR / NR	5,400	4.9	20.04	108,216	5.2	10/31/2023
Coyoacan Produce, Inc.	NR / NR / NR	2,750	2.5	30.55	84,013	4.1	6/30/2023
Major Tenant Total		99,400	90.6%	$16.89	$1,678,604	81.4%
Other Tenants		9,950	9.1%	$38.63	$384,375	18.6%
Total Occupied Space		109,350	99.7%	$18.87	$2,062,979	100.0%
Vacant Space		331	0.3%
Total/Wtd. Avg.		109,681	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps taken through December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

Chicago Marketplace Property Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	331	0.3%	NAP	NAP	331	0.3%	NAP	NAP
MTM	3	8,750	8.0	$204,000	9.9%	9,081	8.3%	$204,000	9.9%
2022	2	11,125	10.1	264,000	12.8	20,206	18.4%	$468,000	22.7%
2023	8	72,525	66.1	1,253,854	60.8	92,731	84.5%	$1,721,854	83.5%
2024	2	2,950	2.7	96,000	4.7	95,681	87.2%	$1,817,854	88.1%
2025	0	0	0.0	0	0.0	95,681	87.2%	$1,817,854	88.1%
2026	1	12,500	11.4	172,750	8.4	108,181	98.6%	$1,990,604	96.5%
2027	0	0	0.0	0	0.0	108,181	98.6%	$1,990,604	96.5%
2028	0	0	0.0	0	0.0	108,181	98.6%	$1,990,604	96.5%
2029	0	0	0.0	0	0.0	108,181	98.6%	$1,990,604	96.5%
2030	0	0	0.0	0	0.0	108,181	98.6%	$1,990,604	96.5%
2031	1	1,500	1.4	72,375	3.5	109,681	100.0%	$2,062,979	100.0%
2032 & Beyond	0	0	0.0	0	0.0	109,681	100.0%	$2,062,979	100.0%
Total	17	109,681	100.0%	$2,062,979	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps taken through December 1, 2022.

The borrower sponsor acquired the Chicago Business Center Property and majority ownership of the Chicago Marketplace Property in 2010 and 2012, respectively, and has since invested in capital improvements and leasing capital to maintain operations at the Properties.

COVID-19 Update. As of January 1, 2022, the Chicago Business Center & Chicago Marketplace Crossed Group Properties were open and operating. Tenants representing approximately 99.6% of the occupied square footage at the Chicago Business Center Property made their December 2021 and January 2022 rental payments. Tenants representing 100.0% of the occupied square footage at the Chicago Marketplace Property made their December 2021 and January 2022 rental payments. As of the date of this term sheet, the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans are not subject to any modification or forbearance requests.

Major Tenants. The three largest tenants based on the aggregate net rentable area at the Chicago Business Center & Chicago Marketplace Crossed Group Properties are as follows:

Villegas Furniture II, Inc. (177,234 square feet; 22.7% of aggregate NRA; 17.5% of aggregate underwritten base rent): Villegas Furniture II, Inc. is a Chicago based furniture store that sells affordable home furnishings. Villegas Furniture II, Inc. has occupied space at the Chicago Business Center Property since 2011 and leases 95,895 square feet expiring in April 2031, and 81,339 square feet expiring in August 2031, with no renewal options remaining.

CBS Studios, Inc. (130,341 square feet; 16.7% of aggregate NRA; 13.7% of aggregate underwritten base rent): CBS Studios, Inc. is a subsidiary of CBS Entertainment Group, a unit of ViacomCBS. CBS Studios, Inc. is one of the industry’s leading suppliers of programming with more than 70 series currently in production across broadcast and cable networks, streaming and other emerging platforms. CBS Studios, Inc. has occupied space at the Chicago Business Center Property since 2021 and leases 130,341 square feet expiring in April 2022, with one, one-year renewal option remaining.

Amberleaf Cabinetry, Inc. (59,700 of square feet; 7.6% of aggregate NRA; 6.7% of aggregate underwritten base rent): Headquartered in Chicago, Amberleaf Cabinetry, Inc. is a cabinetry manufacturer that offers a variety of products and services including design at scale, for commercial and residential properties. Amberleaf Cabinetry, Inc. has occupied space at the Chicago Business Center Property since 2016 and leases 59,700 square feet, expiring in September 2026, with no renewal options remaining.

Environmental. According to the Phase I environmental assessments dated December 10, 2021, there is no evidence of any recognized environmental conditions at the Chicago Business Center & Chicago Marketplace Crossed Group Properties. However, there was a controlled recognized environmental condition identified at the Chicago Marketplace Property in connection with the Property’s prior manufacturing uses and the removal of approximately 67 underground storage tanks and various above ground storage tanks during 1988 and 1989. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
91.4%	91.4%	89.7%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The Chicago Business Center Property was 100.0% occupied as of December 1, 2021 and the Chicago Marketplace Property was 99.7% occupied as of December 1, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM 11/30/2021	Underwritten	Per Square Foot	%(1)
Gross Potential Rent(2)	$5,366,982	$5,508,875	$5,570,141	$6,282,248	$7,123,472	$9.12	102.8%
Expense Recoveries	264,870	232,973	309,246	297,706	247,038	0.32	3.6
Gross Revenue	$5,631,852	$5,741,848	$5,879,387	$6,579,954	$7,370,510	$9.43	106.4%
(Vacancy/Credit Loss)	0	0	0	0	(442,231)	(0.57)	(6.4)
Net Rental Income	$5,631,852	$5,741,848	$5,879,387	$6,579,954	$6,928,280	$8.87	100.0%
Other Income	99,000	86,550	84,100	176,690	136,750	0.18	2.0
Effective Gross Income	$5,730,852	$5,828,398	$5,963,487	$6,756,645	$7,065,029	$9.04	102.0%
Total Expenses	$1,051,211	$1,175,857	$1,494,214	$1,565,327	$1,730,890	$2.22	24.5%
Net Operating Income	$4,679,641	$4,652,541	$4,469,273	$5,191,318	$5,334,140	$6.83	75.5%
Capital Expenditures	0	0	0	0	139,005	0.18	2.0
TI/LC	0	0	0	0	227,285	0.29	3.2
Net Cash Flow	$4,679,641	$4,652,541	$4,469,273	$5,191,318	$4,967,850	$6.36	70.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Gross Potential Rent is based on in-place rent as of December 1, 2021 and includes underwritten contractual rent increases through December 1, 2022.

The Market. The Chicago Business Center & Chicago Marketplace Crossed Group Properties are located in the South Chicago industrial submarket of Chicago, Illinois. The submarket is one of the nation’s largest industrial submarkets and has an aggregate 120 million square feet with an average vacancy rate of 5.7% and average asking rents of $7.58 PSF. Overall rents have increased more than 5.1% over the past 12 months while vacancy has remained relatively stable over the same time period. There is approximately 1.4 million square feet of industrial space in the South Chicago submarket that is currently under construction, representing a 1.2% expansion of the existing inventory.

According to the appraisals, the 2021 estimated population within a one-, three-, and five-mile radius of the Chicago Business Center Property was 37,078, 390,402, and 1,017,037, respectively. The 2021 estimated average household income within the same radii of the Chicago Business Center Property was $65,984, $81,677, and $99,251, respectively. The 2021 estimated population within a one-, three-, and five-mile radius of the Chicago Marketplace Property was 51,560, 565,909, and 1,200,395, respectively. The 2021 estimated average household income within the same radii of the Chicago Marketplace Property was $180,093, $131,329, and $116,897, respectively.

Chicago Business Center Property Comparable Industrial Rental Summary(1)
Property Name/Location	Clear Ceiling Height	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Chicago Business Center Chicago, IL	16’ - 26’	1927, 1958 / NAP	100.0%(2)	671,696(2)	Villegas Furniture II, Inc.(2)	177,234(2)	$7.04(2)	Various(2)	Various(2)
350 North Ogden Avenue Chicago, IL	10’ - 13’2”	1922 / NAP	NAV	78,246	NAV	5,140	$12.50	Jun-21	36
333 North Oakley Boulevard Chicago, IL	12’	1920 / NAP	NAV	43,700	3MW	1,700	$10.60	Apr-21	NAV
4348 West Lake Street Chicago, IL	12’ - 14’	1930 / NAP	NAV	78,000	NAV	14,083	$6.00	Jul-21	NAV
1134 North Homan Avenue Chicago, IL	17’ - 18’6”	1923 / NAP	NAV	28,500	NAV	7,000	$12.00	Jun-21	NAV
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2021. Rent PSF includes underwritten contractual rent increases through December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

Chicago Marketplace Property Comparable Industrial Rental Summary(1)
Property Name/Location	Clear Ceiling Height	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Chicago Marketplace Chicago, IL	30’	2006 / NAP	99.7%(2)	109,681(2)	Super Trans, LLC (DBA Chicago Basil)(2)	12,500(2)	$17.28(2)	Jan-18(2)	72(2)
5115 South Millard Chicago, IL	32’	2016 / NAP	NAV	41,722	Moesle Meats	41,722	$19.02	Jun-20	60
8424 West 47th Street Lyons, IL	24’	1974 / NAP	NAV	313,899	NAV	28,107	$17.55	Jun-20	NAV
1760 Commerce Drive Huron Township, MI	22’	2005 / NAP	NAV	37,440	Domino’s Pizza	37,440	$18.50	Apr-18	180
6900 Santa Fe Drive Hodgkins, IL	33’	1992 / NAP	NAV	205,806	Registry Steak & Seafood	47,128	$11.35	Oct-19	NAV
1020 West Airport Road Romeoville, IL	22’	2005 / NAP	NAV	37,440	Aryzta	NAV	$18.39	Nov-16	180
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2021. Rent PSF includes underwritten contractual rent increases through December 1, 2022.

The Borrowers. The borrowing entity for the Chicago Business Center Mortgage Loan is NEA CMP Chicago Business Center, LLC (the “CBC Borrower”) and the borrower entity for the Chicago Marketplace Mortgage Loan is NEA Chicago Marketplace, LLC (the “CM Borrower”, and together with the CBC Borrower, each, a “Borrower” and together the “Borrowers”). The Borrowers are each a Delaware limited liability company and special purpose entity and are each required to have at least one independent director. Legal counsel for the Borrowers delivered non-consolidation opinions in connection with the origination of each of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans is Gloria Flores Soto. Gloria Flores Soto began her real estate career approximately 30 years ago in Mexico, primarily working with companies including TelMex (a telecommunications company headquartered in Mexico City), Chedraui (a publicly traded grocery store and department store chain primarily in Mexico but with stores in California, Arizona, New Mexico, and Nevada), and Walmart. In 2010, Gloria Flores Soto began investing in the United States to diversify her portfolio and acquired the Chicago Business Center Property in 2010 and the Chicago Marketplace Property in 2012. Gloria Flores Soto is based in Chicago and invests primarily in and around Chicago’s last mile distribution hub.

Property Management. The Chicago Business Center & Chicago Marketplace Crossed Group Properties are managed by Marketplace Management, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves.

Chicago Business Center. At origination, the CBC Borrower escrowed, $375,973 for real estate taxes, $640,000 for tenant improvements and leasing commissions, $1,090,000 for immediate repairs, and $978,000 for a CBS reserve.

Tax Escrows – On a monthly basis, the CBC Borrower is required to escrow 1/12th of the annual estimated tax payments (initially $41,775).

Insurance Escrows – On a monthly basis, the CBC Borrower is required to escrow 1/12th of the annual estimated insurance premiums payable during the next 12 months upon (i) an event of default, or (ii) failure by the CBC Borrower to provide evidence to the lender that the Chicago Business Center Property is insured under a blanket policy.

Replacement Reserves – On a monthly basis, the CBC Borrower is required to escrow $9,207 for replacement reserves.

TI/LC Reserve – On a monthly basis, the CBC Borrower is required to escrow $22,784 for tenant improvements and leasing commissions.

Chicago Marketplace. At origination, the CM Borrower escrowed, $249,178 for real estate taxes and $260,000 for tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis, the CM Borrower is required to escrow 1/12th of the annual estimated tax payments (initially $27,686).

Insurance Escrows – On a monthly basis, the CM Borrower is required to escrow 1/12th of the annual estimated insurance premiums payable during the next 12 months upon (i) an event of default, or (ii) failure by the CM Borrower to provide evidence to the lender that the Chicago Marketplace Property is insured under a blanket policy.

Replacement Reserves – On a monthly basis, the CM Borrower is required to escrow $2,376 for replacement reserves.

TI/LC Reserve – On a monthly basis, the CM Borrower is required to escrow $3,656 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

Lockbox / Cash Management. The Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans’ documents each require a hard lockbox with springing cash management. Each Borrower established a lockbox account at loan origination (each, a “Clearing Account”). All tenants at the Properties are required to deposit rents directly into the Clearing Account and the Borrowers are required to deposit (or cause property manager to deposit) all revenue generated by the respective Property into the Clearing Account. Funds on deposit in the Clearing Account will be transferred to the Borrowers unless a CBC Cash Sweep Period or CM Cash Sweep Period exists, in which case such funds (with respect to the Property subject to the cash sweep period) will be transferred on each business day to a lender-controlled account and applied by the lender as set forth in the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans’ documents. During a CBC Cash Sweep Period or CM Cash Sweep Period, all excess cash flow after the payment of debt service and all applicable reserves (with respect to the Property subject to the cash sweep period) will be held by the lender as additional collateral for the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans; any excess cash flow so collected will be released to the Borrowers upon the cessation of such CBC Cash Sweep Period or CM Cash Sweep Period.

With regards to Chicago Business Center Mortgage Loan, a “CBC Cash Sweep Period” will commence upon any of the following: (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x, (iii) the occurrence of a CBC Specified Tenant Sweep Event (as defined below) and (iv) if any open violations are not cured, remediated and discharged as matter of record, if the violation litigation is not dismissed or the lis pendens related to the Chicago Business Center Property is not released by January 6, 2023. See “CBC Violations Litigation” below.

With regards to the Chicago Business Center Mortgage Loan, a CBC Cash Sweep Period will end upon, with respect to clause (i), the cure of such event of default; with respect to clause (ii), the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with respect to clause (iii), the expiration of all CBC Specified Tenant Sweep Events; and with respect to clause (iv), all violations being cured, remediated and discharged as a matter of record, the violation litigation being dismissed and the related lis pendens being released from the Chicago Business Center Mortgaged Property.

With regards to the Chicago Business Center Mortgage Loan, a “CBC Specified Tenant” means, individually and collectively, (i) any space(s) occupied by a tenant (or any parent company of the tenant, and guarantor of any such tenant’s lease, as applicable) under a lease or leases at the Chicago Business Center Property which covers 135,000 or more rentable square feet or over 20% of total rental income and (ii) any replacement tenant occupying all or any portion of such space at the Chicago Business Center Property. As of the date hereof, the CBC Specified Tenant is Villegas Furniture II, Inc.

With regards to the Chicago Business Center Mortgage Loan, a “CBC Specified Tenant Sweep Event” will commence upon any of the following: (i) a CBC Specified Tenant has a monetary default or has a material non-monetary default under its lease beyond all applicable notice and/or cure periods; (ii) a CBC Specified Tenant going dark, vacating or otherwise failing to occupy 50% or more of its leased space or giving notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency event of a CBC Specified Tenant or its parent company or lease guarantor; (iv) a CBC Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration of such CBC Specified Tenant’s lease or (b) the date under such CBC Specified Tenant’s lease by which such CBC Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) a CBC Specified Tenant has its rating downgraded by at least two notches by any rating agency from such rating as of the origination date, or if the related lease is entered after the origination date, on the date that such lease is entered into.

With regards to the Chicago Business Center Mortgage Loan, a CBC Specified Tenant Sweep Event will end: with respect to clause (i), if the cure of such default has been accepted by the related Borrower, with respect to clause (ii), if (a) the CBC Specified Tenant has resumed occupancy and normal business operations at all of its leased space and (b) the CBC Specified Tenant has delivered to the lender an acceptable tenant estoppel certificate, with respect to clause (iii), if the CBC Specified Tenant (or parent company or lease guarantor, as applicable) no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction, with respect to clause (iv), if (a) the CBC Specified Tenant revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course of business operations at all of its leased space and (b) the CBC Specified Tenant has delivered to the lender an acceptable tenant estoppel certificate, with respect to clause (v), if (a) such CBC Specified Tenant has given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the CBC Specified Tenant has delivered to the lender an acceptable tenant estoppel certificate, with respect to clause (vi), the CBC Specified Tenant’s rating is increased to at least the same rating assigned to such CBC Specified Tenant as of the origination date, or if the lease is entered into after the origination date, the date that such lease was entered into, and with respect to any CBC Specified Tenant Sweep Event, if (a) Borrower re-tenants the space with one or more replacement tenants acceptable to lender pursuant to lease(s) acceptable to lender, and (b) the replacement tenant(s) deliver to the lender an acceptable tenant estoppel certificate.

With regards to the Chicago Marketplace Mortgage Loan, a “CM Cash Sweep Period” will commence upon any of the following: (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a CM Specified Tenant Sweep Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

With regards to the Chicago Marketplace Mortgage Loan, a CM Cash Sweep Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with respect to clause (iii), the expiration of all CM Specified Tenant Sweep Events.

With regards to the Chicago Marketplace Mortgage Loan, a “CM Specified Tenant” means, individually and collectively, (i) any tenant under a lease at the Chicago Marketplace Property which covers 40,000 or more rentable square feet or over 40% of total rental income (and any parent company of the foregoing, and guarantor of any such tenant’s lease, as applicable) and (ii) any replacement tenant occupying all or any portion of the space at the Chicago Marketplace Property. As of the date hereof, none of the tenants at the Chicago Marketplace Property meet the requirements to be considered a CM Specified Tenant.

With regards to the Chicago Marketplace Mortgage Loan, a “CM Specified Tenant Sweep Event” will commence upon any of the following: (i) a CM Specified Tenant has a monetary default or has a material non-monetary default under its lease beyond all applicable notice and/or cure periods; (ii) a CM Specified Tenant going dark, vacating or otherwise failing to occupy 50% or more of its leased space or giving notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a CM Specified Tenant or its parent company or lease guarantor; (iv) a CM Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration of such CM Specified Tenant’s lease or (b) the date under such CM Specified Tenant’s lease by which such CM Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) a CM Specified Tenant has its rating downgraded by at least two notches by any rating agency from such rating as of the origination date, or if the lease is entered after the origination date, the date that such lease is entered into.

With regards to the Chicago Marketplace Mortgage Loan, a CM Specified Tenant Sweep Event will end: with respect to clause (i), if the cure of such default has been accepted by the borrower, with respect to clause (ii), if (a) the CM Specified Tenant has resumed occupancy and normal business operations at all of its leased space and (b) the CM Specified Tenant has delivered to the lender an acceptable tenant estoppel certificate, with respect to clause (iii), if the CM Specified Tenant (or parent company or lease guarantor, as applicable) no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction, with respect to clause (iv), if (a) the CM Specified Tenant revokes any notification of any termination, cancellation or surrender of its lease and resuming ordinary course business operations at all of its leased space and (b) the CM Specified Tenant has delivered to the lender an acceptable tenant estoppel certificate, with respect to clause (v), if (a) the CM Specified Tenant has given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the CM Specified Tenant has delivered to the lender an acceptable tenant estoppel certificate, with respect to clause (vi), if the CM Specified Tenant’s rating is increased to at least the same rating assigned to such CM Specified Tenant as of the origination date, or if the lease was entered into after the origination date, the date that such lease is entered into, and with respect to any CM Specified Tenant Sweep Event, if (a) Borrower re-tenants the space with one or more replacement tenants acceptable to lender pursuant to lease(s) acceptable to lender, and (b) the replacement tenant(s) deliver to the lender an acceptable tenant estoppel certificate.

Subordinate and Mezzanine Debt. So long as a Permitted Release (as defined below) has not occurred, a direct or indirect constituent owner of the Borrowers has the right to incur mezzanine financing, secured by a pledge of the mezzanine borrower’s equity interest in the Borrowers provided, among other conditions, that (i) the combined loan to value ratio for the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans and the proposed mezzanine loan does not exceed 72%, (ii) the combined debt service coverage ratio for the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans and the proposed mezzanine loan is greater than or equal to 1.50x on a trailing 12-month basis, (iii) the combined debt yield Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans and the proposed mezzanine loan is equal to or greater than 9.2%, (iv) the mezzanine borrower delivers an intercreditor agreement in form and substance reasonably acceptable to the lender, (v) the holder of the mezzanine loan is acceptable to lender and (vi) the lender has received rating agency confirmation.

Partial Release. The Borrowers have the right (provided no event of default or CBC Cash Sweep Period or CM Cash Sweep Period is in effect) to obtain the release of one Property (the “Release Property”) upon the full defeasance of the related mortgage loan (such loan, the “Defeased Loan”) and the partial defeasance of the other mortgage loan (such other mortgage loan, the “Remaining Loan”) which release (a “Permitted Release”) will cause the release from the lien of the mortgage of the Release Property and the release of the cross between the Defeased Loan and the Remaining Loan, in connection with an arms-length sale of the Release Property to a third-party purchaser, provided that the following requirements among others are satisfied, (i) the DSCR for the Remaining Loan (inclusive of any existing mezzanine loan, if any) is equal to or greater than the greater of (x) the combined DSCR of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans as of origination and (y) the combined DSCR of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans (inclusive of any existing mezzanine loan, if any) prior to such permitted release, (ii) the debt yield for the Remaining Loan (inclusive of any existing mezzanine loan, if any) is equal to or greater than the greater of (x) the combined debt yield of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans as of origination and (y) the combined debt yield of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans (inclusive of any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 4 & 5 – Chicago Business Center & Chicago Marketplace Crossed Group

existing mezzanine loan, if any) prior to such Permitted Release, (iii) the LTV for the Remaining Loan (inclusive of any existing mezzanine loan, if any) is equal to or less than the lesser of (x) the combined LTV of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans as of origination and (y) the combined LTV of the Chicago Business Center & Chicago Marketplace Crossed Group Mortgage Loans prior to such Permitted Release, (iv) the partial defeasance of the Remaining Loan in an amount (the “Release Price”) equal to the greater of (x) $4,680,000 (if the Remaining Loan is the Chicago Business Mortgage Center Mortgage Loan) or $8,820,000 (if the Remaining Loan is the Chicago Marketplace Mortgage Loan) and (y) the net sales proceeds (excess), which means the net sales proceeds after deducting the costs of closing the sale of the Release Property, which costs will be capped for purposes of determining the Release Price at 5% of gross sales proceeds less the amount required to defease in full the Defeased Loan.

Ground Lease. None.

CBC Violations Litigation. In connection with certain outstanding zoning and building code violations against the Chicago Business Center Mortgaged Property, the City of Chicago filed a lawsuit against the CBC Borrower (the “Violations Litigation”) and a related lis pendens on the title of the Chicago Business Center Mortgaged Property. The CBC Borrower has delivered to the lender a subordination agreement whereby the City of Chicago has agreed to subordinate its interest in the litigation to the Chicago Business Center Mortgage Loan, provided that the CBC Borrower completes, or causes to be completed, all repairs necessary to cure the outstanding violations. The subordination agreement does not prevent the City of Chicago or any other applicable governmental authority from pursuing its remedies against the CBC Borrower.

In connection with the origination of the Chicago Business Center Mortgage Loan, the CBC Borrower deposited $1,090,000 with the lender into the immediate repairs reserve (which amount is 125% of the estimated cost to complete repairs necessary to cure the outstanding violations). The Chicago Business Center Mortgage Loan also requires, among other things, that the CBC Borrower, within 12 months after the origination date, cause the cure, remediation and discharge of record of all outstanding violations, the dismissal of the Violations Litigation and the release of the related lis pendens as a matter of record (including the payment of any related fees, costs, fines or penalties) and the Chicago Business Center Mortgage Loan is fully recourse to the CBC Borrower and the borrower sponsor for the payment of any such amounts due. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Credit Assessment (Moody’s/		Title:	Fee
Fitch/KBRA):	A2(sf)/BBB-sf/BBB(sf)	Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$50,000,000	Net Rentable Area (SF):	907,306
Cut-off Date Principal Balance(1):	$50,000,000	Location:	Bellevue, WA
% of IPB:	5.4%	Year Built / Renovated:	Various / NAP
Loan Purpose:	Refinance	Occupancy:	98.2%
Borrowers:	KRE Summit 1, 2, Owner LLC	Occupancy Date:	1/1/2022
	and KRE Summit 3 Owner LLC	4th Most Recent NOI (As of):	NAV
Borrower Sponsors:	KKR Property Partners Americas	3rd Most Recent NOI (As of)(4):	$17,630,561 (12/31/2018)
	(EEA) SCSp and KKR Property	2nd Most Recent NOI (As of)(4):	$16,395,672 (12/31/2019)
	Partners Americas L.P.	Most Recent NOI (As of)(4)(5):	$20,849,893 (12/31/2020)
Interest Rate:	2.95200%	UW Economic Occupancy:	96.3%
Note Date:	12/10/2021	UW Revenues:	$57,071,586
Maturity Date:	2/6/2029	UW Expenses:	$15,970,440
Interest-only Period:	86 months	UW NOI(5):	$41,101,145
Original Term:	86 months	UW NCF:	$40,230,920
Original Amortization Term:	None	Appraised Value / Per SF:	$895,500,000 / $987
Amortization Type:	Interest Only	Appraisal Date:	11/1/2021
Call Protection(2):	L(24),YM1(2),DorYM1(53),O(7)
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$277,000,000 / $198,000,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$360	$579
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$360	$579
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	36.5%	58.6%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV:	36.5%	58.6%
Other:	$9,900,543	$0	N/A	UW NCF DSCR:	4.11x	2.56x
				UW NOI Debt Yield:	12.6%	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes(1)	$327,000,000		62.3%	Loan Payoff	$382,728,320	72.9%
Subordinate Notes(1)	$198,000,000		37.7	Return of Equity	129,348,201	24.6
				Reserves	9,900,543	1.9
				Closing Costs	3,022,936	0.6
Total Sources	$525,000,000		100.0%	Total Uses	$525,000,000	100.0%

(1)	The Summit Mortgage Loan (as defined below) is part of a whole loan evidenced by eight senior pari passu notes totaling $327.0 million and two pari passu subordinate notes totaling $198.0 million, with an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of The Summit Senior Notes (as defined below) and The Summit Whole Loan (as defined below).

(2)	The defeasance lockout period, with respect to a defeasance of The Summit Whole Loan, will be at least 26 payment dates beginning with and including the first payment date on January 6, 2022. Defeasance of the full $525.0 million The Summit Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 10, 2024. The borrower is permitted to prepay the loan in addition to a yield maintenance premium following the 24th payment date in accordance with The Summit Whole Loan documents.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	Historical NOI is inclusive of only the Summit 1 and Summit 2 buildings as the Summit 3 building was not built until 2021.

(5)	The increase from Most Recent NOI to UW NOI is due to the Summit 3 building being built in 2021.

The Loan. The Summit mortgage loan (“The Summit Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million ( “The Summit Whole Loan”) consisting of eight senior pari passu notes with an aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

outstanding principal balance as of the Cut-off Date of $327.0 million (“The Summit Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $198.0 million (“The Summit Subordinate Companion Notes”). The Summit Whole Loan is secured by the borrowers’ fee simple interest in a three-building, 907,306 square foot Class A office campus and a seven-level 2,197 space subterranean parking garage located in the central business district (“CBD”) of Bellevue, Washington (“The Summit Properties”). The non-controlling Note A-1-1, with an outstanding principal balance as of the Cut-off Date of $50.0 million, will be included in the BBCMS 2022-C14 trust. The Summit Whole Loan, which accrues interest at an interest rate of 2.95200% per annum, was co-originated by Barclays Capital Real Estate Inc. and Goldman Sachs Bank USA, had an aggregate original principal balance of $525.0 million and has an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million. The Summit Whole Loan will be serviced pursuant to the trust and servicing agreement for the SUMIT 2022-BVUE trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Summit Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S	$64,200,000	$64,200,000	SUMIT 2022-BVUE	No
A-2-S	$42,800,000	$42,800,000	SUMIT 2022-BVUE	No
A-1-1	$50,000,000	$50,000,000	BBCMS 2022-C14	No
A-1-2(1)	$50,000,000	$50,000,000	An affiliate of Barclays	No
A-1-3(1)	$25,000,000	$25,000,000	An affiliate of Barclays	No
A-1-4(1)	$7,000,000	$7,000,000	An affiliate of Barclays	No
A-2-1	$65,000,000	$65,000,000	Benchmark 2022-B32	No
A-2-2(1)	$23,000,000	$23,000,000	Goldman Sachs Bank USA	No
Total Senior Notes	$327,000,000	$327,000,000
B-1-1	$118,800,000	$118,800,000	SUMIT 2022-BVUE	Yes
B-2-1	$79,200,000	$79,200,000	SUMIT 2022-BVUE	No
Whole Loan	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization(s). Note denominations are subject to change.

The Properties. The Summit Properties comprise a Class A office campus consisting of three buildings: Summit 1 (242,180 SF, 26.7% of NRA) and Summit 2 (290,906 SF, 32.1% of NRA), which were constructed in 2005 and 2002, respectively, and are LEED Platinum certified, and Summit 3 (374,220 SF, 41.2% of NRA), which was constructed in 2021 and is LEED Gold certified. The Summit Properties also include a seven-level, 2,197 space subterranean parking garage. Per a report from the Broderick Group, vacancy in the Bellevue CBD for properties of similar quality is approximately 4.5%. Approximately 99.4% of UW Base Rent is attributed to space leased or subleased by investment grade tenants or tenants on the Am Law 50. Located within a block of I-405, the Bellevue Transit Center and the Downtown Bellevue station of the planned East Link Light Rail, The Summit Properties offer access to employees commuting via public transportation as well as car commuters, which can utilize The Summit Properties’ 2,197 subterranean parking garage.

All but 0.6% of UW Base Rent is attributable to space leased or subleased by investment grade tenants or tenants on the Am Law 50. The majority of space is directly leased to investment grade tenants such as Amazon (41.2% of NRA), Puget Sound Energy, Inc. (24.7% of NRA) and First Republic Bank (8.1% of NRA). Amazon also subleases 133,059 square feet of space from WeWork (the entirety of WeWork’s presence at The Summit Properties) through an enterprise lease, bringing their total footprint at The Summit Properties to 507,279 square feet (55.9% of NRA). The WeWork space was built to Amazon’s specs. Perkins Coie LLP, ranked 42 on the Am Law 50, has been at The Summit Properties since 2003 and leases 26,070 square feet (2.9% of NRA) at The Summit Properties. The Summit Properties have a weighted average remaining lease term (“WALT”) 10.6 years and the majority of investment grade tenants have leases that run beyond the approximately seven-year loan term including Amazon (14.6 year WALT), First Republic Bank (10.0 year WALT) and New York Life Insurance Co. (7.8 year WALT).

COVID-19 Update. As of the date of this term sheet, The Summit Whole Loan is not subject to any modification or forbearance request, is current on debt service. The only tenant under rent relief is Cafe Pogacha (0.2% of the net rentable area, 0.2% of underwritten base rent). The sponsor is working on a lease modification with this tenant. As a result, rent collections at The Summit Properties for November 2021 and December 2021 were 99.8%.

Major Tenants.

Amazon.com Services, Inc. (374,220 square feet; 41.2% of NRA; 39.6% of underwritten base rent): Amazon.com Services, Inc. (“Amazon”) is a multinational technology conglomerate that recently surpassed Walmart as the world’s largest retailer outside of China. Amazon also operates in a diverse range of business segments including devices and services (Alexa, Fire TV, Fire Tablets etc.), Amazon Web Services, Delivery and Logistics and Entertainment and is the fifth largest company in the world by market capitalization. In 2021, Amazon surpassed Boeing to become Washington’s largest employer and plans to bring an estimated 25,000 jobs to Bellevue as part of the expansion of its Puget Sound headquarters. Amazon occupies the entirety of the Summit 3 on a 15-year lease that commenced in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

September 2021 with one option to terminate any portion of its lease after September 30, 2033 (almost five years beyond the loan term) with 18 months’ notice and the payment of three-months’ rent and all unamortized TI/LC costs. Amazon has a right of first offer on any available space in Summit 1 or Summit 2. Amazon.com, Inc. provides a limited parent guarantee, with a maximum liability of approximately $44.2 million (approximately 3.4 years of UW Base Rent) for the first 151 months of the lease, which then burns off throughout the remainder of lease term.

Puget Sound Energy, Inc. (223,820 square feet; 24.7% of NRA; 24.4% of underwritten base rent): Puget Sound Energy Inc. or its predecessors have been providing energy to Washington since 1873 and is now the largest energy utility in the state, providing electric power to 1.2 million customers and natural gas to 900,000 customers over 6,000 square miles primarily in the Puget Sound region of western Washington. Puget Sound Energy, Inc. utilizes The Summit Properties as its corporate headquarters. Puget Sound Energy, Inc. is the sole office tenant of Summit 1 on a lease that expires October 31, 2028. Puget Sound Energy, Inc. has no termination options but the Borrower (as defined herein) may, subject to no continuing event of default and debt yield tests, amend the Puget Sound Energy, Inc. lease to reduce the premises by up to 223,820 square feet and re-lease that space provided the replacement lease (i) is not to an affiliate of the Borrower, (ii) the term of the lease is at least as long as the remaining term of the Puget Sound Energy, Inc. lease, (iii) is to a tenant that is rated BBB- or better by two agencies or is one of the following: Snowflake, Smartsheet Inc., Splunk Technology, Niantic, Inc., Snap Inc., DocuSign, Inc. or Discovery, Inc. The Borrower is also responsible for all leasing costs and must reserve all free and gap rent between the termination date and the rent commencement date of the replacement lease. Puget Sound Energy Inc. has two, five-year extension options with 12-months’ notice at 95% of market rent.

WeWork (133,059 square feet; 14.7% of NRA; 15.6% of underwritten base rent): WeWork is a global flexible workspace provider with over 700 locations globally in 150 cities across 38 countries providing workplace solutions to members ranging from freelancers to Fortune 500 companies. WeWork was taken public in October 2021 through a $9 billion SPAC merger with BowX Acquisition. WeWork leases 133,059 square feet at Summit 2 on a lease that expires March 31, 2032 with no extension options. The entirety of WeWork’s 133,059 square foot footprint at The Summit Properties, including floors 8-12 and suite 650 at Summit 2, is subleased to Amazon through an enterprise lease. The terms of the sublease between WeWork and Amazon are not known to the Lender. WeWork has one, five-year option to extend the term of the lease upon written notice to the landlord not later than 12 months prior to the expiration date of the initial term.

Environmental. According to Phase I environmental assessments dated November 15, 2021, there was no evidence of any recognized environmental conditions at The Summit Properties.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	98.2%
(1)	Historical occupancies are unavailable due to Summit 3 being built in 2021.

(2)	Current occupancy is as of January 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Amazon	A1/AA/AA-	374,220	41.2%	$35.36	$13,232,419	39.6%	8/31/2036
Puget Sound Energy, Inc.	A2/BBB/A	223,820	24.7	$36.50	8,169,430	24.4	10/31/2028
WeWork(4)	NR/NR/NR	133,059	14.7	$39.30	5,228,643	15.6	3/31/2032
First Republic Bank(5)	Baa1/A-/A-	73,910	8.1	$46.51	3,437,244	10.3	1/31/2032
Perkins Coie LLP	NR/NR/NR	26,070	2.9	$53.00	1,381,710	4.1	12/31/2026
New York Life Insurance Co.	Aaa/AA+/AA+	21,875	2.4	$53.00	1,159,375	3.5	11/30/2029
Bright Horizons	B1/B+/NR	11,500	1.3	$11.15	128,225	0.4	10/31/2028
AvalonBay Communities, Inc.	A3/A-/NR	7,003	0.8	$46.23	323,749	1.0	9/30/2030
Delta Air Lines Inc.	Baa3/BB/BB+	7,354	0.8	$43.00	316,222	0.9	12/31/2024
Cafe Pogacha	NR/NR/NR	2,125	0.2	$29.26	62,178	0.2	6/30/2023
Top Five Tenants		880,936	97.1%	$37.96	$33,439,195	100.0%

Other Tenants(6)		9,791	1.1%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		890,727	98.2%	$37.54	$33,439,195	100.0%
Vacant Space		16,579	1.8%

Collateral Total		907,306	100.0%

(1)	As of the January 1, 2022 rent roll which includes multiple rights of first offer exercised by First Republic Bank on spaces for which the leases have not yet commenced. All outstanding free and gap rent was reserved by the Borrower at origination.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $735,068 of rent steps through December 31, 2022 and excludes $1,614,740 of straight-line rent for investment grade tenants.

(4)	WeWork is 100% enterprise leased to Amazon since WeWork’s lease commencement and space was built to Amazon specifications.

(5)	First Republic Bank is currently in occupancy at 20,680 square feet of space in Summit 2 and has must take space and has exercised several rights of first offer which will bring their total footprint at the property to 73,910 square feet with all leases expiring January 31, 2032. All free rent and gap rent has been reserved by the Borrower.

(6)	Includes conference room and property management office for which no base rent was underwritten.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	16,579	1.8%	NAP	NAP	16,579	1.8%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	16,579	1.8%	$0	0.0%
2023	1	2,125	0.2	62,178	0.2	18,704	2.1%	$62,178	0.2%
2024	1	7,354	0.8	316,222	0.9	26,058	2.9%	$378,400	1.1%
2025	0	0	0.0	0	0.0	26,058	2.9%	$378,400	1.1%
2026	1	26,070	2.9	1,381,710	4.1	52,128	5.7%	$1,760,110	5.3%
2027	0	0	0.0	0	0.0	52,128	5.7%	$1,760,110	5.3%
2028	2	235,320	25.9	8,297,655	24.8	287,448	31.7%	$10,057,765	30.1%
2029	1	21,875	2.4	1,159,375	3.5	309,323	34.1%	$11,217,140	33.5%
2030	1	7,003	0.8	323,749	1.0	316,326	34.9%	$11,540,888	34.5%
2031	0	0	0.0	0	0.0	316,326	34.9%	$11,540,888	34.5%
2032 & Beyond(4)	6	590,980	65.1	21,898,307	65.5	907,306	100.0%	$33,439,195	100.0%
Total	13	907,306	100.0%	$33,439,195	100.0%	907,306	100.0%	$33,439,195	100.0%
(1)	As of the January 1, 2022 rent roll which includes multiple rights of first offer exercised by First Republic Bank on spaces for which the leases have not yet commenced. All outstanding free and gap rent was reserved by the Borrower at origination.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. See “Top Tenant Summary” above.

(3)	UW Base Rent and % of UW Base Rent Expiring includes $735,068 of rent steps through December 31, 2022 and excludes $1,614,740 of straight-line rent for investment grade tenants.

(4)	Includes fitness center, conference room and property management office for which no base rent was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

Operating History and Underwritten Net Cash Flow
	2018	2019	2020(2)	Underwritten(2)	Per Square Foot	%(1)
Base Rent(3)	$13,492,937	$12,412,455	$17,227,962	$32,704,127	$36.05	55.2%
Rent Steps(4)	0	0	0	735,068	0.81	1.2
Straight-Line Rent	0	0	0	1,614,740	1.78	2.7
Vacant Income	0	0	0	878,687	0.97	1.5
Gross Potential Rent	$13,492,937	$12,412,455	$17,227,962	$35,932,623	$39.60	60.6%
Total Reimbursements	6,894,614	6,236,499	7,633,046	16,544,308	18.23	27.9
Total Other Income	5,017,341	4,369,357	3,908,618	6,786,449	7.48	11.5
Net Rental Income	$25,404,892	$23,018,311	$28,769,626	$59,263,379	$65.32	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,191,794)	(2.42)	(3.7)
Effective Gross Income	$25,404,892	$23,018,311	$28,769,626	$57,071,586	$62.90	96.3%
Total Expenses	7,774,331	6,622,639	7,919,733	15,970,440	17.60	28.0
Net Operating Income	$17,630,561	$16,395,672	$20,849,893	$41,101,145	$45.30	72.0%
Total TI/LC, Capex/RR	0	0	0	870,225	0.96	1.5
Net Cash Flow	$17,630,561	$16,395,672	$20,849,893	$40,230,920	$44.34	70.5%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(2)	The increase in Net Operating Income from 2020 to Underwritten is due to the Summit 3 building being built in 2021.

(3)	Base Rent is based on the underwritten rent roll as of January 1, 2022.

(4)	Rent Steps totaling $735,068 are taken through December 31, 2022.

The Market. The Summit Properties are located in the in the Seattle-Bellevue-Everett metro area, which is home to one of the most highly advanced and diversified economies in the country and the third highest share of information workers in the country, behind only Silicon Valley and San Francisco according to the appraisal. In addition to tech companies like Amazon and Microsoft Corp., Boeing remains one of the largest private employers in the region with manufacturing jobs in large facilities through the Puget Sound region. The Summit Properties are located in the Bellevue CBD office submarket of the Seattle office market, as defined by a third-party research company.

Over the past three years, Seattle saw the largest growth in occupancy among large U.S. cities largely due to demand from tech tenants, which are attracted to its relative affordability compared to peer markets like San Francisco and the high concentration of talent in the area. The Seattle office market has added over 13.0 million square feet of space since 2018, but robust pre-leasing from tech companies like Amazon, Facebook and Google kept vacancy low and an absorption positive prior to the pandemic. According to a report from a third-party research group, the Eastside office market, encompassing a collection of Seattle suburbs including Bellevue, saw absorption of 702,000 square feet in the third quarter of 2021 which outpaced absorption for the entire calendar year of 2019 by 305,000 square feet, driven by leases to Snowflake Computing, Robinhood and others. Current vacancy in the Seattle office market is 9.6%, higher than in recent years, but remains below its 10-year high of 10.6% and the U.S. index of 12.2%. Rents in the Seattle office market have increased year-to-date to $38.28 PSF, less than $1.00 PSF off the pre-pandemic peak of $39.11 PSF in 2019 and higher than the previous high of $36.53 PSF in 2018.

The Bellevue CBD offers the largest live/work/shop/play environment in Bellevue and lies in proximity to some of the region’s premier residential neighborhoods, making it a popular office hub in the area for tech tenants and companies expanding outside of Seattle. Bellevue has seen a surge in technology company expansions over the past two years, highlighted by industry leaders such as Facebook, Google, Salesforce, T-Mobile, Microsoft and Amazon. Since 2017, Amazon has committed to more than six million square feet of office space in the Bellevue CBD and has pledged to bring 25,000 jobs to the market in the coming years. As a result of strong demand from tech employers due to its proximity and accessibility, the Bellevue CBD office market commands the highest rents in the Seattle area. Bellevue is a more convenient commute than Seattle for many area residents working in tech industries, and the planned light rail station expected to open in 2023 will improve connectivity making it even more accessible. Despite robust leasing activity over the past year, the vacancy in the Bellevue CBD office market has increased to 7.4% from its pre-pandemic low of 3.6% but remains well below its 10-year high of 16.3% and is below both the overall Seattle office market (9.6%) and the U.S. Index (12.2%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

The following table presents certain information relating to comparable office leases for The Summit Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
Summit 1, 2 Comparables
Summit 1, 2 Bellevue, WA	223,820(2)	2002, 2005 / NAP	Puget Sound Energy, Inc.	$36.50(2)	May-2018(2)	6.7 Years(2)	NNN
Columbia West Building Bellevue, WA	2,609	1986 / 2000	HEO America, Inc.	$43.00	Dec-2020	5.0 Years	NNN
Lincoln Square North Tower Bellevue, WA	65,768	2007 / NAP	Pokeman	$51.25	Apr-2021	10.0 Years	NNN
Skyline Tower Bellevue, WA	3,239	1983 / 2000	Continental Properties	$45.00	Jul-2020	7.0 Years	NNN
929 Office Tower Bellevue, WA	3,941	2015 / NAP	FinancialForce.com, Inc.	$48.00	Mar-2020	3.1 Years	NNN
Key Center Bellevue, WA	62,793	2000 / NAP	Epic Games, Inc.	$52.25	May-2021	6.5 Years	NNN
Bellevue Place Bellevue, WA	3,385	1988 / NAP	Terreno Realty Corporation	$59.38	Jan-2021	2.2 Years	NNN
City Center Bellevue Bellevue, WA	37,102	1987 / NAP	VMWare, Inc.	$56.50	Feb-2020	7.5 Years	Full Service
Summit 3 Comparables
Summit 3 Bellevue, WA	374,220(2)	2021 / NAP	Amazon.com Services, Inc.	$35.36(2)	Sep-2021(2)	14.6 Years(2)	NNN
2+U (Qualtrics Tower) Seattle, WA	199,221	2019 / NAP	Indeed	$48.00	Jul-2019	14.0 Years	NNN
2+U (Qualtrics Tower) Seattle, WA	120,886	2019 / NAP	Dropbox, Inc.	$45.50	Oct-2020	12.3 Years	NNN
Rainier Square Tower Seattle, WA	115,133	2020 / NAP	Bank of America	$47.50	Sep-2020	14.2 Years	NNN
Lincoln Square South Tower Bellevue, WA	76,740	2016 / NAP	Bank of America	$43.50	Jan-2018	11.0 Years	NNN
Lincoln Square North Tower Bellevue, WA	65,768	2007 / NAP	Pokeman	$51.25	Apr-2021	10.0 Years	NNN
Spring District – Block 16 Bellevue, WA	343,528	2020 / NAP	Facebook	$41.00	Jun-2020	13.0 Years	NNN
Spring District Block 24 Bellevue, WA	197,540	2021 / NAP	Facebook	$46.88	Mar-2021	12.5 Years	Absolute Net
Key Center Bellevue, WA	62,793	2000 / NAP	Epic Games, Inc.	$52.25	May-2021	6.5 Years	NNN
555 Tower Bellevue, WA	970,000	2023 / NAP	Amazon	$53.00	Jan-2023	16.0 Years	Absolute Net
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for The Summit Properties are based on underwritten rent from the underwritten rent roll dated January 1, 2022.

The following table presents certain information relating to comparable office sales for The Summit Properties:

Comparable Office Sales(1)
Property / Location	Size (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF (Summit 1 & 2)	Adjusted Price PSF (Summit 3)
The Summit Bellevue, WA	907,306(2)	2002, 2005, 2021 / NAP	98.2%(2)
Spring District Block 24 Bellevue, WA	198,712	2021 / NAP	99.0%	May-2021	$200,000,000	$1,006	$895	$1,017
1918 8th Building Seattle, WA	668,886	2009 / NAP	99.0%	Dec-2020	$625,000,000	$934	$962	$1,059
Spring District – Block 16 Bellevue, WA	343,528	2020 / NAP	100.0%	Nov-2020	$365,000,000	$1,063	$1,018	$1,094
Tower 333 Bellevue, WA	435,091	2008 / 2020	100.0%	Mar-2020	$401,460,000	$923	$969	$1,066
F5 Tower Seattle, WA	515,518	2019 / NAP	100.0%	Dec-2019	$458,000,000	$888	$829	$1,008
Arbor Blocks Seattle, WA	388,072	2019 / NAP	100.0%	Nov-2019	$415,000,000	$1,069	$918	$1,100
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 6 – The Summit

The Borrowers. The borrowers are KRE Summit 1, 2, Owner LLC and KRE Summit 3 Owner LLC (collectively, the “Borrower”), each a Delaware limited liability company. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Summit Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse guarantors are KKR Property Partners Americas (EEA) SCSp and KKR Property Partners Americas L.P., both indirectly controlled by KKR. KKR is a leading global investment firm with $459.0 billion in assets under management including approximately $36.0 billion of real estate assets under management as of September 30, 2021. As of September 2021, KKR Real Estate team has offices in 12 cities across nine countries and employs over 135 investment and asset management professionals. KKR Property Partners America (EEA) SCSp is KKR’s first perpetual life, open-end core plus real estate fund, which targets institutional quality, stabilized real estate assets across the U.S. As of September 30, 2021, the KKR Property Partners America L.P. had a gross asset value approximately $3.9 billion and a net asset value of approximately $1.9 billion across a diversified portfolio of industrial, multifamily, life sciences and traditional office properties.

Property Management. The Summit Properties are managed by Urban Renaissance Property Company LLC.

Escrows and Reserves. At origination, the borrowers deposited (i) $2,958,400 into a reserve for free rent and outstanding or abated rent and/or any bridge/gap rent and (ii) $6,942,143 for outstanding tenant improvement allowances and leasing commissions.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Summit Cash Sweep Period (as defined below), 1/12th of the reasonably estimated annual real estate taxes.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of a Summit Cash Sweep Period, 1/12th of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with The Summit Whole Loan documents.

Replacement Reserves – During the continuance of a Summit Cash Sweep Period, monthly deposits in an amount equal to $15,121.77 are required to cover the costs of replacements incurred by the Borrower in accordance with The Summit Whole Loan documents.

Outstanding TI/LC Reserve – The borrowers are required to deposit into a replacement reserve during the continuance of a Summit Cash Sweep Period, an amount equal to approximately $113,413.25 ($1.50 PSF annually) for approved tenant improvements and leasing commissions at The Summit Properties in accordance with the Mortgage Loan documents. Amounts are disbursed from the TI/LC reserve account for approved tenant improvements, leasing commissions, speculative tenant improvements, white box space, tenant amenities and the like at The Summit Properties in accordance with the Mortgage Loan documents; provided with respect to spec space, such disbursements will not to exceed $75 per square foot, and the square footage will not exceed 10% of the square footage per building or 15% of the square footage for The Summit Properties in the aggregate.

Lockbox / Cash Management. The Summit Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to The Summit Properties and all other money received by the borrowers or the property manager with respect to The Summit Properties to be deposited into the lockbox account or a lender-controlled cash management account within two business days of receipt. On each business day during the continuance of a Summit Cash Sweep Period (as defined below) or event of default under The Summit Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. At all times other than during a Cash Sweep Period, all funds on deposit in the Lockbox Account will be transferred periodically (at the borrower’s discretion) into an account designated by the borrower.

On each due date during the continuance of a Summit Cash Sweep Period or an event of default under The Summit Whole Loan, all funds on deposit in the cash management account after payment of debt service on The Summit Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for The Summit Whole Loan.

A “Summit Cash Sweep Period” means each period commencing on the occurrence of a Summit Cash Sweep Event (as defined below) and continuing until the earlier of (a) the date that the related Summit Cash Sweep Event is cured in accordance with The Summit Whole Loan documents, or (b) until (x) payment in full of all principal and interest on The Summit Whole Loan and all other amounts payable under The Summit Whole Loan documents or (y) defeasance of The Summit Whole Loan.

A “Summit Cash Sweep Event” means the occurrence of: (a) an event of default; (b) a Summit Lease Sweep Trigger Event (as defined below); or (c) a Summit Debt Yield Trigger Event (as defined below).

A “Summit Lease Sweep Trigger Event” means the occurrence of any of the following: (a) a bankruptcy action of a tenant (or guarantor thereof) under a Summit Lease Sweep Lease (as defined below), (b) any monetary default or material non-monetary default under a Summit Lease Sweep Lease that continues beyond any applicable grace, notice and cure period under such Summit Lease Sweep Lease, (c) a tenant under a Summit Lease Sweep Lease goes dark at 50% or more of its space, except as provided in The Summit Whole Loan agreement or (d) the earlier of the date upon which (i) a tenant under a Summit Lease Sweep Lease cancels or terminates its lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – The Summit

with respect to at least 25% of the square of space subject to the Amazon lease as of the loan origination date prior to the then-current expiration date under such lease or (2) such tenant gives written notice to the borrowers that it is cancelling or terminating its Summit Lease Sweep Lease with respect to at least 25% of the square footage of space subject to the Amazon lease as of the loan origination date prior to the then-current expiration date under such Summit Lease Sweep Lease. A Summit Lease Sweep Trigger Event will not be triggered (or if triggered, will be terminated) if the borrowers deposit cash into the Lease Sweep Reserve account or deliver a letter of credit, in an amount that, when aggregated with any Termination Proceeds deposited in the Replacement Lease Reserve account in respect of such Summit Lease Sweep Lease, equal to a cap of $60 per square foot to the lender.

A “Summit Lease Sweep Lease” means the Amazon lease or any qualified replacement lease.

A “Summit Debt Yield Trigger Event” means a Debt Yield of less than 5.50% for the two consecutive calendar quarters immediately preceding any date of determination and continuing until the date that the related Summit Debt Yield Trigger Event is cured in accordance with The Summit Whole Loan documents.

Puget Sound Recapture – The borrowers have the right, without the lender’s consent, to amend the Puget Sound Energy lease by and between Hines Global REIT Summit Holdings LLC and Puget Sound Energy, Inc. (the “Puget Sound Energy Tenant”) from time to time to reduce the premises demised thereunder (any such space that is removed from the Puget Sound Energy Lease, until it is relet in accordance with The Summit Whole Loan agreement, the “Recaptured Puget Sound Space”) and to make corresponding reductions to the Puget Sound Energy Tenant’s rent and other obligations thereunder, provided (a) no event of default is continuing, (b) the aggregate amount of all Recaptured Puget Sound Space will not exceed 223,820 square feet in the aggregate, and (c) the pro-forma debt yield is equal to or greater than the loan origination date debt yield, if and only if (i) any such newly executed lease demising all or any portion of the Recaptured Puget Sound Space is a qualifying lease under The Summit Whole Loan agreement, and (ii) the borrowers have (A) remitted funds into the Replacement Lease Reserve Account in an amount as described under The Summit Whole Loan documents or (B) delivered to the lender a letter of credit in the amount required to be remitted into the Replacement Lease Reserve Account as set forth in The Summit Whole Loan documents.

For purposes of calculating the pro-forma Debt Yield related to the Puget Sound Recapture, the pro-forma Debt Yield will reflect the increase in revenues from any newly executed leases demising such Recaptured Puget Sound Space (and without regard to the commencement date of such lease). The borrowers have the right to prepay The Summit Whole Loan, post cash collateral, or deliver to the lender a letter of credit in such amount which, if applied in reduction of outstanding principal of The Summit Whole Loan, would result in a Debt Yield equal to or exceeding the loan origination date Debt Yield.

Subordinate and Mezzanine Debt. The Summit Properties also secure The Summit Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $198,000,000. The Summit Subordinate Companion Notes accrue interest at 2.95200%. The Summit Senior Notes are senior in right of payment to The Summit Subordinate Companion Notes. The Summit Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 58.6%, 2.56x and 7.8%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – CTDI Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – CTDI Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – CTDI Industrial

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,700,000	Title:	Fee
Cut-off Date Principal Balance:	$43,345,748	Property Type – Subtype:	Industrial – R&D / Flex
% of IPB:	4.7%	Net Rentable Area (SF):	702,800
Loan Purpose:	Acquisition	Location:	Jeffersonville, IN
Borrower:	JP 400 River Ridge LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsor:	Jeffersonville Partners, LLC	Occupancy:	100.0%
Interest Rate:	3.74000%	Occupancy Date:	12/9/2021
Note Date:	12/9/2021	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	12/6/2031	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	180 months	UW Economic Occupancy:	98.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$7,312,772
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,839,666
Lockbox / Cash Management:	Springing	UW NOI:	$5,473,106
Additional Debt:	No	UW NCF:	$5,227,126
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$83,200,000 / $118
Additional Debt Type:	N/A	Appraisal Date(3):	12/1/2021

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$62
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$25
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	52.1%
Replacement Reserves:	$0	$5,857	$210,840	Maturity Date LTV(3):	21.1%
TI/LC:	$0	$14,642	N/A	UW NCF DSCR:	1.37x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,700,000	71.6%	Purchase Price	$49,500,000	81.1%
Other Sources(4)	10,276,800	16.8	Other Uses(5)	10,896,594	17.9
Borrower Sponsor Equity	7,039,588	11.5	Closing Costs	619,794	1.0
Total Sources	$61,016,388	100.0%	Total Uses	$61,016,388	100.0%

(1)	Historical NOI is unavailable as the CTDI Industrial Property (as defined below) was constructed in 2020.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The appraised value represents the "As Stabilized" value of $83,200,000, which includes the extraordinary assumption that the proposed lease between the borrower and CTDI (as defined below) with the proposed terms would be executed at the closing of the CTDI Industrial Property sale. At the closing of the CTDI Industrial Property sale, a lease between the borrower and CTDI was signed, which lease was substantially identical to the proposed lease. As such, the “As Stabilized” value of $83,200,000 (as shown in the appraisal) is being treated for purposes herein and throughout the Preliminary Prospectus as the “As-Is” value. The "As-Is" appraised value is $60,200,000 and results in a Cut-off Date LTV and Maturity Date LTV of 72.0% and 29.2%, respectively.
(4)	Other Sources represents equity contributed by CTDI.
(5)	Other Uses represents capital expenditures of Phase 1 renovations of approximately $1.4 million, Phase II renovations of $8.9 million, and parking improvements of $616,845.

The Loan. The CTDI Industrial mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 702,800 square foot industrial property located in Jeffersonville, Indiana (the “CTDI Industrial Property”). The CTDI Industrial mortgage loan (the “CTDI Industrial Mortgage Loan”) was originated by LMF and has an outstanding principal balance as of the Cut-off Date of approximately $43.3 million. The CTDI Industrial Mortgage Loan has a 10-year term and amortizes on a 15-year amortization schedule.

The Property. The CTDI Industrial Property is a 702,800 square foot, single-story Class A industrial building situated on approximately 50.67-acres in Jeffersonville, Indiana. Built in 2020, the CTDI Industrial Property is solely occupied by Communication Test Design Inc. (“CTDI”). The CTDI Industrial Property features 40-foot clear ceiling heights, 72 dock high doors and three drive-in doors. The CTDI Industrial Property also features approximately 67.27% of warehouse space, 28.46% of production space, and 4.27% of office space. Parking is provided via 562 surface parking spaces, resulting in a parking ratio of approximately 0.80 spaces per 1,000 square feet. Phase

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – CTDI Industrial

I (120,000 square feet) of the CTDI Industrial Property was completed in September 2021 for approximately $1.43 million. Phase I includes a small office area and a production area. Phase II (230,000 square feet) was completed in December 2021 for approximately $8.9 million. Phase II included the build-out of a larger office space, employee locker rooms, cafeteria and more production space. The tenant, CTDI, also contributed approximately $8.25 million in furniture, fixture and equipment for the CTDI Industrial Property.

The CTDI Industrial Property was acquired by the borrower, whose ultimate beneficial owners consist of the CTDI executives and members of the Parsons family, the sole shareholders of CTDI. In conjunction with the acquisition, the borrower signed a 15-year NNN lease with CTDI. Prior to the borrower’s acquisition of the CTDI Industrial Property, CTDI, the sole tenant (and an affiliate of the borrower) signed a short-term lease with the seller of the CTDI Industrial Property to enable CTDI to begin their renovations of the CTDI Industrial Property prior to the close of the acquisition, due to CTDI’s expanding business needs.

Founded in 1975 by the Parsons family, CTDI is a full-service, global engineering, repair and logistics company that provides solutions to the communications industry. CTDI provides a business model to global customers that is comprised of four divisions: set top box / customer premises equipment, mobile and consumer electronics (“MCE”), network services and product / supply. CTDI’s customers include the major telecom carriers, cable service providers and major original equipment manufacturers from around the world. CTDI’s corporate headquarters are located in West Chester, Pennsylvania and CTDI has approximately 19,000 employees. CTDI operates facilities in 22 countries with a presence in North America, South America, Europe and Asia Pacific. CTDI operates a portion of its MCE division at the CTDI Industrial Property. MCE, also called MCE-360, is a fully integrated model designed to provide four primary service categories which includes, engineering and information technology, test and repair, global logistics and aftermarket services. The MCE division has approximately 9.2 million square feet of operation space, conducts 350 million reverse logistics units annually, 230 million forward logistics units annually and has repaired over 25 million components annually.

The CTDI Industrial Property benefits from a 10-year enterprise zone agreement tax exemption program with fluctuations over the first five years and then flattening to a 30% taxable value abatement during the last five years. The tax exemption started in the 2021 pay 2022 tax year and will end in the 2028 pay 2029 tax year. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

CTDI Lease. CTDI signed a 15-year NNN lease, which expires on November 30, 2036 with an annual base rent of approximately $5.4 million ($7.80 PSF), increasing by approximately 2.0% annually. There are no termination options.

COVID-19 Update. As of January 3, 2022, the CTDI Industrial Property is open and operating. As of the date of this term sheet, the CTDI Industrial Mortgage Loan is not subject to any modification or forbearance requests.

Environmental. According to the Phase I environmental assessment dated September 24, 2021, there was no evidence of any recognized environmental conditions at the CTDI Industrial Property. However, at loan origination, the borrower obtained a pollution legal liability plus insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Communication Test Design Inc.	NR/NR/NR	702,800	100.0%	$7.80	$5,481,840	100.0%	11/30/2036
Occupied Collateral Total / Wtd. Avg.		702,800	100.0%	$7.80	$5,481,840	100.0%

Vacant Space		0	0.0%

Collateral Total		702,800	100.0%

(1)	Based on the underwritten rent roll dated December 9, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – CTDI Industrial

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	702,800	100.0	5,481,840	100.0	702,800	100.0%	$5,481,840	100.0%
Total	1	702,800	100.0%	$5,481,840	100.0%
(1)	Based on the underwritten rent roll dated December 9, 2021.

Underwriting Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place	$5,481,840	$7.80	73.5%
Rent Steps	140,560	$0.20	1.9
Gross Potential Rent	$5,622,400	$8.00	75.3%
Total Reimbursements	1,839,612	$2.62	24.7
Net Rental Income	$7,462,012	$10.62	100.0%
Other Income	0	$0.00	0.0
(Vacancy/Credit Loss)(2)	(149,240)	($0.21)	(2.0)
Effective Gross Income	$7,312,772	$10.41	98.0%
Total Expenses	1,839,666	$2.62	25.2
Net Operating Income	$5,473,106	$7.79	74.8%
Capital Expenditures	70,280	$0.10	1.0
TI/LC	175,700	$0.25	2.4
Net Cash Flow	$5,227,126	$7.44	71.5%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 2.0%.

The Market. The CTDI Industrial Property is located in Jeffersonville, Indiana, within the Louisville/Jefferson County, KY-IN Metropolitan Statistical Area (the “Louisville MSA”) in Clark County. Jeffersonville is situated along the Ohio River to the north of Louisville, Kentucky along Interstate 65. The Louisville MSA contains 12 counties, with seven counties in Kentucky and five counties in southern Indiana. The Louisville MSA economy is driven by the services, manufacturing, retail and finance, insurance and real estate industries. Louisville is home to two Fortune 500 companies, including Humana Inc. and Yum! Brands. Humana is a health and well-being company that serves approximately 17 million members through its medical benefit plans as well as approximately 5 million members through Humana’s specialty products. Other employers within the Louisville MSA include United Parcel Service (UPS), Fort Knox, Norton Healthcare, Ford Motor Co., UofL Health and Kroger Co.

The CTDI Industrial Property is located along River Ridge Parkway. The immediate area surrounding the CTDI Industrial Property is surrounded with industrial uses. Access to the area is provided via Interstate 265 (“I-265”), Interstate 65, Interstate 64 and Interstate 71. I-265 is located south of the CTDI Industrial Property via State Road 62. I-265 circles Louisville providing access to other major interstates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – CTDI Industrial

to surrounding communities around the Louisville area. The CTDI Industrial Property is located within the River Ridge Commerce Park (“RRCP”) which was developed by the River Ridge Development Authority (“RRDA”). The RRDA has spent more than $130 million in public funds to install new infrastructure including streets, site preparation, amenities and a commercial-grade transportation corridor. The RRCP is home to more than 60 companies including aerospace, automotive, food and beverage, information technology, life sciences and logistics. The RRCP is positioned near the major methods of transportation including air, rail, waterway and the four major interstates. The CTDI Industrial Property is located approximately 24.3 miles north of the Louisville Muhammad Ali International Airport (“SDF”). In 2019, SDF accommodated more than 4.2 million passengers via nonstop service to more than 30 destinations. SDF ranks second in North America in the total amount of cargo handled as SDF is home to the United Parcel Service (“UPS”) international air-sorting hub. In 2019, SDF handled more than 6.5 billion pounds of cargo, freight and mail. In 1982, UPS began its overnight delivery business using SDF as the main hub operation center. Worldport is the UPS’s all-points international air express hub which lies between SDF’s runways and connects Louisville to 220 countries and territories. Worldport includes approximately 5.2 million square feet of technology and 155 miles of package sorting conveyor belts all under one roof.

According to the appraisal, the CTDI Industrial Property is located within the Louisville MSA industrial market and the Outlying Clark County industrial submarket. As of the second quarter of 2021, the Louisville MSA industrial market contained approximately 226.8 million square feet of industrial space with a vacancy rate of 4.6% and an average quoted rental rate of $4.23 per square foot. As of the second quarter of 2021, the Louisville MSA industrial market reported positive net absorption of approximately 5.4 million square feet and approximately 6.7 million square feet of completions. The Outlying Clark County industrial submarket contained approximately 18.2 million square feet of industrial space with a vacancy rate of 12.4% and an average rental rate of $4.31 per square foot as of the second quarter of 2021. The Outlying Clark County industrial submarket reported positive net absorption of approximately 1.2 million square feet and approximately 2.5 million square feet of completions.

The appraisal identified eight competitive properties built between 1947 and 2020 ranging in size from approximately 120,000 square feet to 875,703 square feet. The appraisal’s competitive set reported rent from $6.49 per square foot to $13.90 per square foot, with an average rent of $8.54 per square foot. The appraisal concluded a market rent of $8.00 per square foot on a triple net lease for industrial/flex space.

Comparable Industrial/Flex Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
CTDI Industrial 400 River Ridge Parkway Jeffersonville, IN	2020	100.0%(2)	702,800(2)	Communication Test Design Inc.(2)	702,800(2)	$7.80(2)	Dec-21(2)	180(2)
American Axle & Manufacturing 1840 Holbrook Avenue Hamtramck, MI	1947	100.0%	875,703	American Axle	875,703	$7.13	Oct-20	180
30333 Emerald Valley Parkway 30333 Emerald Valley Parkway Solon, OH	2004	100.0%	120,000	Stride Tool, LLC	120,000	$7.05	Aug-20	84
Magna Seating of America 747 Mill Park Drive Lancaster, OH	2020	100.0%	153,000	Magna Seating of America Inc.	153,000	$7.82	Apr-20	120
Webasto STNL 14200 North Haggerty Road Plymouth, MI	2019	100.0%	289,500	Webasto Roof Systems, Inc.	289,500	$7.52	Jan-20	144
Quality Metalcraft, Inc. 12001 Farmington Road Livonia, MI	1960	100.0%	282,088	Quality Metalcraft, Inc.	282,088	$6.49	Nov-19	192
50 Continental Drive 50 Continental Drive Auburn Hills, MI	2018	100.0%	137,650	Samsung SDI America, Inc.	137,650	$8.88	May-19	120
BAE Systems 4250 Airport Expressway Fort Wayne, IN	2015	100.0%	333,750	Bae Systems	333,750	$13.90	Aug-16	108
GE Aviation 3720 South US 52 Highway Lafayette, IN	2015	100.0%	306,406	GE Aviation	306,406	$9.49	Sep-15	180
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 9, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – CTDI Industrial

The following table presents certain information relating to comparable sales for the CTDI Industrial Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
CTDI Industrial 400 River Ridge Parkway Jeffersonville, IN	NAP	702,800(2)	100.0%(2)	NAP	NAP	NAP
Logoplaste 571 Commerce Parkway Lima, OH	Jul-2021	100,000	100.0%	$10,650,000	$106.50	$112.94
Skyway 350 4500 Fern Valley Road Louisville, KY	May-2021	352,289	100.%	$29,600,000	$84.02	$98.56
451 Kenwood Business Drive 451 Kenwood Business Drive Louisville, KY	Apr-2021	110,000	100.0%	$10,850,000	$98.64	$116.83
Magna Seating of America 747 Mill Park Drive Lancaster, OH	Apr-2020	153,000	100.0%	$17,874,148	$116.82	$125.00
Mayco Plastics 27027 Mound Road Warren, MI	Feb-2020	311,123	100.0%	$22,750,000	$73.12	$89.98
SWECO 8029 Dixie Highway Florence, KY	Sept-2019	191,215	100.0%	$27,627,855	$144.49	$149.62
Quality Metalcraft, Inc. 12001 Farmington Road Livonia, MI	May-2019	282,088	100.0%	$19,903,042	$87.17	$106.43
ATC Manufacturing 13688 Lafayette Center Road Roanoke, IN	May-2021	102,188	100.0%	$9,250,000	$90.52	$108.62
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 9, 2021.

The Borrower. The borrowing entity for the CTDI Industrial Mortgage Loan is JP 400 River Ridge LLC, a single purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CTDI Industrial Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the CTDI Industrial Mortgage Loan is Jeffersonville Partners, LLC which is owned by members of the Parsons Family and CTDI employees. CTDI was founded in 1975 by Jerry Parsons and is currently led by Chief Executive Officer and President, Leo Parsons. Leo Parsons served as the Chief Operations Officer until 2019 where he led CTDI’s commitment to customer satisfaction, operational excellence and global expansion. Jeffersonville Partners, LLC has (and is required by the CTDI Industrial Mortgage Loan documents to maintain) $1 million in assets, exclusive of the CTDI Industrial Property, which assets are funded through a letter of credit.

Property Management. The CTDI Industrial Property is self-managed.

Escrows and Reserves. At origination, the borrower was not required to fund any initial reserves.

Tax Escrows – Ongoing real estate taxes will not be required for so long as a Critical Tenant Trigger Event Period (as defined below) does not exist. Upon the occurrence of a Critical Tenant Trigger Event Period, the borrower will be required to commence making monthly payments equal to 1/12th of the real estate taxes the lender estimates will be payable during the next ensuing 12 months at least 30 days prior to their respective due dates. A Critical Tenant Trigger Event Period will commence upon the occurrence of a Critical Tenant Trigger Event (as defined below) (see “Lockbox / Cash Management” section) and end on the day prior to the first payment date following the Critical Tenant Trigger Event Cure (as defined below).

Insurance Escrows – Ongoing insurance premium reserves will not be required for so long as a Critical Tenant Trigger Event Period does not exist. Upon the occurrence of a Critical Tenant Trigger Event Period, the borrower will be required to commence making monthly payments equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the related expiration date.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $5,857 for replacement reserves (approximately $0.10 per square foot annually), subject to a cap of $210,840.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $14,642 for TI/LC reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 7 – CTDI Industrial

Lockbox / Cash Management. The CTDI Industrial Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event, (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the Cash Management Trigger Event, to instruct all tenants to deposit rents into such lockbox account, and (ii) with respect to any other amounts collected, the borrower or any agent of the borrower are required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the CTDI Industrial Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the CTDI Industrial Mortgage Loan documents) are required to be applied as follows (a) if a Cash Sweep Event is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event, to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event Cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the second late debt service payment within any consecutive 12-month period, (iii) a bankruptcy action of the borrower or guarantor, (iv) a Cash Management DSCR Trigger Event (as defined below) or (v) a Critical Tenant Trigger Event. A Cash Management Trigger Event will end (a) with respect to clause (i) above, if a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when the debt service payments have been made on time for 12 consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing, among other conditions, with respect to the borrower and the guarantor, (d) with respect to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters and (e) with respect to clause (v) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or guarantor, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to clause (i) above, if a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the borrower and the guarantor, (c) with respect to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters and (d) with respect to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

A “Critical Tenant Trigger Event” will occur upon (i) if CTDI or any other tenant occupying the space currently occupied by CTDI (the “Critical Tenant” and each related lease, the “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or if the applicable Critical Tenant Lease is otherwise terminated, (ii) an event of default under the Critical Tenant Lease occurs and is continuing, (iii) if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs, (iv) if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, or (v) if the Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i) above, the date that (1) the Critical Tenant Lease extension is executed by CTDI and the borrower and delivered to the lender and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any such costs and expenses, as reasonably determined by the lender has been deposited into the critical tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (ii) above, if a cure of such event of default is accepted by the lender, (c) with respect to clause (iii) above, (x) if the Critical Tenant Trigger Event is a result of the filing of an involuntary petition against the Critical Tenant or any guarantor of such Critical Tenant Lease and neither the Critical Tenant nor any guarantor of such Critical Tenant nor any affiliate of the Critical Tenant or its guarantor solicited or caused to be solicited the petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing or (y) the affirmation of the Critical Tenant Lease in the applicable bankruptcy proceeding, provided that in the event of (x) or (y) the Critical Tenant is actually paying all rents and other amounts due under the lease, (d) with respect to clause (iv) above, the related Critical Tenant re-commences the payment of full unabated rent, or (e) with respect to clause (v) above, the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-Tenanting Event has occurred.

A “Critical Tenant Trigger Event Period” means the period commencing upon the occurrence of a Critical Tenant Trigger Event and ending on the day prior to the first payment date following the Critical Tenant Trigger Event Cure(s) with respect to all Critical Tenant Trigger Events.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 7 – CTDI Industrial

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least 10 years and on terms and conditions that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$39,000,000	Title:	Fee
Cut-off Date Principal Balance:	$39,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	4.2%	Net Rentable Area (Units):	291
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Barry Singer	Occupancy:	99.3%
Interest Rate:	4.14000%	Occupancy Date:	10/4/2021
Note Date:	12/10/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/6/2031	3rd Most Recent NOI (As of):	$2,753,777 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,695,591 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,914,960 (TTM 10/31/2021)
Original Amortization:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$4,696,337
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$1,665,192
Lockbox / Cash Management:	Springing	UW NOI:	$3,031,145
Additional Debt:	No	UW NCF:	$2,968,322
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$52,650,000 / $180,928
Additional Debt Type:	N/A	Appraisal Date:	10/15/2021

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$134,021
Taxes:	$60,608	$57,722	N/A	Maturity Date Loan / Unit:	$134,021
Insurance:	$115,258	$12,197	N/A	Cut-off Date LTV:	74.1%
Replacement Reserves:	$0	$4,877	N/A	Maturity Date LTV:	74.1%
TI/LC:	$0	$358	N/A	UW NCF DSCR:	1.81x
Deferred Maintenance:	$27,000	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,000,000		100.0%	Loan Payoff	$35,636,416	91.4%
				Return of Equity	2,164,483	5.5
				Closing Costs	996,235	2.6
				Upfront Reserves	202,866	0.5
Total Sources	$39,000,000		100.0%	Total Uses	$39,000,000	100.0%

(1)	See “The Borrowers” below for more information.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Singer Bronx Multifamily Portfolio mortgage loan (the “Singer Bronx Multifamily Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $39,000,000 and is secured by a first mortgage lien on the borrowers’ fee interests in a 291-unit multifamily portfolio located in the Bronx, New York (the “Singer Bronx Multifamily Portfolio Properties”). The Singer Bronx Multifamily Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Singer Bronx Multifamily Portfolio Properties consist of five multifamily properties located in the Bronx, New York. The Singer Bronx Multifamily Portfolio Properties are comprised of 291 multifamily units and two retail spaces totaling 2,150 square feet. All 291 units at the Singer Bronx Multifamily Portfolio Properties are subject to rent stabilization regulations, and one unit at the Singer Bronx Multifamily Portfolio Properties is subject to rent control regulations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

The following table presents certain information relating to the Singer Bronx Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Property - Subtype	Year Built / Renovated	Units	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
3004 Heath Avenue(1)	Multifamily – Mid Rise	1916 / NAP	117	$15,400,000	39.5%	$20,700,000	$1,179,142	38.9%
2500 Webb Avenue	Multifamily – Mid Rise	1924 / NAP	58	7,600,000	19.5	10,350,000	601,658	19.8
2487 Grand Avenue	Multifamily – Mid Rise	1920 / NAP	42	5,800,000	14.9	7,850,000	463,380	15.3
2497 Grand Avenue	Multifamily – Mid Rise	1920 / NAP	37	5,200,000	13.3	7,000,000	400,069	13.2
160 West Kingsbridge Road	Multifamily – Mid Rise	1927 / NAP	37	5,000,000	12.8	6,750,000	386,895	12.8
Total/Wtd. Avg.			291	$39,000,000	100.0%	$52,650,000	$3,031,145	100.0%
(1)	The 3004 Heath Avenue property includes two commercial units totaling 2,150 square feet.

3004 Heath Avenue. The 3004 Heath Avenue property is a 117-unit multifamily property located in the Bronx, New York. Built in 1916, and most recently underwent capital expenditure improvements in 2021, the 3004 Heath Avenue property consists of four buildings situated on a 0.59-acre site. The buildings are non-contiguous, with one building located at 3004 Heath Avenue, two buildings located at 3011-3021 Heath Avenue and one building located at 3030 Heath Avenue. The 3004 Heath Avenue property’s unit mix includes three studio units, 54 one-bedroom/one-bathroom units, 44 two-bedroom/one-bathroom units and 16 three-bedroom/one-bathroom units, with an average unit size of 758 square feet. The two commercial units consist of 2,150 square feet and are leased to two tenants. Since acquisition, the borrowers have invested approximately $172,617 in the 3004 Heath Avenue property for improvements related to chimney cleaning and conversion to gas heating. As of October 4, 2021, the 3004 Heath Avenue property was 98.3% occupied.

2500 Webb Avenue. The 2500 Webb Avenue property is a 58-unit multifamily property located in the Bronx, New York. Built in 1924 and most recently underwent capital expenditure improvements in 2019, the 2500 Webb Avenue property consists of one six-story building situated on a 0.30-acre site. The 2500 Webb Avenue property’s unit mix includes 36 one-bedroom/one-bathroom units, 15 two-bedroom/one-bathroom units and seven three-bedroom/one-bathroom units, with an average unit size of 924 square feet. Since acquisition, the borrowers have invested approximately $25,000 in the 2500 Webb Avenue property for stucco repairs. As of October 4, 2021, the 2500 Webb Avenue property was 100.0% occupied.

2487 Grand Avenue. The 2487 Grand Avenue property is a 42-unit multifamily property located in the Bronx, New York. Built in 1920 and most recently underwent capital expenditure improvements in 2020, the 2487 Grand Avenue property consists of one, five-story building situated on a 0.22-acre site. The 2487 Grand Avenue property’s unit mix includes 17 one-bedroom/one-bathroom units, 20 two-bedroom/one-bathroom units and five three-bedroom/one-bathroom units, with an average unit size of 770 square feet. Since acquisition, the borrowers have invested approximately $109,388 in the 2487 Grand Avenue property for gas heating conversion. As of October 4, 2021, the 2487 Grand Avenue property was 100.0% occupied.

2497 Grand Avenue. The 2497 Grand Avenue property is a 37-unit multifamily property located in the Bronx, New York. Built in 1920 and most recently underwent capital expenditure improvements in 2019, the 2497 Grand Avenue property consists of one five-story building situated on a 0.20-acre site. The 2497 Grand Avenue property’s unit mix includes 28 one-bedroom/one-bathroom units, five two-bedroom/one-bathroom units and four three-bedroom/one-bathroom units, with an average unit size of 829 square feet. Since acquisition, the borrowers have invested approximately $42,663 in the 2497 Grand Avenue property for renovations to a vacant unit, roofing repairs and gas heating conversion. As of October 4, 2021, the 2497 Grand Avenue property was 100.0% occupied.

160 West Kingsbridge Road. The 160 West Kingsbridge Road property is a 37-unit multifamily property located in the Bronx, New York. Built in 1927 and most recently underwent capital expenditure improvements in 2019, the 160 West Kingsbridge Road property consists of one six-story building situated on a 0.17-acre site. The 160 West Kingsbridge Road property’s unit mix includes 20 one-bedroom/one-bathroom units and 17 two-bedroom/one-bathroom units, with an average unit size of 956 square feet. Since acquisition, the borrowers have invested approximately $53,759 in the 160 West Kingsbridge Road property for renovations, sidewalk repairs, elevator repairs and boiler control repairs. As of October 4, 2021, the 160 West Kingsbridge Road property was 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

The following table presents certain information relating to the unit mix of The Singer Bronx Multifamily Portfolio Properties:

Singer Bronx Multifamily Portfolio Unit Mix(1)
Unit Type	# of Units(2)	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	In -Place Average Monthly Rental Rate Per Unit(2)	Market Monthly Rental Rate Per Unit(3)
3004 Heath Avenue
Studio	3	1.0%	2	66.7%	485	$1,317	$1,450
1 Bedroom, 1 Bath	54	18.6%	54	100.0%	634	$1,315	$1,550
2 Bedroom, 1 Bath	44	15.1%	44	100.0%	836	$1,199	$2,073
3 Bedroom, 1 Bath	16	5.5%	15	93.8%	1,016	$1,363	$2,100
2500 Webb Avenue
1 Bedroom, 1 Bath	36	12.4%	36	100.0%	792	$1,269	$1,650
2 Bedroom, 1 Bath	15	5.2%	15	100.0%	1,056	$1,269	$1,950
3 Bedroom, 1 Bath	7	2.4%	7	100.0%	1,320	$1,636	$2,225
2487 Grand Avenue
1 Bedroom, 1 Bath	17	5.8%	17	100.0%	622	$1,396	$1,550
2 Bedroom, 1 Bath	20	6.9%	20	100.0%	830	$1,588	$1,825
3 Bedroom, 1 Bath	5	1.7%	5	100.0%	1,037	$1,352	$2,000
2497 Grand Avenue
1 Bedroom, 1 Bath	28	9.6%	28	100.0%	742	$1,421	$1,650
2 Bedroom, 1 Bath	5	1.7%	5	100.0%	989	$949	$1,950
3 Bedroom, 1 Bath	4	1.4%	4	100.0%	1,237	$1,533	$2,225
160 West Kingsbridge Road
1 Bedroom, 1 Bath	20	6.9%	20	100.0%	829	$1,395	$1,700
2 Bedroom, 1 Bath	17	5.8%	17	100.0%	1,105	$1,352	$2,000
Total/Wtd. Avg.(4)	291	100.0%	289	99.3%	827	$1,338	$1,796
(1)	Based on the underwritten rent rolls dated October 4, 2021. Excluding commercial space.

(2)	All 291 units at the Singer Bronx Multifamily Portfolio are subject to rent stabilization regulations.

(3)	Market Monthly Rental Rate Per Unit information is based on the appraisals.

(4)	Total/Wtd. Avg. for Average Unit Size (SF) and Market Monthly Rental Rate Per Unit is based on number of Units. Total/Wtd. Avg. for In-Place Average Monthly Rental Rate Per Unit is based on Occupied Units.

COVID-19 Update. As of January 15, 2022, the Singer Bronx Multifamily Portfolio Properties were open and operating. As of the date of this term sheet, the Singer Bronx Multifamily Portfolio Mortgage Loan is not subject to any modification or forbearance request. Collections at the Singer Bronx Multifamily Portfolio Properties were at 93.2% and 99.8% for November and December 2021.

Environmental. According to Phase I environmental assessments dated November 1, 2021, there was no evidence of any recognized environmental conditions at the Singer Bronx Multifamily Portfolio Properties. Historical recognized environmental conditions relating to the past uses of certain Singer Bronx Multifamily Portfolio Properties were noted within the Phase I environmental assessments.

Historical and Current Occupancy
2019(1)	2020(1)	Current(2)
98.4%	98.6%	99.3%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of October 4, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,332,017	$4,318,733	$4,520,922	$4,641,620	$15,951	94.8%
Vacancy Gross Up	0	0	0	163,800	563	3.3
Other Income(3)	81,472	71,536	77,494	91,968	316	1.9
Gross Potential Rent	$4,413,489	$4,390,269	$4,598,416	$4,897,388	$16,830	100.0%
Net Rental Income	$4,413,489	$4,390,269	$4,598,416	$4,897,388	$16,830	100.0%
(Vacancy/Credit Loss)	0	0	0	(201,052)	(691)	(4.1)
Effective Gross Income	$4,413,489	$4,390,269	$4,598,416	$4,696,337	$16,139	95.9%

Total Expenses	$1,659,712	$1,694,678	$1,683,456	$1,665,192	$5,722	35.5%

Net Operating Income	$2,753,777	$2,695,591	$2,914,960	$3,031,145	$10,416	64.5%

Total TI/LC, Capex/RR	0	0	0	62,823	216	1.3

Net Cash Flow	$2,753,777	$2,695,591	$2,914,960	$2,968,322	$10,200	63.2%
(1)	TTM column represents the trailing 12 months ending October 31, 2021.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income consists of commercial in-place base rent underwritten based on the rent roll dated October 4, 2021 for the 3004 Heath Avenue property.

The Market. The Singer Bronx Multifamily Portfolio Properties are located in the Bronx, New York, within the New York City-Jersey City-White Plains, NY-NJ-PA Metropolitan Statistical Area (the “New York MSA”) in Bronx County. New York City is the home to some of the nation’s leading investment banks and brokerage companies and many of the largest commercial banking institutions in the United States. Major employers within the New York MSA include JPMorgan Chase, Citigroup Inc, ABM Industries Inc., Pfizer Inc, Icahn Enterprises LP and Phillip Morris International Inc.

The Singer Bronx Multifamily Portfolio Properties are located within approximately two miles of each other in the University Heights and Kingsbridge Heights neighborhoods. University Heights is located within the western portion of Bronx, New York and Kingsbridge Heights is located within the northwest portion of Bronx, New York. The Singer Bronx Multifamily Portfolio Properties’ surrounding area is primarily an urban residential area. Public transportation is accessible via the Metropolitan Transportation Authority subway and bus system. Midtown Manhattan is located approximately two miles south of the Singer Bronx Multifamily Portfolio Properties. Major attractions in Midtown Manhattan include Grand Central Terminal, Rockefeller Center, Radio City Music Hall and Madison Square Garden.

According to the appraisal, the Singer Bronx Multifamily Portfolio Properties are located within the New York multifamily market and the Bronx multifamily submarket. As of the third quarter of 2021, the New York multifamily market contained approximately 1.4 million units of inventory with a vacancy rate of 2.4% and an asking rental rate of $2,839 per unit. As of the third quarter of 2021, the New York multifamily market reported positive net absorption of 1,823 units. According to third-party reports, the West Bronx multifamily submarket contained 89,333 units of inventory with a vacancy rate of 0.5% and an average effective rental rate of $1,449 per unit as of the third quarter of 2021. As of the third quarter of 2021, the West Bronx multifamily submarket reported positive net absorption of 18 units.

Market Summary(1)
Property Name	Location	.25-mile Population	.50-mile Population	1-mile Population	.25-mile Median Household Income in 2021	.50-mile Median Household Income in 2021	1-mile Median Household Income in 2021
3004 Heath Avenue	Bronx, NY	12,672	45,952	156,501	$36,474	$41,551	$51,750

2500 Webb Avenue	Bronx, NY	17,901	59,276	213,086	$42,156	$37,219	$37,165

2497 Grand Avenue	Bronx, NY	21,677	71,646	215,628	$39,041	$36,071	$35,776

2487 Grand Avenue	Bronx, NY	19,006	71,316	217,591	$34,557	$35,624	$35,632

160 West Kingsbridge Road	Bronx, NY	17,964	47,580	188,811	$47,434	$36,736	$41,113

(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

The Borrowers. The borrowing entities for the Singer Bronx Multifamily Portfolio Mortgage Loan are MGSA I LLC, MGSA II LLC, MGSA III LLC, MGSA IV LLC, MGSA VII LLC, MGSA VIII LLC and 2500 Webb LLC, each single purpose entities with two independent directors in their organizational structure (collectively, the “Singer Bronx Multifamily Portfolio Borrower”). Legal counsel to the Singer Bronx Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Singer Bronx Multifamily Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Singer Bronx Multifamily Portfolio Mortgage Loan is Barry Singer. Mr. Singer has over 40 years of commercial real estate experience as an investor, owner, and manager of multifamily assets. Over the course of his real estate career, Mr. Singer has focused his apartment building portfolio in the Tri-State area but has recently expanded into other regions of the United States.

Property Management. The Singer Bronx Multifamily Portfolio Properties are managed by Sharp Management Corp., a third-party management company.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately $60,608 for tax reserves, approximately $115,258 for insurance reserves, and $27,000 for deferred maintenance reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $57,722.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $12,197.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $4,877 for replacement reserves (approximately $201 per unit annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow approximately $358 for TI/LC reserves for tenant improvement costs and leasing commissions at the commercial spaces.

Lockbox / Cash Management. The Singer Bronx Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrowers are required to establish a lender-controlled lockbox account and within five business days of the Cash Management Trigger Event, to instruct all tenants to deposit rents into such lockbox account, and (ii) with respect to any other amounts collected, the borrowers or any agent of the Singer Bronx Multifamily Portfolio Borrower are required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the Singer Bronx Multifamily Portfolio Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Singer Bronx Multifamily Portfolio Mortgage Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrowers; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers, guarantor or property manager or (iii) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, if a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrowers or guarantor and with respect to the property manager, within 120 days, or if the borrowers have replaced the property manager with a qualified property manager acceptable to the lender, or (c) with respect to clause (iii) above, on the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect clause (i) above, a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrowers or the guarantor and with respect to the property manager, within 120 days, or if the borrowers have replaced the property manager with a qualified property manager acceptable to the lender, or (c) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.05x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 8 - Singer Bronx Multifamily Portfolio

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after the permitted prepayment date and prior to the open period, the Singer Bronx Multifamily Portfolio Borrower may obtain the release of any individual property from the lien of the mortgage, subject to the satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the Singer Bronx Multifamily Portfolio Borrower makes a partial prepayment of the principal of the Singer Bronx Multifamily Portfolio Mortgage Loan in an amount equal to 115% of the allocated loan amount for the related Singer Bronx Multifamily Portfolio Property being released (the “Release Property”); (iii) the debt service coverage ratio for the remaining properties after such release is not less than the greater of (a) 1.83x and (b) the debt service coverage ratio for the remaining properties and the Release Property for the preceding 12 months as of the date immediately preceding such release; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 74.1% and (b) the loan-to-value ratio for the remaining properties and the Release Property immediately preceding the release of the property; (v) satisfaction of any REMIC release conditions; and (vi) if required by the lender, the lender will receive a rating agency confirmation with respect to such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 9 – 6700 Paredes Line Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 9 – 6700 Paredes Line Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 9 – 6700 Paredes Line Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Industrial - Warehouse/Distribution
% of IPB:	3.6%	Net Rentable Area (SF):	1,040,166
Loan Purpose:	Refinance	Location:	Brownsville, TX
Borrower:	Phoenix Brownsville Industrial Investors LLC	Year Built / Renovated:	1998 / NAP
Borrower Sponsor:	Phoenix Investors	Occupancy:	100.0%
Interest Rate:	3.68300%	Occupancy Date:	11/30/2021
Note Date:	1/7/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	2/6/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of):	$2,687,852 (TTM 10/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,474,873
Call Protection:	L(24),D(90),O(6)	UW Expenses:	$810,143
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,664,730
Additional Debt:	No	UW NCF:	$3,408,740
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$60,400,000 / $58
Additional Debt Type:	N/A	Appraisal Date:	12/9/2021

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$32
Taxes:	$162,083	$35,236	N/A	Maturity Date Loan / SF:	$32
Insurance:	$78,972	$8,226	N/A	Cut-off Date LTV:	54.6%
Replacement Reserves:	$0	$8,668	$312,050	Maturity Date LTV:	54.6%
TI/LC:	$0	$13,002	$468,075	UW NCF DSCR:	2.77x
TATILC:	$506,912	$0	N/A	UW NOI Debt Yield:	11.1%
Survey Delivery Reserve(3):	$6,300,000	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%		Payoff Existing Debt	$13,892,693	42.1%
				Partnership Buyout	11,303,428	34.3
				Upfront Reserves	7,047,966	21.4
				Return of Equity(3)	426,921	1.3
				Closing Costs	328,991	1.0
Total Sources	$33,000,000	100.0%		Total Uses	$33,000,000	100.0%

(1)	Historical NOI is unavailable as the borrower sponsor acquired the 6700 Paredes Line Road Property (as defined below) in November 2020.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	The Survey Delivery Reserve will be released to the borrower when the borrower delivers an updated survey to the lender. As of January 25, 2022, the conditions necessary for the release of the Survey Delivery Reserve have been satisfied. The release of this reserve back to the borrower will result in approximately $6.7 million of equity being returned to the borrower sponsor.

The Loan. The 6700 Paredes Line Road mortgage loan (the “6700 Paredes Line Road Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 1,040,166 square foot industrial property located in Brownsville, Texas (the “6700 Paredes Line Road Property”). The 6700 Paredes Line Road Mortgage Loan was originated by UBS AG and has an outstanding principal balance as of the Cut-off Date of $33.0 million. The 6700 Paredes Line Road Mortgage Loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 9 – 6700 Paredes Line Road

The Property. The 6700 Paredes Line Road Property is a 1,040,166 square foot industrial warehouse/distribution property built in 1998 and is situated on an 85.54-acre site. The 6700 Paredes Line Road Property features a one-story building and 660 surface parking spaces, resulting in a parking ratio of approximately 0.63 spaces per 1,000 square feet. The 6700 Paredes Line Road Property features 46 dock high doors, six drive-in doors, clear ceiling heights of 23 feet to 70 feet and 4% office space. The 6700 Paredes Line Road Property also has a 100-ton bridge crane located in the high bay. The appraiser has valued the crane at $700,000, which was included in the appraised value. As of November 30, 2021, the 6700 Paredes Line Road Property was 100.0% leased to two tenants, First Brands Group (65.0% NRA) and CK Technologies (35.0% NRA).

COVID-19 Update. As of January 10, 2022, the 6700 Paredes Line Road Property was open and operating. Tenants representing 100.0% of the underwritten base rent made their January 2022 rental payments. As of the date of this term sheet, the 6700 Paredes Line Road Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

First Brands Group (675,822 square feet; 65.0% NRA; 74.1% of underwritten base rent): First Brands Group is a global automotive parts company that develops, markets and sells premium products through a portfolio of nine market-leading brands: Raybestos® complete brake solutions, Centric® Parts replacement brake components, FRAM® filtration products, LuberFiner® filtration products, TRICO® wiper blades, ANCO® wiper blades, Carter® fuel and water pumps, Autolite® spark plugs, and StrongArm® lift supports. First Brands Group has been a tenant at the 6700 Paredes Line Road Property since 2021 under a lease with an expiration date of November 2026, with two, five-year renewal options and no termination options.

CK Technologies (364,344 square feet; 35.0% NRA; 25.9% of underwritten base rent): CK Technologies is a thermoplastics solutions provider in the North American commercial truck and bus market, pioneering plastic exterior components through engineering and collaboration with its customers. CK Technologies is a wholly-owned subsidiary of Cascade Engineering located in Grand Rapids, MI. Cascade Engineering is a global manufacturing company comprised of 12 strategic business units supporting markets including transportation, environmental services, office furniture, RFID, agriculture, water filtration, polymer compounding and renewable energy. CK Technologies has been a tenant at the 6700 Paredes Line Road Property since 2020 with an expiration date of November 2030 with either four, five-year renewal options or two, 10-year renewal options remaining and no termination options.

Environmental. According to a Phase I environmental assessment dated December 21, 2021, there was no evidence of any recognized environmental conditions at the 6700 Paredes Line Road Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(2)	Current(3)
NAV	NAV	100.0%	100.0%
(1)	Historical occupancy is unavailable as the borrower sponsor acquired the 6700 Paredes Line Road Property in November 2020.

(2)	Historical Occupancies are as of December 31 of each respective year.

(3)	Current Occupancy is as of November 30, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Expiration Date
First Brands Group(3)	NR/NR/NR	675,822	65.0%	$4.25	$2,872,244	74.1%	11/21/2026
CK Technologies(4)	NR/NR/NR	364,344	35.0%	$2.75	$1,001,946	25.9%	11/30/2030
Occupied Collateral Total / Wtd. Avg.		1,040,166	100.0%	$3.72	$3,874,190	100.0%

Vacant Space		0	0.0%

Collateral Total		1,040,166	100.0%

(1)	Based on the underwritten rent roll as of November 30, 2021.

(2)	UW Base Rent PSF and UW Base Rent are inclusive of contractual rent steps through February 2023 accounting for $75,713 of underwritten base rent.

(3)	First Brands Group has two, five-year renewal options remaining.

(4)	CK Technologies has four, five-year renewal options or two, 10-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 9 – 6700 Paredes Line Road

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2026	1	675,822	65.0	$2,872,244	74.1	675,822	65.0%	$2,872,244	74.1%
2027	0	0	0.0	$0	0.0	675,822	65.0%	$2,872,244	74.1%
2028	0	0	0.0	$0	0.0	675,822	65.0%	$2,872,244	74.1%
2029	0	0	0.0	$0	0.0	675,822	65.0%	$2,872,244	74.1%
2030	1	364,344	35.0	$1,001,946	25.9	1,040,166	100.0%	$3,874,190	100.0%
2031	0	0	0.0	$0	0.0	1,040,166	100.0%	$3,874,190	100.0%
2032	0	0	0.0	$0	0.0	1,040,166	100.0%	$3,874,190	100.0%
2033 & Beyond	0	0	0.0	$0	0.0	1,040,166	100.0%	$3,874,190	100.0%
Total	2	1,040,166	100.0%	$3,874,190	100.0%
(1)	Based on the underwritten rent roll as of November 30, 2021.

(2)	UW Base Rent Expiring includes contractual rent steps through February 2023 accounting for $75,713 of underwritten base rent.

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,708,142	$3,874,190	$3.72	82.7%
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$2,708,142	$3,874,190	$3.72	82.7%
Total Reimbursements	628,236	810,143	0.78	17.3
Net Rental Income	$3,336,379	$4,684,332	$4.50	100.0%
(Vacancy/Credit Loss)	0	(234,217)	(0.23)	(5.0)
Other Income	120,253	24,757	0.02	0.5
Effective Gross Income	$3,456,631	$4,474,873	$4.30	95.5%

Total Expenses	$768,780	$810,143	$0.78	18.1%

Net Operating Income(5)	$2,687,852	$3,664,730	$3.52	81.9%
Capital Expenditures	0	104,017	0.10	2.3
TI/LC	0	151,974	0.15	3.4
Net Cash Flow	$2,687,852	$3,408,740	$3.28	76.2%
(1)	Historical financials prior to TTM are not available as the borrower sponsor acquired the 6700 Paredes Line Road Property in November 2020.

(2)	TTM reflects the trailing 12-month period ending October 31, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place is based on in-place rent as of November 30, 2021 and includes underwritten contractual rent increases through February 2023 totaling $75,713.

(5)	The increase in Net Operating Income is primarily attributed to the recently executed lease with First Brands Group in November 2021, which represents 74.1% of underwritten base rent.

The Market. The 6700 Paredes Line Road Property is located in the city of Brownsville in Cameron County, Texas within the Brownsville-Harlingen metropolitan statistical area (the “Brownsville MSA”). The Brownsville MSA is in the Rio Grande Valley region, the southernmost tip of Texas, often referred to as Rio South Texas. The 6700 Paredes Line Road Property is located approximately 7.3 miles north of the US / Mexico land border, approximately 6.2 miles northwest of the Port of Brownsville, approximately 9.3 miles north of the Brownsville South Padre Island International Airport, 156 miles south of Corpus Christi, and 270 miles south of San Antonio, Texas. According to the appraisal, there was a 41% increase in railcars loaded at the Port of Brownsville for passage on the Brownsville & Rio Grande International Railway. Over the coming year, improvements to bridges will allow further growth in trade, as the newly enacted

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 9 – 6700 Paredes Line Road

$1.2 trillion federal infrastructure bill will fund the expansion of the Gateway International Bridge and improvements to cargo lots at Veterans International Bridge and the Free Trade International Bridge.

Access to the 6700 Paredes Line Road Property neighborhood is provided by Interstate 69E (“I-69E”), Interstate 169 and State Highway 550. I-69E is a north-south major highway connecting the Rio Grande Valley, from its southern terminus in Brownsville, to Interstate 2 and Corpus Christi to the north. The 6700 Paredes Line Road Property is located on Paredes Line Road, which experiences an average daily traffic count of 13,960 vehicles at the intersection of Paredes Line Road and Greenwood Drive, which is approximately 0.1 miles south of the 6700 Paredes Line Road Property. According to a third-party market research report, the 2021 population within a one-, three- and five-mile radius of the 6700 Paredes Line Road Property is 3,599, 40,810 and 106,792, respectively. The 2021 average household income within the same radii is $82,652, $75,747 and $65,585, respectively.

According to a third-party market research report, the 6700 Paredes Line Road Property is located in the Brownsville/Harlingen industrial market and the Greater Brownsville industrial submarket. As of the fourth quarter of 2021, the Brownsville/Harlingen industrial market contained approximately 18.1 million square feet of inventory with a vacancy rate of 9.4% and an average asking rental rate of $5.90 per square foot. As of the fourth quarter of 2021, the Greater Brownsville industrial submarket reported inventory of approximately 9.5 million square feet with a vacancy rate of 12.3% and an average annual asking rental rate of $5.99 per square foot.

The appraiser identified four comparable industrial rentals to the 6700 Paredes Line Road Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
6700 Paredes Line Road 6700 Paredes Line Road Brownsville, TX	1998	100.0%(2)	1,040,166(2)	Various(2)	Various(2)	$3.72(2)	Various(2)	Various(2)
5700 South International Parkway 5700 South International Parkway McAllen, TX	2001	NAV	271,872	Undisclosed	130,903	$4.80	Dec-21	36
2600 Quality Lane 2600 Quality Lane Brownsville, TX	1999	100.0%	92,400	Undisclosed	92,400	$3.72	May-20	36
Radix Equity 810 Trinity Road Mission, TX	1996	100.0%	102,629	Undisclosed	102,629	$4.75	Jul-21	60
Warehouse/Distribution 201 West Anaya Road Pharr, TX	1994	100.0%	110,000	Undisclosed	55,446	$4.44	Mar-21	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of November 30, 2021.

The Borrower. The borrower for the 6700 Paredes Line Road Mortgage Loan is Phoenix Brownsville Industrial Investors LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 6700 Paredes Line Road Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. As of January 2022, Phoenix Investors’ affiliated companies held interests in approximately 52 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions. The non-recourse carveout guarantors of the 6700 Paredes Line Road Mortgage Loan are Irrevocable Children’s Trust dated 7/22/91 and Irrevocable Children’s Trust No. 2 dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 6700 Paredes Line Road Property is managed by Phoenix Investors, the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $162,083 for real estate taxes, (ii) approximately $78,972 for insurance premiums, (iii) approximately $506,912 for outstanding tenant allowances, tenant improvements and/or leasing commissions (“TATILC”) associated with the First Brands Group lease and (iv) $6,300,000 for a survey delivery reserve that will be released to the borrower once a new survey is delivered to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 9 – 6700 Paredes Line Road

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $35,236.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $8,226.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,668 for replacement reserves, subject to a cap of approximately $312,050.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $13,002 for tenant allowances, tenant improvements and/or leasing commissions, subject to a cap of approximately $468,075.

Lockbox / Cash Management. The 6700 Paredes Line Road Mortgage Loan documents require a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the 6700 Paredes Line Road Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 6700 Paredes Line Road Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 6700 Paredes Line Road Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.50x, (iv) the indictment for fraud or misappropriation of funds by the borrower, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the 6700 Paredes Line Road Property), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and will end, as applicable, upon the occurrence of (1) the cure of such event of default, (2) the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations, (3) the trailing 12-month debt service coverage ratio being at least 1.55x for two consecutive calendar quarters, (4) the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 6700 Paredes Line Road Mortgage Loan documents or (5) the Material Tenant Trigger Event being cured as set forth in the definition of such term below.

A “Material Tenant Trigger Event” means the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is six months prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to 20% or more of (x) the total net rentable square footage at the 6700 Paredes Line Road Property or (y) the total in-place base rent at the 6700 Paredes Line Road Property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 6700 Paredes Line Road Property or a portion thereof constituting 20% or more of the total net rentable square footage at the 6700 Paredes Line Road Property for a period in excess of 12 consecutive months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises), and will end, as applicable, upon the occurrence of (1) the date that (x) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (y) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 6700 Paredes Line Road Mortgage Loan documents or (z) all or substantially all (or any portion of the applicable Material Tenant space, for so long as such replacement lease provides for the payment of gross rent equal to or exceeding the amount of rent paid by the applicable Material Tenant immediately prior to such replacement) of the applicable Material Tenant space is leased to a replacement tenant, (2) the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 6700 Paredes Line Road Mortgage Loan documents or (y) all or substantially all (or any portion of the applicable Material Tenant space, for so long such replacement lease provides for the payment of gross rent equal to or exceeding the amount of rent paid by the applicable Material Tenant immediately prior to such replacement) of the applicable Material Tenant space is leased to a replacement tenant, (3) the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 6700 Paredes Line Road Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (4) a cure of the applicable event of default, (5) the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 6700 Paredes Line Road

lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (6) all or substantially all (or any portion of the applicable Material Tenant space, for so long such replacement lease provides for the payment of gross rent equal or exceeding the amount of rent paid by the applicable Material Tenant immediately prior to such replacement) of the applicable Material Tenant space being leased to a replacement tenant or (7) the Material Tenant re-commencing its normal business operations at the 6700 Paredes Line Road Property.

A “Material Tenant” means (i) CK Technologies, (ii) First Brands Group or (iii) any other tenant at the 6700 Paredes Line Road Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the 6700 Paredes Line Road Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 6700 Paredes Line Road Property.

A “Cash Sweep Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.45x, and will end, as applicable, upon the occurrence of (1) the cure of such event of default, (2) the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations or (3) the trailing 12-month debt service coverage ratio being at least 1.50x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,600,000	Title:	Fee
Cut-off Date Principal Balance:	$29,600,000	Property Type – Subtype(1):	Various – Various
% of IPB:	3.2%	Net Rentable Area (SF):	101,442
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Rider Family Portfolio LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Dean L. Rider, M.D., Dean L. Rider, M.D. Living Trust dated December 2, 2004 and Rider Limited Partnership	Occupancy:	100.0%
Interest Rate:	4.14000%	Occupancy Date:	12/15/2021
Note Date:	12/15/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	1/6/2032	3rd Most Recent NOI (As of)(2):	$1,873,550 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,882,450 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,567,082 (TTM 10/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$2,871,862
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$212,499
Lockbox / Cash Management:	Springing	UW NOI:	$2,659,363
Additional Debt:	No	UW NCF:	$2,657,446
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$55,580,000 / $548
Additional Debt Type:	N/A	Appraisal Date(3):	Various

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$292
Taxes:	$28,682	$5,463	N/A	Maturity Date Loan / SF:	$292
Insurance:	$1,829	$871	N/A	Cut-off Date LTV:	53.3%
Replacement Reserves:	$0	$160	N/A	Maturity Date LTV:	53.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.14x
				UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,600,000		51.5%	Purchase Price	$56,341,810	98.1%
Borrower Sponsor Equity	27,822,031		48.5	Closing Costs	1,049,710	1.8
				Upfront Reserves	30,511	0.1
Total Sources	$57,422,031		100.0%	Total Uses	$57,422,031	100.0%

(1)	The Rider Net Lease Portfolio Properties (as defined below) consist of seven single tenant free-standing retail properties and two medical office properties.

(2)	3rd Most Recent NOI and 2nd Most Recent NOI excluded the DaVita – Santa Maria property, the Dollar General – Redding property and the Dollar General – Maple Heights property as they were each constructed in 2021.

(3)	Appraisal Dates for the Rider Net Lease Portfolio Properties range from October 16, 2021 to November 10, 2021.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Rider Net Lease Portfolio mortgage loan (the “Rider Net Lease Portfolio Mortgage Loan”) has an outstanding original principal balance as of the Cut-off Date of $29,600,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 101,442 square foot, nine-property portfolio occupied by seven single-tenant freestanding retail properties and two single-tenant medical offices located across six states (collectively, the “Rider Net Lease Portfolio Properties”). The Rider Net Lease Portfolio Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Properties. The Rider Net Lease Portfolio Properties consist of seven single-tenant freestanding retail properties and two single-tenant medical office properties totaling 101,442 square feet located in six states. The geographical concentrations by Cut-off Date Balance include Illinois (two properties, 27.8% of the allocated Cut-off Date Balance), Texas (two properties, 24.6% of the allocated Cut-off Date Balance), California (two properties, 21.5% of the allocated Cut-off Date Balance), Colorado (one property, 17.9% of the allocated Cut-off Date Balance), Georgia (one property, 4.2% of the allocated Cut-off Date Balance) and Ohio (one property, 4.0% of the allocated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

Cut-off Date Balance). Built between 1972 and 2021, the Rider Net Lease Portfolio Properties range in size from 7,489 square feet to 14,736 square feet.

Rider Net Lease Portfolio Properties Summary
Property Name	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Mortgage Loan Amount	% of ALA	Appraised Value	UW NCF
Walgreens – Aurora	Retail - Single Tenant	14,176	2002 / N/A	$5,310,000	17.9%	$9,670,000	$477,062
DaVita – Santa Maria	Office - Medical	10,150	2021 / N/A	$4,495,000	15.2%	$8,500,000	$404,275
Walgreens – Urbana	Retail - Single Tenant	14,736	2005 / N/A	$4,300,000	14.5%	$8,150,000	$385,244
Fresenius – Houston	Office - Medical	11,774	1972 / 2005	$4,140,000	14.0%	$7,200,000	$371,702
Walgreens – Chicago	Retail - Single Tenant	11,159	2004 / N/A	$3,940,000	13.3%	$8,050,000	$353,020
Walgreens – Beverly Hills	Retail - Single Tenant	13,905	1998 / N/A	$3,140,000	10.6%	$6,000,000	$281,289
Dollar General – Redding	Retail - Single Tenant	9,027	2021 / N/A	$1,860,000	6.3%	$3,680,000	$167,352
Dollar General – Savannah	Retail - Single Tenant	7,489	2016 / N/A	$1,230,000	4.2%	$2,200,000	$110,664
Dollar General – Maple Heights	Retail - Single Tenant	9,026	2021 / N/A	$1,185,000	4.0%	$2,130,000	$106,838
Total		101,442		$29,600,000	100.0%	$55,580,000	$2,657,446

Largest Tenants.

Walgreens (53,976 square feet; 53.2% of NRA; 56.0% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): Walgreens Boots Alliance (dba “Walgreens”) is the largest retail pharmacy, health and daily living company in the U.S. and Europe. The company was formed in 2014 through the purchase by Walgreens of Alliance Boots. As of August 31, 2021, Walgreens had a presence in nine countries and employed over 315,000 people. Walgreens operates over 13,000 stores within the U.S., Europe and Latin America, and is one of the largest purchasers of prescription drugs and many other health and well-being products for resale to the public. Walgreens’s portfolio of retail and business brands includes Walgreens, Duane Reade and Boots, as well as global health and beauty product brands, such as No7, NICE!, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics. Walgreens reported sales results of $132.5 billion in the fiscal year ended August 31, 2021.

Dollar General (25,542 square feet; 25.2% of NRA; 15.0% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): Founded in 1939, Dollar General is a large discount retailer in the U.S. As of Februray 26, 2021, Dollar General operated 17,266 stores within 46 states with approximatley 158,000 full-time and part-time employees. Dollar General offers a broad selection of merchandise, including consumable items, seasonal items, home products and apparal. Its merchandise includes national brands from leading manufacturers as well as Dollar General’s own private brand selections with prices at substantial discounts to national brands.

Fresenius (11,774 square feet; 11.6% of NRA; 13.2% of underwritten rent; Baa3/BBB/BBB- by Moody’s/S&P/Fitch): Fresenius Medical Care (“Fresenius”) is the world’s leading provider of products and services for individuals with renal diseases. Fresenius provides care for people with chronic kidney failure, of whom 3.7 million worldwide depend on dialysis treatment. Fresenius provides health care products and services in approximately 150 countries worldwide. Founded in 1996, Fresenius operates 44 production sites on six continents and more than 4,000 dialysis centers with more than 125,000 employees administering over 54 million treatments to approximately 346,500 patients. Fresenius corporate headquarters are located in Germany and the North American headquarters are located in Massachusetts.

COVID-19 Update. As of January 4, 2022, the Rider Net Lease Portfolio Properties were all open for business. As of the December 15, 2021 rent roll, the Rider Net Lease Portfolio Properties remain 100.0% occupied. The January 2022 debt service payment has been made and as of January 4, 2022, the Rider Net Lease Portfolio Mortgage Loan was not subject to any modification or forbearance request.

Environmental. According to Phase I environmental assessments dated between November 15, 2021 and November 30, 2021, there was no evidence of any recognized environmental conditions at the Rider Net Lease Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

Historical and Current Occupancy(1)(2)
2019	2020	Current(3)
100.0%	100.0%	100.0%
(1)	Historical and Current Occupancies are based on single tenant leases for the Rider Net Lease Portfolio Properties.

(2)	The DaVita – Santa Maria property, the Dollar General – Redding property and the Dollar General – Maple Heights property were each constructed in 2021. The tenants at these properties are excluded from occupancy figures for the years prior to 2021 when each respective property was built.

(3)	Current Occupancy is as of the December 15, 2021 underwritten rent roll.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Weighted Average Remaining Lease Terms
Walgreens	Baa2 / BBB / NR	53,976	53.2%	$26.71	$1,441,754	56.0%	13.4
Dollar General	Baa2 / BBB / NR	25,542	25.2	$15.10	$385,757	15.0	12.9
Fresenius	Baa3 / BBB / BBB-	11,774	11.6	$28.96	$340,967	13.2	15.9
DaVita	Ba2 / BB / NR	10,150	10.0	$39.93	$405,290	15.7	14.3

Occupied Tenants / Wtd. Avg.		101,442	100.0%	$25.37	$2,573,767	100.0%

Vacant Space		0	0.0%

Collateral Total		101,442	100.0%

(1)	Based on the underwritten rent roll dated December 15, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	1	7,489	7.4	110,664	4.3	7,489	7.4%	$110,664	4.3%
2032	0	0	0.0	0	0.0	7,489	7.4%	$110,664	4.3%
2033 & Beyond	8	93,953	92.6	2,463,103	95.7	101,442	100.0%	$2,573,767	100.0%
Total	9	101,442	100.0%	$2,573,767	100.0%
(1)	Based on the underwritten rent roll dated December 15, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,873,550	$1,882,450	$2,567,082	$2,567,082	$25.31	89.5%
Straight-Line Rent	0	0	0	95,992	0.95	3.3
Gross Potential Rent	$1,873,550	$1,882,450	$2,567,082	$2,663,073	$26.25	92.8%
Total Reimbursements	0	0	0	205,789	2.03	7.2
Net Rental Income	$1,873,550	$1,882,450	$2,567,082	$2,868,862	$28.28	100.0%
(Vacancy/Credit Loss)	0	0	0	(0)	(0.00)	(0.0)
Other Income(4)	0	0	0	3,000	0.03	0.1
Effective Gross Income	$1,873,550	$1,882,450	$2,567,082	$2,871,862	$28.31	99.9%

Total Expenses	0	0	0	$212,499	$2.09	7.4%

Net Operating Income	$1,873,550	$1,882,450	$2,567,082	$2,659,363	$26.22	92.6%

Total TI/LC, Capex/RR	0	0	0	1,918	0.02	0.1

Net Cash Flow	$1,873,550	$1,882,450	$2,567,082	$2,657,446	$26.20	92.5%
(1)	2019 and 2020 historical numbers excluded the DaVita – Santa Maria property, the Dollar General – Redding property and the Dollar General – Maple Heights property as they were each constructed in 2021.

(2)	TTM represents trailing 12 months as of October 31, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income represents a cellular lease at the Walgreens – Aurora property.

The Market. The Rider Net Lease Portfolio Properties are geographically diverse with properties located in six different states and nine different markets.

Rider Net Lease Portfolio Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Vacancy(1)	UW Rental Rate PSF(2)	Market Rent Rate PSF(3)
Walgreens – Aurora	Denver, CO	Aurora	5.2%	$31.73	$31.00
DaVita – Santa Maria(4)	Santa Barbara, CA	North SB County	4.6%	$39.93	$39.60
Walgreens – Urbana	Champaign-Urbana, IL	N/A	3.7%(5)	$25.58	$25.00
Fresenius – Houston(4)	Houston, TX	Midtown	10.0%	$28.96	$30.00
Walgreens – Chicago	Chicago, IL	Northwest City	4.4%	$30.92	$30.00
Walgreens – Beverly Hills	McLennan County, TX	City of Waco	4.2%	$19.42	$19.50
Dollar General – Redding	Redding, CA	N/A	3.2%(5)	$18.54	$18.60
Dollar General – Savannah	Savannah, GA	Outer Islands	2.7%	$14.78	$15.00
Dollar General – Maple Heights	Cleveland, OH	South	2.5%	$11.94	$12.00

(1)	Source: appraisals and third-party market research report.

(2)	UW Rental Rate PSF is based on the underwritten rent roll dated December 15, 2021.

(3)	Market Rental Rate PSF is based on the appraiser’s conclusion.

(4)	Information is based on the office market for the DaVita – Santa Maria property and the Fresenius – Houston property.

(5)	Submarket Vacancy represents the Market Vacancy.

The Borrower. The borrowing entity for the Rider Net Lease Portfolio Mortgage Loan is Rider Family Portfolio LLC, a single purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rider Net Lease Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are Dean L. Rider, M.D., Dean L. Rider, M.D. Living Trust dated December 2, 2004 and Rider Limited Partnership. Dean L. Rider is a gastroenterologist and an internal medicine specialist in San Francisco, California. Dr. Rider has been investing in real estate since 1983 and has self-managed the majority of his assets. Dr. Rider’s real estate experience includes property development, marketing, tenant screening, tenant management, maintenance and repairs.

Property Management. The Rider Net Lease Portfolio Properties are self-managed.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $28,682 for real estate taxes and (ii) approximately $1,829 for insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

Tax Escrows – Ongoing monthly real estate tax escrows will not be required as long as each of the Impound Account Conditions Precedent (as defined below) are satisfied and remain satisfied at all times with respect to any applicable individual property and the related lease, provided, that this only applies with respect to the applicable lease(s) for which the Impound Account Conditions Precedent are and remain satisfied. As of the date of origination, the Impound Account Conditions Precedent were satisfied with respect to each of the Walgreens leases and the Fresenius lease. If the Impound Account Conditions Precedent are not satisfied the borrower is required to commence making monthly payments equal to 1/12th of the real estate taxes that will be payable during the next ensuing 12 months at least 30 days prior to their respective due dates. Currently, the borrower is required to make a monthly deposit of approximately $5,463 into the tax escrow.

An “Impound Account Conditions Precedent” means (i) no event of default exists, (ii) no Critical Tenant Trigger Event (as defined below) (see “Lockbox / Cash Management” section) has occurred and is continuing and (iii) with respect to the applicable Walgreens leases and the Fresenius lease, (a) such leases remain (or are) in full force and effect, (b) the related tenants are obligated under the terms of their applicable leases to pay the real estate taxes and are paying the real estate taxes directly to the appropriate public office and (c) the borrower has delivered to the lender evidence that such taxes have been paid in full.

Insurance Escrows – Ongoing monthly insurance escrows will not be required as long as each of the Insurance Conditions Precedent (as defined below) are satisfied and remain satisfied at all times with respect to any applicable individual property, provided, that this applies, only with respect to the applicable lease(s) and for the applicable policies for which the Insurance Conditions Precedent are and remain satisfied. As of the date of origination, the Insurance Conditions Precedent were satisfied with respect to each of the Walgreens leases, the Dollar General Savannah lease, the Dollar General Redding lease and the Fresenius lease, provided, however, that with respect to each of the Walgreens leases and the Fresenius lease, the Insurance Conditions Precedent are not satisfied with respect to terrorism coverage. If the Insurance Conditions Precedent are not satisfied the borrower is required to commence making monthly payments equal to 1/12th of the insurance premiums that will be payable for the renewal of the coverages afforded by the policies at least 30 days prior to the expiration of the policies. Currently, the borrower is required to make a monthly deposit of approximately $871 into the insurance escrow.

An “Insurance Conditions Precedent” means (i) no event of default exists, (ii) no Critical Tenant Trigger Event (see “Lockbox / Cash Management” section) has occurred and is continuing, (iii) all insurance required to be maintained pursuant to the Rider Net Lease Portfolio Mortgage Loan documents is provided to the lender in accordance with the Rider Net Lease Portfolio Mortgage Loan documents, and (iv) with respect to the applicable Walgreens leases, the applicable Dollar General – Savannah lease, Dollar General – Redding lease and the Fresenius lease, (a) each such lease is in full force and effect, (b) each tenant under such leases is obligated under the terms of their applicable leases to (x) maintain the policies (provided, however, that for so long as Walgreens satisfies the self-insurance requirements set forth in the Rider Net Lease Portfolio Mortgage Loan documents, Walgreens may self-insure in accordance with the Rider Net Lease Portfolio Mortgage Loan documents) and (y) pay the insurance premiums (unless Walgreens satisfies the self-insurance requirements and is self-insuring), (c) each tenant under such leases maintains the insurance required in respect of their applicable individual property in accordance with the terms and provisions of the Rider Net Lease Portfolio Mortgage Loan documents, and is paying any corresponding insurance premiums directly to the respective insurer or agent with respect to all such insurance, and (d) the borrower will provide proof of such payment(s) or self-insurance, as applicable, to the lender with respect to any such policies that are paid for or self-insured by each of the Walgreens tenant, the Dollar General – Savannah tenant, the Dollar General – Redding tenant, and the Fresenius tenant, as applicable, upon five days written request by the lender.

Replacement Reserve – Ongoing monthly replacement reserves will not be required as long as each of the Capital Expenditure Conditions Precedent (as defined below) are satisfied and remain satisfied at all times with respect to any applicable individual property, provided that this applies, only with respect to the applicable lease(s) for which the Capital Expenditure Conditions Precedent are and remain satisfied. As of the date of origination, the Capital Expenditure Conditions Precedent were satisfied with respect to the Walgreens leases, the Dollar General – Savannah lease, the Dollar General – Redding lease and the Fresenius lease. If the Capital Expenditure Conditions Precedent are not satisfied with respect to each of the individual Rider Net Lease Portfolio Properties, the borrower will be required to escrow an aggregate monthly deposit of $845 for annual capital expenditures. To the extent the Capital Expenditure Conditions Precedent are not satisfied with respect to any of the individual properties, the aggregate monthly deposit will be adjusted pursuant to the allocated monthly capital expenditure deposits as follows: (i) $84.58 with respect to the DaVita – Santa Maria property, (ii) $75.23 with respect to the Dollar General – Redding property, (iii) $118.13 with respect to the Walgreens – Aurora property, (iv) $62.41 with respect to the Dollar General – Savanah property, (v) $122.80 with respect to the Walgreens – Urbana property, (vi) $92.99 with respect to the Walgreens – Chicago property, (vii) $75.22 with respect to the Dollar General – Maple Heights property, (viii) $98.12 with respect to the Fresenius – Houston property and (ix) $115.88 with respect to the Walgreens – Beverly Hills property to account for the individual property for which such Capital Expenditure Conditions Precedent are satisfied. Currently, the borrower is required to make a monthly deposit of $160 into the replacement escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

A “Capital Expenditure Conditions Precedent” means with respect to each applicable lease and individual property below, the following conditions precedent (i) no event of default exists, (ii) the applicable Walgreens lease, Dollar General – Savannah lease, Dollar General – Redding lease and the Fresenius lease, as applicable, remains (or is) in full force and effect, (iii) the applicable Walgreens lease, Dollar General – Savannah lease, Dollar General – Redding lease and the Fresenius lease, as applicable, obligates the applicable tenant thereunder to maintain the applicable individual property, including the roof and structure, (iv) Walgreens, Dollar General – Savannah tenant, Dollar General – Redding tenant, and Fresenius, as applicable, performs such obligations, (v) at the lender’s request, the borrower delivers to the lender evidence of each applicable tenant’s compliance with the foregoing, and (vi) no Critical Tenant Trigger Event exists.

TI/LC Reserve – Ongoing monthly tenant improvement and leasing commissions are not required as long as each of the Rollover Conditions Precedent (as defined below) are satisfied. If at any time the Rollover Conditions Precedent is not satisfied the borrower will be required to escrow monthly deposits of $8,454 for tenant improvements and leasing commissions.

A “Rollover Conditions Precedent” means (i) no event of default exists and (ii) no Critical Tenant Trigger Event exists.

Lockbox / Cash Management. The Rider Net Lease Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the Cash Management Trigger Event, to instruct all tenants to deposit rents into such lockbox account, (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any amounts received into the lockbox account within one business day of receipt. Pursuant to the Rider Net Lease Portfolio Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Rider Net Lease Portfolio Mortgage Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the second late debt service payment within any consecutive 12-month period, (iii) a bankruptcy action of the borrower, guarantor or manager, (iv) a Cash Management DSCR Trigger Event (as defined below) or (v) a Critical Tenant Trigger Event. A Cash Management Trigger Event will end (a) with respect to clause (i) above, if a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when the debt service payments have been made on time for 12 consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions, (d) with respect to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.40x for two consecutive quarters and (e) with respect to clause (v) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.35x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantor or the property manager, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to clause (i) above, if a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions, (c) with respect to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.30x for two consecutive quarters and (d) with respect to clause (v) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.25x.

A “Critical Tenant Trigger Event” will occur (i) if Walgreens or any other tenant occupying the space currently occupied by such tenant (the “Critical Tenant” and each related lease, the “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or if the applicable Critical Tenant Lease is otherwise terminated, (ii) on the date that is 12 months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) an event of default under the Critical Tenant Lease occurs or is continuing, (v) if a bankruptcy action with respect to the Critical Tenant (or a guarantor of any Critical Tenant) occurs, (vi) if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, (vii) if the Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs), (viii) if the Critical Tenant or any guarantor is downgraded below “BBB-” or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Rider Net Lease Portfolio

the equivalent by a credit reporting agency, or is rated “BBB” or the equivalent by a credit reporting agency and thereafter ceases to be rated by any credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur (a) with respect to clause (i), (ii) or (iii) on the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease, (d) with respect to clause (vi) above, on the date the related Critical Tenant re-commences the payment of full unabated rent, (e) with respect to clause (vii) above, on the date the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-Tenanting Event has occurred or (f) with respect to clause (viii) above, on the date the credit rating of the related Critical Tenant is no longer less than “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. None.

Partial Release. After the lockout period, the borrower may obtain a release of an individual property from the lien of the mortgage (the “Release Property”), subject to the satisfaction of certain conditions including, but not limited to (i) no event of default has occurred and is continuing, (ii) the amount of the Rider Net Lease Portfolio Mortgage Loan defeased is 115% of the allocated loan amount for the Release Property; (iii) the debt service coverage ratio with respect to the remaining Rider Net Lease Portfolio Properties after such release is not less than the greater of (a) 2.14x and (b) the debt service coverage ratio for the remaining Rider Net Lease Portfolio Properties and the Release Property for the preceding 12 months, (iv) the loan to value ratio after the release is not greater than the lesser of (a) 53.4% and (b) the loan to value ratio as of the date immediately preceding such release, (v) satisfaction of any REMIC release conditions, and (vi) evidence that the applicable securitization will not fail to maintain its status as a securitization trust as a result of such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Summit at Southpoint

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Summit at Southpoint

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Summit at Southpoint

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,225,000	Title:	Fee
Cut-off Date Principal Balance:	$27,063,599	Property Type – Subtype:	Office – Suburban
% of IPB:	2.9%	Net Rentable Area (SF):	265,190
Loan Purpose:	Refinance	Location:	Jacksonville, FL
Borrowers(1):	Various	Year Built / Renovated:	1988, 1991, 1998 / 2016, 2018-2020
Borrower Sponsors:	Aron Rosenberg and Baruch Rosenberg	Occupancy:	84.8%
Interest Rate:	3.58700%	Occupancy Date:	10/1/2021
Note Date:	10/5/2021	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/5/2031	3rd Most Recent NOI (As of)(4):	$2,127,253 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of)(4):	$2,412,886 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,547,086 (TTM 10/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	84.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,865,399
Call Protection:	L(4),YM1(113),O(3)	UW Expenses:	$2,360,621
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,504,778
Additional Debt:	No	UW NCF:	$2,170,639
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,900,000 / $150
Additional Debt Type:	N/A	Appraisal Date:	7/13/2021

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$439,085	$38,671	N/A	Maturity Date Loan / SF:	$80
Insurance:	$35,463	$17,731	N/A	Cut-off Date LTV(5):	63.4%
Replacement Reserves:	$0	$5,476	N/A	Maturity Date LTV:	53.4%
TI/LC Reserve:	$500,000	$22,099	$1,000,000	UW NCF DSCR:	1.46x
Outstanding TI/LC Reserve:	$1,289,121	$0	N/A	UW NOI Debt Yield(5):	9.9%
Rent Abatement Reserve:	$291,176	$0	N/A
Immediate Repairs Reserve:	$7,500	$0	N/A
Holdback Reserve:	$1,750,000	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,225,000		100.0%	Payoff Existing Debt	$20,171,446	74.1%
				Upfront Reserves	4,312,345	15.8
				Return of Equity	1,912,701	7.0
				Closing Costs	828,508	3.0
Total Sources	$27,225,000		100.0%	Total Uses	$27,225,000	100.0%

(1)	For a more detailed description of the Summit at Southpoint Borrowers (as defined below), see “The Borrowers” below.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The 4th Most Recent NOI (As of) is unavailable due to the borrower sponsors acquiring the Summit at Southpoint Property (as defined below) in 2018.
(4)	The increase in NOI from 2019 to 2020 was driven by one new lease executed in 2020, TSYS Acquiring Solutions.
(5)	The Cut-off Date LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,750,000 holdback reserve. The Cut-off Date LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 67.8% and 9.3%, respectively. The holdback reserve will be released to the Summit at Southpoint Borrowers upon satisfaction of certain conditions described in more detail in “Escrows and Reserves” below.

The Loan. The Summit at Southpoint mortgage loan (the “Summit at Southpoint Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of approximately $27,063,599 and is secured by a first lien mortgage on the Summit at Southpoint Borrowers’ fee interest in a 265,190 square foot suburban office property located in Jacksonville, Florida (the “Summit at Southpoint Property”). The Summit at Southpoint Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Summit at Southpoint

The Property. The Summit at Southpoint Property comprises four three-story office buildings, totaling 265,190 square feet, located in Jacksonville, Florida. The Summit at Southpoint Property was built in phases in 1988, 1991 and 1998 with recent renovations in 2016 and 2018-2020. The Summit at Southpoint Property is situated on an approximately 23.44-acre site containing a net upland area of 19.01 acres of land. The Summit at Southpoint Property includes 1,154 parking spaces (approximately 4.35 parking spaces per 1,000 square feet of net rentable area (“NRA”)). The Summit at Southpoint Property was 84.8% leased as of October 1, 2021 to 12 tenants. The borrower sponsors acquired the Summit at Southpoint Property in 2018 for approximately $29.6 million and have invested approximately $1.2 million in capital improvements and leasing costs for a total cost basis of approximately $30.7 million.

COVID-19 Update. As of December 31, 2021, the Summit at Southpoint Property was open and operating and all tenants are current on their rental obligations. The Summit at Southpoint Borrowers made their first debt service payment for the Summit at Southpoint Mortgage Loan in November 2021. As of December 31, 2021, the Summit at Southpoint Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

Keiser University (67,799 square feet; 25.6% of the NRA; 35.0% of the underwritten base rent): Founded in 1977, Keiser University is a private university with its main campus in Fort Lauderdale, Florida and flagship residential campus in West Palm Beach, Florida. Additional branches are located in other parts of Florida and internationally. The Keiser University Jacksonville campus offers associate, bachelor’s and graduate degree programs in the fields of business, criminal justice, health care, education, law, information technology and more. The Keiser University Jacksonville campus features large classrooms, computer and medical labs, a library with computer workstations, a student lounge area, and a student services information and career center. Keiser University is currently open and has in-person classes. Several of the classrooms at the Summit at Southpoint Property feature specialized equipment such as X-Ray rooms, physical therapy rooms and lab space for forensics and criminal justice studies. Keiser University has been a tenant at the Summit at Southpoint Property since 2008 and expanded its space in 2011 and 2016. Keiser University has one, five-year renewal option remaining.

FSV Payment Systems (40,197 square feet; 15.2% of the NRA; 16.4% of the underwritten base rent): FSV Payment Systems, a subsidiary of U.S. Bank, is one of the nation’s largest payroll card and general-purpose reloadable card providers, delivering end-to-end program management. FSV Payment Systems specializes in meeting client needs, developing innovative solutions and supporting a positive day-to-day experience for their clients and cardholders. FSV Payment Systems has been a tenant at the Summit at Southpoint Property since 2007 and most recently extended its lease on September 24, 2021 through April 30, 2027. FSV Payment Systems has one, five-year renewal option remaining.

TSYS Acquiring Solutions (21,900 square feet; 8.3% of the NRA; 9.7% of the underwritten base rent): TSYS Acquiring Solutions provides services to payment card issuers (financial institutions and retail companies) in approximately 80 countries worldwide. They have nearly 200 clients, and more than 638 million traditional accounts on file. TSYS Acquiring Solutions is a subsidiary of Global Payments Inc., a technology and software company that provides complete commerce ecosystem to businesses of every size.

Environmental. According to a Phase I environmental site assessment dated July 16, 2021, there was no evidence of any recognized environmental conditions at the Summit at Southpoint Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
86.6%	82.5%	82.0%	84.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Summit at Southpoint

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Keiser University(3)	NR/NR/NR	67,799	25.6%	$24.61	$1,668,460	35.0%	7/31/2026
FSV Payment Systems(4)	NR/NR/NR	40,197	15.2	19.50	783,842	16.4	4/30/2027
TSYS Acquiring Solutions	NR/NR/NR	21,900	8.3	21.12	462,528	9.7	1/31/2023
BB&T(5)	NR/NR/NR	21,471	8.1	19.78	424,683	8.9	3/31/2026
Ocenture	NR/NR/NR	16,328	6.2	20.58	336,013	7.1	Various(6)
Major Tenants		167,695	63.2%	$21.92	$3,675,526	77.1%

Other Tenants(7)		57,094	21.5%	$19.10	$1,090,594	22.9%

Occupied Collateral Total / Wtd. Avg.		224,789	84.8%	$21.20	$4,766,120	100.0%

Vacant Space		40,401	15.2%

Collateral Total		265,190	100.0%

(1)	Based on underwritten rent roll dated October 1, 2021.
(2)	UW Base Rent PSF and UW Base Rent include rent steps totaling approximately $91,050 through August 2022.
(3)	Keiser University has one, five-year renewal option remaining.
(4)	FSV Payment Systems has the right to give back up to 10,049 square foot as of May 1, 2025 with a minimum 9 months’ prior notice and payment of unamortized tenant improvement and leasing cost and abatement rent associated with the give back space. FSV Payment Systems has one, five-year renewal option remaining.
(5)	BB&T has the one-time right to terminate its lease effective on March 31, 2024 with a minimum 270 days’ prior notice and payment of unamortized TI/LCs, abated rent at 6.00% leasing cost and six months’ rent within 60 days of such notice. BB&T has two, five-year renewal options remaining.
(6)	Ocenture occupies two suites within the Summit at Southpoint Property under two separate leases. One lease for 13,306 square feet has an expiration date of August 31, 2024 and one lease for 3,022 square feet has an expiration date of May 31, 2022.
(7)	Other Tenants includes 2,601 square feet for the fitness room and 2,000 square feet for the management office with no rent collected from both spaces.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	40,401	15.2%	NAP	NAP	40,401	15.2%	NAP	NAP
2022 & MTM(4)	2	12,722	4.8	$171,761	3.6%	53,123	20.0%	$171,761	3.6%
2023	1	21,900	8.3	462,528	9.7	75,023	28.3%	$634,289	13.3%
2024	4	40,049	15.1	814,888	17.1	115,072	43.4%	$1,449,177	30.4%
2025	2	11,053	4.2	238,530	5.0	126,125	47.6%	$1,687,708	35.4%
2026	3	97,019	36.6	2,252,773	47.3	223,144	84.1%	$3,940,481	82.7%
2027	2	42,046	15.9	825,640	17.3	265,190	100.0%	$4,766,120	100.0%
2028	0	0	0.0	0	0.0	265,190	100.0%	$4,766,120	100.0%
2029	0	0	0.0	0	0.0	265,190	100.0%	$4,766,120	100.0%
2030	0	0	0.0	0	0.0	265,190	100.0%	$4,766,120	100.0%
2031	0	0	0.0	0	0.0	265,190	100.0%	$4,766,120	100.0%
2032	0	0	0.0	0	0.0	265,190	100.0%	$4,766,120	100.0%
2033 & Beyond	0	0	0.0	0	0.0	265,190	100.0%	$4,766,120	100.0%
Total	14	265,190	100.0%	$4,766,120	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling approximately $91,050 through August 2022.
(4)	2022 & MTM includes 2,601 square feet for the fitness room and 2,000 square feet for the management office with no rent collected from both spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 11 – Summit at Southpoint

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,279,879	$4,643,920	$4,705,243	$4,766,120	$17.97	82.3%
Vacant Income	0	0	0	909,023	3.43	15.7
Gross Potential Rent	$4,279,879	$4,643,920	$4,705,243	$5,675,143	$21.40	98.0%
Total Reimbursements	155,547	228,037	191,765	118,213	0.45	2.0
Net Rental Income	$4,435,426	$4,871,957	$4,897,008	$5,793,356	$21.85	100.0%
Other Income	0	0	665	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(927,957)	(3.50)	(16.0)
Effective Gross Income	$4,435,426	$4,871,957	$4,897,672	$4,865,399	$18.35	84.0%
Total Expenses	$2,308,173	$2,459,071	$2,350,587	$2,360,621	$8.90	48.5%
Net Operating Income(4)	$2,127,253	$2,412,886	$2,547,086	$2,504,778	$9.45	51.5%
Capital Expenditures	0	0	0	68,949	0.26	1.4
TI/LC	0	0	0	265,190	1.00	5.5
Net Cash Flow	$2,127,253	$2,412,886	$2,547,086	$2,170,639	$8.19	44.6%
(1)	TTM represents the trailing 12 months ending October 31, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the October 1, 2021 rent roll and includes rent steps totaling approximately $91,050 through August 2022.
(4)	The increase in NOI from 2019 to 2020 was driven by one new lease executed in 2020, TSYS Acquiring Solutions.

The Market. The Summit at Southpoint Property is located in Jacksonville, Florida, within the Metropolitan Statistical Area (“MSA”) of Jacksonville, Florida. Located in northeast Florida near the Florida-Georgia border, the Jacksonville MSA had an estimated 2021 population of approximately 1.6 million according to a third-party market report, ranking as the fourth largest MSA in the state behind the Miami, Tampa, and Orlando MSAs.

The Summit at Southpoint Property is located within the Jacksonville office market. According to a third-party report, as of December 13, 2021, the Jacksonville office market had an inventory of approximately 67 million square feet, overall vacancy in the market of approximately 9.5% and average asking rents of $22.30 per square foot. The Summit at Southpoint Property is located in the Southside office submarket. According to a third-party report, as of December 13, 2021, the Southside office submarket had an inventory of approximately 17 million square feet, overall vacancy of approximately 9.0% and average asking rents of $22.25 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the Summit at Southpoint Property is 7,688, 81,507 and 201,795, respectively. The estimated 2021 average household income within the same radii is $68,329, $73,531 and $76,616, respectively.

The following table presents certain information relating to comparable office leases for the Summit at Southpoint Property:

Comparable Office Leases(1)
Property Location	Year Built	Occ.	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)
Summit at Southpoint Jacksonville, FL	1988, 1991, 1998	84.8%(2)	265,190(2)	Various	Various	$21.20(2)	Various	Various
5200-5220 Belfort Road Jacksonville, FL	1998	87.0%	288,147	Heritage Capital	10,447	$22.00	May-2021	6.4 Yrs.
5200-5220 Belfort Road Jacksonville, FL	1998	87.0%	288,147	GSA-ATF	9,967	$29.34	May-2021	15.0 Yrs.
5200-5220 Belfort Road Jacksonville, FL	1998	87.0%	288,147	Sorenson Communications	4,416	$24.06	Jan-2021	1.0 Yrs.
5200-5220 Belfort Road Jacksonville, FL	1998	87.0%	288,147	Madden Advisory	3,341	$22.00	Jun-2020	3.0 Yrs.
8800 Baymeadows Way Jacksonville, FL	1993	98.0%	219,126	Auto Quotes	14,997	$22.00	Mar-2020	5.2 Yrs.
8130 Baymeadows Way West Jacksonville, FL	1984	85.0%	37,132	Hunter & Associates	1,203	$18.04	Feb-2020	2.0 Yrs.

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2021 with rent steps totaling $91,050 through August 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 11 – Summit at Southpoint

The following table presents certain information relating to comparable office sales for the Summit at Southpoint Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Summit at Southpoint Jacksonville, FL	NAP	265,190(2)	84.8%(2)	NAP	NAP	NAP
Jacksonville Concourse Jacksonville, FL	Jun-2021	288,147	87.0%	$43,000,000	$149.23	$149.23
The Center Building Jacksonville, FL	Aug-2020	102,621	98.0%	$10,500,000	$102.32	$102.32
Resource Square Office Center I & II Orlando, FL	Jan-2020	244,549	98.0%	$50,400,000	$206.09	$206.09
Deerwood Park Office Portfolio Jacksonville, FL	May-2019	1,271,759	90.0%	$231,000,000	$181.64	$181.64
Gramercy Woods Jacksonville, FL	Apr-2019	408,087	90.0%	$53,000,000	$129.87	$150.34
Windsor & Berskshire at Metrocenter Orlando, FL	Apr-2019	182,753	89.0%	$32,500,000	$177.84	$177.84
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2021.

The Borrowers. The borrowing entities for the Summit at Southpoint Mortgage Loan are Summit at Southpoint Investors LLC and 2150 AR Realty LLC (each individually, a “Summit at Southpoint Borrower” and collectively, the “Summit at Southpoint Borrowers”), each a single purpose Delaware limited liability company with one independent director. Legal counsel to the Summit at Southpoint Borrowers delivered a non-consolidation opinion in connection with the origination of the Summit at Southpoint Mortgage Loan. The Summit at Southpoint Borrowers collectively own the Summit at Southpoint Property as tenants-in-common.

The Borrower Sponsors. The borrower sponsors and guarantors are Aron Rosenberg and Baruch Rosenberg. Aron Rosenberg is the President, Founder & CEO of R&B Realty Group. R&B Realty Group is a family-owned real estate investment, management, and development firm established in 1998 with assets in New York, New Jersey, Ohio and Florida. Under Aron Rosenberg’s leadership, R&B Realty Group’s portfolio grew from a 40,000 square feet warehouse in Irvington, New Jersey, to more than 1 million square feet of office, retail, industrial and mixed-use developments along the Eastern seaboard.

Property Management. The Summit at Southpoint Property is managed by Foundry Commercial, LLC (the “Summit at Southpoint Manager”). Summit at Southpoint Manager is a full-service real estate services and investment company, headquartered in Orlando, FL. The Summit at Southpoint Manager operates out of 11 offices with over 300 employees and 55 million square feet of space under management across the Southeast and Texas. The Summit at Southpoint Manager provides corporate services, brokerage, leasing, building management and project management services.

Escrows and Reserves. At origination, the Summit at Southpoint Borrowers were required to deposit into escrow (i) approximately $439,085 for real estate taxes, (ii) approximately $35,463 for insurance premiums, (iii) $500,000 for general TI/LC reserve, (iv) approximately $1,289,121 for upfront outstanding TI/LC reserve, (v) $291,176 for rent abatement reserve and (vi) $7,500 for the immediate repairs reserve.

In addition, at origination, $1,750,000 was deposited into a holdback reserve account. At any time prior to March 5, 2024, the Summit at Southpoint Borrowers are permitted up to four times to request a release from the holdback reserve account, provided that (i) no event of default then exists and (ii) after giving effect to the requested release, the trailing three-month annualized NCF debt yield is no less than 8.60%. Any amount remaining in the holdback reserve account on March 5, 2024 will be deposited into the general TI/LC reserve account. The underwritten NCF debt yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.0%.

Tax Escrows – On a monthly basis, the Summit at Southpoint Borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $38,671.

Insurance Escrows – On a monthly basis, the Summit at Southpoint Borrowers are required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $17,731.

Replacement Reserve – On a monthly basis, the Summit at Southpoint Borrowers are required to escrow approximately $5,476 for replacement reserves.

TI/LC Reserve – On a monthly basis, the Summit at Southpoint Borrowers are required to escrow $22,099 for tenant improvements and leasing commissions, subject to a cap of $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 11 – Summit at Southpoint

Lockbox / Cash Management. The Summit at Southpoint Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). The borrowers were required to deliver written instructions to tenants directing them to deposit all rents payable under leases directly into a lender-controlled lockbox account. The Summit at Southpoint Mortgage Loan requires that all rents received by the Summit at Southpoint Borrowers or Summit at Southpoint Manager be deposited into the lockbox account within two business days of receipt. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the Summit at Southpoint Mortgage Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the Summit at Southpoint Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Significant Tenant Trigger Event (as defined below) has occurred and is continuing, to a Significant Tenant rollover reserve subaccount, (b) if a Cash Management Period (other than a Cash Management Period due to Significant Tenant Trigger Event) has occurred and is continuing, to an excess cash flow account or (c) if no Cash Management Period has occurred and is continuing, to the Summit at Southpoint Borrowers.

A “Cash Management Period” will commence upon: (i) an event of default under the Summit at Southpoint Mortgage Loan documents, (ii) as of any date of determination by the lender, the debt service coverage ratio on the Summit at Southpoint Mortgage Loan is less than 1.35x, or (iii) the occurrence of a Significant Tenant Trigger Event; and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt service coverage ratio on the Summit at Southpoint Mortgage Loan is at least equal to 1.40x; and (z) with respect to clause (iii) above, the cure of such Significant Tenant Trigger Event.

A “Significant Tenant Trigger Event” will commence upon the earliest to occur of (i) any Significant Tenant (as defined below) is in default of any monetary or material non-monetary term of its Significant Tenant lease, (ii) any Significant Tenant (a) terminates its lease or (b) notifies the Summit at Southpoint Borrowers or the Summit at Southpoint Manager, in writing, that it intends to terminate its Significant Tenant lease, (iii) any Significant Tenant (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark” or (b) notifies the Summit at Southpoint Borrowers or the Summit at Southpoint Manager, in writing, that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”; (iv) the earlier to occur of (y) 12 months prior to the expiration of the term of a Significant Tenant lease, and (z) the Significant Tenant fails to deliver notice or otherwise exercise an option to extend the term of its Significant Tenant lease on the last date required by such Significant Tenant lease; or (v) any Significant Tenant becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant” means Keiser University and thereafter, any acceptable significant replacement tenant.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 12 – 26 Quincy Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,200,000	Title:	Fee
Cut-off Date Principal Balance:	$23,200,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.5%	Net Rentable Area (Units)(3):	43
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	26 Quincy LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Pinchos Loketch and Allan Lebovits	Occupancy(3)(4):	86.0%
Interest Rate:	3.66250%	Occupancy Date:	1/10/2022
Note Date:	10/28/2021	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,725,205
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$221,621
Lockbox / Cash Management:	Springing	UW NOI:	$1,503,584
Additional Debt:	No	UW NCF:	$1,492,834
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,300,000 / $774,419
Additional Debt Type:	N/A	Appraisal Date:	9/15/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$539,535
Taxes:	$20,988	$4,198	N/A	Maturity Date Loan / Unit:	$539,535
Insurance:	$6,119	$2,040	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves(1):	$0	Springing	N/A	Maturity Date LTV:	69.7%
Other(2):	$367,950	$0	N/A	UW NCF DSCR:	1.73x
				UW NOI Debt Yield:	6.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,200,000		100.0%	Loan Payoff	$17,510,919	75.5%
				Return of Equity	4,813,281	20.7
				Closing Costs	480,744	2.1
				Upfront Reserves	395,056	1.7
Total Sources	$23,200,000		100.0%	Total Uses	$23,200,000	100.0%

(1)	Monthly replacement reserves of approximately $896 will be required upon the occurrence and during the continuance of an event of default.
(2)	Other escrows represent the 421-a affordable units leasing performance holdback for 12 months of rent associated with the 13 vacant affordable units that were master leased at origination. Funds in the 421-a affordable units leasing performance holdback will be released when 12 out of the 13 affordable units are leased to bona fide third-party tenants.
(3)	Per the 26 Quincy Street Mortgage Loan (as defined below) documents, the borrower executed a master lease with QV Tenant LLC at origination for a term continuing through and including November 1, 2031 for all of the 421-a affordable units which are not otherwise leased to bona fide third-party tenants at the 26 Quincy Street Property (as defined below) for a monthly rental rate equal to the aggregate amount of the rent for those 421-a affordable units that remain leased pursuant to the master lease (which equaled $367,950 at origination for 13 vacant 421-a affordable units). Any individual 421-a affordable unit will automatically be released from the master lease upon the date on which (i) such 421-a affordable unit has been leased to a bona fide, third-party tenant pursuant to a lease which is in full force and effect with no defaults thereunder beyond any applicable notice and cure periods and (ii) the tenant under such lease has moved into the applicable 421-a affordable unit and has paid the first month’s rental payment (a “421-a Affordable Unit Tenanting Event”). Upon the borrower’s written request, the master lease may be terminated so long as a 421-a Affordable Unit Tenanting Event has occurred with respect to each 421-a affordable unit.
(4)	According to the borrower’s rent roll dated January 10, 2022, the 26 Quincy Street Property is 86.0% physically occupied. However, pursuant to the master lease described above, the 26 Quincy Street Property is 100% leased with seven of the 13 affordable units being leased to bona-fide third-party tenants.
(5)	Historical financial information is not available as the 26 Quincy Street Property was built in 2021.

The Loan. The 26 Quincy Street mortgage loan is secured by the borrower’s fee interest in a 43-unit multifamily property located in Brooklyn, New York (the “26 Quincy Street Property”). The 26 Quincy Street mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $23.2 million (the “26 Quincy Street Mortgage Loan”). The 26 Quincy Street Mortgage Loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 12 – 26 Quincy Street

The Property. The 26 Quincy Street Property is a recently constructed mid-rise multifamily property located within the Clinton Hill neighborhood of New York. The 26 Quincy Street Property consists of 30 market rate units and 13 affordable units. Unit amenities include washer/dryer and select units include private balconies, terraces or private backyards. The 26 Quincy Street Property features a fitness center, a package room, a rooftop lounge and a bike storage facility. Parking is provided via 22 garage spaces resulting in a parking ratio of approximately 0.51 spaces per unit. The borrower sponsors acquired the 26 Quincy Street Property as vacant land for $12.0 million and invested approximately $20.0 million for the development and construction of the 26 Quincy Street Property. The 26 Quincy Street Property was developed as part of a larger project involving 46 residential condominiums (which are not part of the collateral). As of the January 10, 2022 underwritten rent roll, the 26 Quincy Street Property was 86.0% occupied.

The 26 Quincy Street Property is anticipated to benefit from the 421-a (16) tax exemption program which was created to promote the development of new residential housing. The program partially exempts real estate taxes for newly constructed properties located outside of Manhattan’s exclusion zone. The program grants 35 years of benefits only to developments that provide affordable housing. Developments are required to supply at least 30% of units as affordable units to households whose income does not exceed 130% of the area median income. The borrower sponsors have submitted the application for the tax exemption program and expect to have the final approval within 180 days of origination of the 26 Quincy Street Mortgage Loan. The tax exemption involves a 100% exemption over the first 25 years and a 30% exemption over the remaining 10 years with the 26 Quincy Street Property becoming fully taxable in year 36. The tax exemption applicable to the improvements at the 26 Quincy Street Property is anticipated to terminate in 2057. As such, 2058 is anticipated to be the first year that the full, unabated real estate taxes will be due at the 26 Quincy Street Property. According to the appraisal, the unabated taxes are approximately $274,377 for 2022 compared to the hypothetical abated taxes of $54,387 and the underwritten taxes of $48,903. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the unit mix of the 26 Quincy Street Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units(2)	Occupancy(2)	Average Unit Size (SF)	Avg. Monthly Rent Per Unit(3)
Studio	7	16.3%	7	100.0%	514	$2,869
Studio – Affordable	3	7.0	1	33.3%	426	$2,431
One Bedroom	18	41.9	18	100.0%	578	$3,491
One Bedroom – Affordable	7	16.3	3	42.9%	489	$2,592
Two Bedroom	5	11.6	5	100.0%	751	$4,864
Two Bedroom – Affordable	3	7.0	3	100.0%	618	$3,090
Collateral Total/Wtd. Avg.	43	100.0%	37	86.0%	565	$3,425
(1)	Based on the underwritten rent roll dated January 10, 2022.
(2)	According to borrower’s rent roll dated January 10, 2022, the 26 Quincy Street Property is 86.0% physically occupied. However, pursuant to the master lease the 26 Quincy Street Property is 100% leased with seven of the 13 affordable units being leased to bona-fide third-party tenants. At origination, the borrower executed a master lease with QV Tenant LLC for a term continuing through and including November 1, 2031 for all of the 421-a affordable units which are not otherwise leased to bona fide third-party tenants at the 26 Quincy Street Property for a monthly rental rate equal to the aggregate amount of the rent for those 421-a affordable units that remain leased pursuant to the master lease (which equaled $367,950 at origination for 13 vacant 421-a affordable units).
(3)	Avg. Monthly Rent Per Unit is based on the in-place rent of the Occupied Units.

COVID-19 Update. As of January 17, 2022, the 26 Quincy Street Property is open and operating. As of the date of this term sheet, the 26 Quincy Street Mortgage Loan is not subject to any modification or forbearance requests. Collections at the 26 Quincy Street Property were at 100.0% for January 2022.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	86.0%
(1)	Historical occupancies are unavailable as the 26 Quincy Street Property was built in 2021.
(2)	Current occupancy is as of January 10, 2022.

The Market. The 26 Quincy Street Property is located within the Clinton Hill neighborhood in Brooklyn, New York. The Clinton Hill neighborhood is located in north-central Brooklyn and is bordered by the Brooklyn Navy Yard and the Brooklyn-Queens Expressway to the north, Williamsburg to the northeast, Bedford-Stuyvesant to the east, Prospect Heights to the south and Fort Greene to the west. The Clinton Hill neighborhood has several mid-rise brick apartments and condos as well as brownstones, carriage houses and standalone mansions. Retail uses mostly include local retailers such as restaurants, clothing boutiques, and convenience stores. Attractions in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 12 – 26 Quincy Street

neighborhood include the Pratt Institute, Green in BKLYN, Saint Joseph’s College, Clinton Hill Historic District and Brooklyn Academy of Music. The Clinton Hill neighborhood has experienced growth patterns in the way of multifamily properties, notably along Atlantic Avenue with some of the ongoing developments including: 540 Waverly Avenue, a 135-unit mixed-use building that features 40 affordable housing units, and 550 Clinton Avenue, a 29-story mixed-used high-rise apartment building with 264 apartments and retail and office space provided on the ground through second floors. Proposed developments include: 840 Atlantic Avenue, a 316-unit high-rise apartment building, and 1034-1042 Atlantic Avenue, a 17-story mixed-use building with 174 apartment units, retail space and a youth center. Public transportation is available near the 26 Quincy Street Property. The immediate area is served by the Metropolitan Transportation Authority with bus stops along Gates Avenue. The G subway line is available at Classon Avenue and the C and S subway line is available at Franklin Avenue. According to the appraisal, the 2020 population within a 0.5-, 0.75- and 1-mile radius of the 26 Quincy Street Property was 43,637, 100,516 and 178,363, respectively. The 2020 average household income within the same radii was $116,468, $111,220 and $111,076, respectively.

According to the appraisal, the 26 Quincy Street Property is located within the New York Metro apartment market. As of the second quarter of 2021, the New York Metro apartment market contained approximately 230,035 units with a vacancy rate of 4.1%, representing a 0.2% decrease over the previous quarter. As of the second quarter of 2021, the New York Metro apartment market reported an asking rent of $3,230 per unit. As of the second quarter of 2021, there were no units completed and a positive net absorption of 334 units within the New York Metro apartment market. According to the appraisal, the 26 Quincy Street Property is located within the Kings County submarket. As of the second quarter of 2021, the Kings County apartment submarket contained 47,038 units with a vacancy rate of 3.7%, representing a decrease of 0.6% over the previous quarter. As of the second quarter of 2021, the Kings County apartment submarket reported an asking rent of $1,809 per unit. As of the second quarter of 2021, there were no completions and positive net absorption of 265 units within the Kings County apartment submarket.

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents in Place	$1,683,200	$39,144	92.7%
Parking Income	92,400	2,149	5.1
Other Income(2)	40,405	940	2.2
Gross Potential Rent	$1,816,005	$42,233	100.0%
Total Reimbursements	0	0	0.0
Net Rental Income	$1,816,005	$42,233	100.0%
(Vacancy/Credit Loss)(3)	(90,800)	(2,112)	(5.0)
(Concessions)	0	0	0.0
Effective Gross Income	$1,725,205	$40,121	95.0%

Total Expenses	$221,621	$5,154	12.8%

Net Operating Income	$1,503,584	$34,967	87.2%

Total TI/LC, Capex/RR	10,750	250	0.6

Net Cash Flow	$1,492,834	$34,717	86.5%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income represents late fees, bike storage fees, application fees and miscellaneous income.
(3)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 13 – The Hallmark

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$22,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,936,257	Property Type – Subtype:	Office - Suburban
% of IPB:	2.4%	Net Rentable Area (SF):	332,050
Loan Purpose:	Refinance	Location:	Herndon, VA
Borrower:	BRIT-Hallmark Building LLC	Year Built / Renovated:	1984 / 2019
Borrower Sponsor:	BRIT Limited Partnership	Occupancy:	78.1%
Interest Rate:	3.60000%	Occupancy Date:	11/11/2021
Note Date:	11/30/2021	4th Most Recent NOI (As of):	$4,201,734 (12/31/2018)
Maturity Date:	12/6/2031	3rd Most Recent NOI (As of):	$2,811,607 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$2,438,658 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$3,408,173 (TTM 10/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	80.9%
Amortization Type:	Amortizing Balloon	UW Revenues:	$8,415,443
Call Protection(2):	L(26),D(90),O(4)	UW Expenses:	$4,126,272
Lockbox / Cash Management:	Springing	UW NOI:	$4,289,171
Additional Debt(1):	Yes	UW NCF:	$3,783,083
Additional Debt Balance(1):	$12,214,507	Appraised Value / Per SF:	$54,200,000 / $163
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/1/2021

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$158,253	$63,301	N/A	Maturity Date Loan / SF:	$81
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$6,926	$249,000	Maturity Date LTV:	49.5%
TI/LC:	$750,000	$41,557	$1,500,000	UW NCF DSCR:	2.02x
Deferred Maintenance:	$85,663	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$34,250,000		70.7%	Payoff Existing Debt	$46,537,818	96.1%
Borrower Sponsor Equity	14,192,545		29.3	Upfront Reserves	993,915	2.1
				Closing Costs	910,812	1.9
Total Sources	$48,442,545		100.0%	Total Uses	$48,442,545	100.0%

(1)	The Hallmark Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $34.15 million (“The Hallmark Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date and Maturity Date Balances of The Hallmark Whole Loan.

(2)	The borrower has the option to defease The Hallmark Whole Loan after the date following two years after the closing date of the securitization that includes the last note to be securitized.

(3)	Springing monthly deposit of 1/12th of estimated annual insurance premium payments upon (i) an event of default; (ii) an acceptable blanket insurance policy is no longer in place for five or more commercial properties exclusive of the property, (iii) the borrower fails to provide the lender with satisfactory evidence of payment; and (iv) the lender does not receive satisfactory evidence of insurance policies when the same is required under the terms of the loan documents.

The Loan. The Hallmark mortgage loan (“The Hallmark Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a suburban office building totaling 322,050 square feet located in Herndon, Virginia (“The Hallmark Property”). The Hallmark Whole Loan was originated by BSPRT CMBS Finance, LLC (“BSPRT”) and has an aggregate outstanding principal balance as of the Cut-off Date of approximately $34.15 million. The Hallmark Whole Loan consists of two pari passu notes and accrues interest at a rate of 3.60000% per annum. The Hallmark Whole Loan has a 10-year term, is amortizing on a 30-year schedule and accrues interest on an Actual/360 basis. The Hallmark Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $21.9 million. The Hallmark Whole Loan will be serviced pursuant to the trust and servicing agreement for the BBCMS 2022-C14 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 13 – The Hallmark

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$22,000,000	$21,936,257	BBCMS 2022-C14	Yes
A-2	$12,250,000	$12,214,507	BSPRT CMBS Finance, LLC	No
Total	$34,250,000	$34,150,764

The Property. The Hallmark Property is a suburban office building with a total net rentable area of 332,050 square feet situated on an approximately 8.07-acre site in Herndon, Virginia. The Hallmark Property was built in 1984 and renovated in 2019. The Hallmark Property has 1,079 surface and garage parking spaces, resulting in a parking ratio of approximately 3.25 spaces per 1,000 square feet. As of November 11, 2021, The Hallmark Property was 78.1% leased to 51 unique tenants. On average, tenants at The Hallmark Property have a total initial lease term of 16.1 years.

COVID-19 Update. As of January 24, 2022, The Hallmark Property was open and operating. As of the date of this term sheet, The Hallmark Whole Loan is not subject to any modification or forbearance request. Collections at The Hallmark Property were at 99.9% for December 2021.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
78.3%	72.4%	72.2%	78.1%
(1)	Historical Occupancies represent the year end occupancy of each respective year.

(2)	Current Occupancy is as of November 11, 2021.

Largest Tenants.

IAI North America Inc. (30,126 square feet; 9.1% of the NRA; 13.1% of underwritten base rent): IAI North America Inc. (“IAI”) is the U.S subsidiary of Israel Aerospace Industries Ltd., Israel’s largest aerospace and defense company. IAI specializes in developing and manufacturing state-of-the-art systems for air, space, sea, land, cyber, and homeland security. Since inception, the company has provided advanced technology solutions to government and commercial customers worldwide including satellites, missiles, weapon systems and munitions, unmanned systems, robotic systems, electronics, C4ISR, navigation systems and EO payloads. IAI designs and manufactures business jets and aero structures, performs overhaul and maintenance on commercial aircraft and converts passenger aircraft to refueling and cargo configurations. IAI has been a tenant at The Hallmark Property since November 2019, and its current lease expires May 31, 2030. IAI has two, five-year renewal options remaining and no termination options. As of November 2021, IAI has reportedly put its space on the market for sublease. IAI is current on its rent payments and is in occupancy of its space.

Electronic Warfare Associates, Inc. (29,863 square feet; 9.0% of the NRA; 13.8% of underwritten base rent): Electronic Warfare Associates, Inc. (“EWA”) was founded in 1977 and headquartered at The Hallmark Property, EWA is a veteran-owned, small broad-based technology company that specializes an array of electronic warfare technology including analysis, simulation and training, radio frequency threat simulators and custom instrumentation for laboratories and oceanic and atmospheric research, signal analysis software, and embedded training hardware and software. The company also provides engineering products and services in cyber defense, intelligence, security, training, tactical mission planning, information operations, wireless applications, range instrumentation, spectrum, radar development, force protection and counter-submarines. EWA has been a tenant at The Hallmark Property since November 1993, and its current lease expires October 31, 2023. EWA currently leases 1,770 square feet of storage on a month-to-month basis. EWA has no renewal options or termination options.

Federal Aviation Administration (26,534 square feet; 8.0% of the NRA; 12.5% of underwritten base rent): Created by the Federal Aviation Act of 1958, the Federal Aviation Administration (“FAA”) is the largest transportation agency of the U.S. government and regulates all aspects of civil aviation in the country as well as over surrounding international waters. The FAA’s powers include air traffic management, certification of personnel and aircraft, setting standards for airports, and protection of U.S. assets during the launch or re-entry of commercial space vehicles. The FAA has been a tenant at The Hallmark Property since March 1998, and its current lease expires September 30, 2022. The FAA has no renewal options. The FAA has a one-time termination option at any time upon 180-days’ notice.

Information and Infrastructure Technologies, Inc. (14,089 square feet; 4.2% of the NRA; 6.2% of underwritten base rent): Founded in 1997 and headquartered at The Hallmark Property, Information and Infrastructure Technologies, Inc. (“IIT”) is an information security and technology company that specializes in risk reduction. The company’s capabilities include full spectrum cybersecurity, 5G/4G telecommunications and security solutions, intelligence analysis/support, critical infrastructure protection and integrated risk management. IIT has supported the Department of Defense, U.S. government agencies, and commercial customers. IIT has been a tenant at The Hallmark Property since February 2016, and its current lease expires October 31, 2026. IIT has one, five-year renewal option. ITT has a one-time termination option effective April 30, 2024 upon providing notice by July 31, 2023 and paying a termination fee equal to $75,044.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 13 – The Hallmark

Dexter Edward, LLC (12,673 square feet; 3.8% of the NRA; 5.2% of underwritten base rent): Headquartered at The Hallmark Property, Dexter Edward, LLC (“Dexter Edward”) is a cyber-security integrator of secure, encrypted, and traceless communications and collaboration systems. The company provides software solutions to assist agencies within the Department of Defense, Intelligence Community, Law Enforcement, as well as commercial customers. Dexter Edward has been a tenant at The Hallmark Property since February 2016, and its current lease expires October 31, 2025. Dexter Edward has one, five-year renewal option remaining and no termination options.

The Market. The Hallmark Property is located in Herndon, Virginia within the Reston/Herndon submarket of the greater Northern Virginia office market. The Hallmark Property is located with convenient access to Interstate 66 and Route 7 for office tenants. The Hallmark Property is located one mile south of the master planned mixed-use development Dulles Station, which will contain approximately 1.0 million square feet of office space, 1,095 residential units, two hotels, and ancillary retail space. The nearby area contains a number of large employers including Naval Support Activity (23,511 employees), Joint Base Andrews-Naval Air Facility (17,500 employees), MedStar Health (17,419 employees), and Marriott International Inc. (16,773 employees).

As of the third quarter of 2021, the Reston/Herndon submarket had an inventory approximately 25.7 million square feet. The Reston/Herndon submarket had a vacancy of 16.8%. The average asking rent for the Reston/Herndon submarket was $34.78. Since 2005, the inventory, vacancy, and asking rent have grown from 21,748,651, 13.2%, and $26.91, respectively. The 2020 estimated median household income within the Washington, DC central business statistical area is $102,561, with a population of approximately 6.2 million.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
IAI North America Inc.	NR/NR/NR	30,126	9.1%	$28.64	$862,938	13.1%	5/31/2030
Electronic Warfare Associates, Inc.	NR/NR/NR	29,863	9.0	$30.39	907,450	13.8	10/31/2023(3)
Federal Aviation Administration	NR/NR/NR	26,534	8.0	$31.00	822,554	12.5	9/30/2022(4)
Information and Infrastructure Technologies, Inc.	NR/NR/NR	14,089	4.2	$29.07	409,623	6.2	10/31/2026(5)
Dexter Edward, LLC	NR/NR/NR	12,673	3.8	$27.04	342,741	5.2	10/31/2025
Top Five Tenants		113,285	34.1%	$29.53	$3,345,307	50.8%

Other Tenants		146,091	44.0%	$22.19	$3,241,158	49.2%

Occupied Collateral Total		259,376	78.1%	$25.39	$6,586,464	100.0%

Vacant Space		72,674	21.9%

Collateral Total		332,050	100.0%

(1)	Based on underwritten rent roll dated November 11, 2021.

(2)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent include rent steps of approximately $139,119 through December 1, 2022.

(3)	Electronic Warfare Associates, Inc. leases 28,093 SF expiring October 31, 2023 and 1,770 SF of storage space on a month-to-month basis.

(4)	Federal Aviation Administration has a one-time termination option at any time upon 180-days’ notice.

(5)	Information and Infrastructure Technologies, Inc. has a one-time termination option effective April 30, 2024 upon providing notice by July 31, 2023 and paying a termination fee equal to $75,044.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 13 – The Hallmark

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	72,674	21.9%	NAP	NAP	72,674	21.9%	NAP	NAP
MTM(3)	23	27,572	8.3	$58,894	0.9%	100,246	30.2%	$58,894	0.9%
2022	11	36,488	11.0	1,117,408	17.0	136,734	41.2%	$1,176,301	17.9%
2023	11	47,423	14.3	1,458,131	22.1	184,157	55.5%	$2,634,432	40.0%
2024	6	15,081	4.5	431,421	6.6	199,238	60.0%	$3,065,853	46.5%
2025	9	43,896	13.2	1,283,081	19.5	243,134	73.2%	$4,348,934	66.0%
2026	3	27,226	8.2	614,464	9.3	270,360	81.4%	$4,963,399	75.4%
2027	4	18,284	5.5	383,547	5.8	288,644	86.9%	$5,346,946	81.2%
2028	0	0	0.0	0	0.0	288,644	86.9%	$5,346,946	81.2%
2029	1	5,433	1.6	153,890	2.3	294,077	88.6%	$5,500,835	83.5%
2030	1	30,126	9.1	862,938	13.1	324,203	97.6%	$6,363,774	96.6%
2031	1	7,847	2.4	222,691	3.4	332,050	100.0%	$6,586,464	100.0%
2032 & Beyond	1	0	0.0	0	0.0	332,050	100.0%	$6,586,464	100.0%
Total	71	332,050	100.0%	$6,586,464	100.0%
(1)	Based on the underwritten rent roll dated November 11, 2021.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, and Cumulative UW Base Rent Expiring includes rent steps of approximately $139,119 through December 1, 2022.

(3)	MTM includes 3,819 SF of storage space, Hallmark Lounge, Living Room, Post Office, Security Office, Non-Leasable Space, and Exercise Room.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,436,949	$5,861,395	$5,908,127	$6,088,295	$6,447,345	$19.42	67.4%
Rent Steps(3)	0	0	0	0	139,119	0.42	1.5
Vacant Income	0	0	0	0	1,926,356	5.80	20.1
Gross Potential Rent	$6,436,949	$5,861,395	$5,908,127	$6,088,295	$8,512,820	$25.64	89.0%
Total Reimbursements	968,643	1,054,167	948,314	1,054,557	1,054,557	3.18	11.0
Net Rental Income	$7,405,592	$6,915,562	$6,856,441	$7,142,852	$9,567,377	$28.81	100.0%
Other Income	842,677	289,811	(217,006)	375,276	774,421	2.33	8.1
(Vacancy/Credit Loss)	0	0	0	0	(1,926,356)	(5.80)	(20.1)
Effective Gross Income	$8,248,269	$7,205,374	$6,639,436	$7,518,128	$8,415,443	$25.34	88.0%
Total Expenses	$4,046,535	$4,393,767	$4,200,778	$4,109,955	$4,126,272	$12.43	49.0%
Net Operating Income	$4,201,734	$2,811,607	$2,438,658	$3,408,173	$4,289,171	$12.92	51.0%
Cap Ex, Total TI/LC	0	0	0	0	506,088	1.52	6.0
Net Cash Flow	$4,201,734	$2,811,607	$2,438,658	$3,408,173	$3,783,083	$11.39	45.0%
(1)	TTM reflects the trailing 12 months ending October 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rent Steps includes rent steps of approximately $139,119 through December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 14 - Stanley Self-Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$21,900,000	Title:	Fee
Cut-off Date Principal Balance:	$21,854,275	Property Type – Subtype:	Self Storage – Self Storage
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	372,562
Loan Purpose:	Refinance	Location:	Various
Borrower:	Storage Five Holding One LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Kreg N. Stanley, Billy L. Stanley	Occupancy:	89.6%
	and Christopher J. Catania	Occupancy Date(2):	Various
Interest Rate:	3.21000%	4th Most Recent NOI (As of)(3):	NAV
Note Date:	12/29/2021	3rd Most Recent NOI (As of)(3):	NAV
Maturity Date:	1/1/2032	2nd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	None	Most Recent NOI (As of)(4):	$1,269,967 (TTM 10/31/2021)
Original Term:	120 months	UW Economic Occupancy:	79.8%
Original Amortization:	300 months	UW Revenues:	$4,202,652
Amortization Type:	Amortizing Balloon	UW Expenses:	$1,826,707
Call Protection(1):	L(25),D(91),O(4)	UW NOI(4):	$2,375,945
Lockbox / Cash Management:	Springing	UW NCF:	$2,335,515
Additional Debt:	No	Appraised Value / SF:	$54,940,000 / $147
Additional Debt Balance:	N/A	Appraisal Date:	Various
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$59
Taxes:	$91,438	$43,434	N/A	Maturity Date Loan / SF:	$41
Insurance:	$62,879	$6,288	N/A	Cut-off Date LTV:	39.8%
Replacement Reserves:	$0	$3,370	N/A	Maturity Date LTV:	27.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.83x
Deferred Maintenance:	$54,970	$0	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,900,000		97.2%	Loan Payoff	$21,625,350	96.0%
Sponsor Equity	637,133		2.8	Closing Costs	702,496	3.1
				Upfront Reserves	209,287	0.9
Total Sources	$22,537,133		100.0%	Total Uses	$22,537,133	100.0%

(1)	At any time after the release date, the borrower may release any individual property upon a bona fide third-party sale of such property, provided that, among other conditions stated in the Stanley Self-Storage Portfolio Mortgage Loan (as defined below) documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Stanley Self-Storage Portfolio Mortgage Loan defeased will be the greater of (a) 100% of net sales proceeds with respect to such property and (b) 115% of the allocated loan amount for the related property being released; (iii) the debt service coverage ratio for the remaining properties after such release and defeasance is not less than the greater of (a) 1.80x and (b) the debt service coverage ratio immediately preceding such release and (iv) the loan-to-value ratio after such release and defeasance is no greater than 55.0%.

(2)	Occupancy dates are as of October 14, 2021 for the Public Storage Cordova, CubeSmart Clarksville and CubeSmart Memphis properties and October 4, 2021 for the Extra Space Baytown property.

(3)	Historical NOI is unavailable as the Stanley Self-Storage Portfolio Properties (as defined below) were acquired and repositioned from retail and industrial uses to the current self storage use between 2016-2020.

(4)	UW NOI is higher than Most Recent NOI (As of) primarily due to the Stanley Self-Storage Portfolio Properties being acquired and repositioned from retail and industrial uses to the current self storage use between 2016-2020.

The Loan. The Stanley Self-Storage Portfolio mortgage loan (the “Stanley Self-Storage Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of approximately $21.9 million and is secured by a first mortgage lien on the borrower’s fee interests in four self storage properties located in Tennessee and Texas (the “Stanley Self-Storage Portfolio Properties”). The Stanley Self-Storage Portfolio Mortgage Loan has a 10-year term and amortizes on a 25-year amortization schedule.

The Properties. The Stanley Self-Storage Portfolio Properties consist of four self storage properties totaling 372,562 square feet and 3,115 units located in Cordova, Clarksville, Memphis, Tennessee and Baytown, Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 14 - Stanley Self-Storage Portfolio

The following table presents certain information relating to the Stanley Self-Storage Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Public Storage Cordova	Cordova, TN	2003 / 2020	124,277	$8,548,414	39.1%	$21,490,000	$1,087,478	45.8%
CubeSmart Memphis	Memphis, TN	1992 / 2020	81,270	5,079,672	23.2	12,770,000	291,535	12.3
CubeSmart Clarksville(1)	Clarksville, TN	1975 / 2019	63,525	4,248,311	19.4	10,680,000	436,948	18.4
Extra Space Baytown	Baytown, TX	1983 / 2016	103,490	3,977,877	18.2	10,000,000	559,985	23.6
Total/Wtd. Avg.			372,562	$21,854,275	100.0%	$54,940,000	$2,375,945	100.0%
(1)	The CubeSmart Clarksville property includes two commercial units.

Public Storage Cordova. The Public Storage Cordova property is a self storage facility located in Cordova, Tennessee. The Public Storage Cordova property is situated on a 13.34-acre site. Built in 2003 as a “big box” retail store, the Public Storage Cordova property was renovated to self storage in 2020. The Public Storage Cordova property consists of one building with 1,122 climate-controlled units ranging in size from 25 square feet to 544 square feet. Amenities include keypad entry, video surveillance, on-site management, perimeter fence and exterior lighting. The borrower purchased the Public Storage Cordova property in 2019 for approximately $3.5 million and spent approximately $2.7 million to reposition the Public Storage Cordova property from the former retail space to the current self storage use. As of October 14, 2021, the Public Storage Cordova property was 95.2% occupied.

CubeSmart Memphis. The CubeSmart Memphis property is a self storage facility located in Memphis, Tennessee. The CubeSmart Memphis property is situated on a 17.56-acre site. Built in 1992 as a “big box” retail store, the CubeSmart Memphis property was renovated to self storage in 2020. The CubeSmart Memphis property consists of two buildings with 730 self storage units, which consist of 505 climate-controlled units and 225 non-climate controlled units. The exterior, non-climate controlled units were constructed of prefabricated materials assembled on-site and affixed to the ground and are treated as permanent fixtures of the CubeSmart Memphis property. The self storage units range in size from 15 square feet to 450 square feet. Amenities include a guarded electronic gate, keypad entry, video surveillance, perimeter fence, exterior lighting and an on-site manager. The borrower purchased the CubeSmart Memphis property in 2019 for approximately $2.05 million and spent approximately $2.25 million to reposition the CubeSmart Memphis property from the former retail space to the current self storage use. As of October 14, 2021, the CubeSmart Memphis property was 78.0% occupied.

CubeSmart Clarksville. The CubeSmart Clarksville property is a self storage facility located in Clarksville, Tennessee. The CubeSmart Clarksville property is situated on an 8.40-acre site. Built in 1975 as a “big box” retail store, the CubeSmart Clarksville property was renovated to self-storage in 2019. The CubeSmart Clarksville property consists of one building with 518 climate-controlled units ranging in size from 50 square feet to 300 square feet. Amenities include keypad entry, video surveillance, on-site management, perimeter fence and exterior lighting. In addition to the self storage units, the CubeSmart Clarksville property generates revenue from two commercial spaces. The borrower purchased the CubeSmart Clarksville property in 2019 for approximately $1.95 million and spent approximately $1.85 million to reposition the CubeSmart Clarksville property from the former retail space to the current self storage use. As of October 14, 2021, the CubeSmart Clarksville property was 86.4% occupied.

Extra Space Baytown. The Extra Space Baytown property is a self storage facility located in Baytown, Texas. The Extra Space Baytown property is situated on a 12.86-acre site. Built in 1983 as a retail shopping center, the Extra Space Baytown property was converted to self storage in 2016 and expanded in 2020. The Extra Space Baytown property consists of seven buildings with 745 self storage units which are comprised of 594 climate-controlled units and 151 non-climate controlled units. The self storage units range in size from 25 square feet to 375 square feet. The Extra Space Baytown property includes 1.12 acres of surplus land. Amenities include an electronic gate, keypad entry, video surveillance, perimeter fence, exterior lighting and an on-site manager. As of October 4, 2021, the Extra Space Baytown property was 94.0% occupied.

COVID-19 Update. As of January 17, 2022, the Stanley Self-Storage Portfolio Properties were open and operating. As of the date of this term sheet, the Stanley Self-Storage Portfolio Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 14 - Stanley Self-Storage Portfolio

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	89.6%
(1)	Historical occupancy is unavailable as the Stanley Self-Storage Portfolio Properties were purchased between 2016 and 2020 and redeveloped and repositioned from retail and industrial uses to the current self storage use.

(2)	Current occupancy is based on the rent rolls dated October 4, 2021 and October 14, 2021.

The Markets. The following table presents certain market information relating to the Stanley Self-Storage Portfolio Properties:

Market Summary(1)
Property Name	City, State	3-mile Population	5-mile Population	3-mile Median Household Income	5-mile Median Household Income	Monthly UW Rent Per Unit(2)(3)	Monthly UW Rent PSF(2)(3)	Monthly Market Rent Per Unit	Monthly Market Rent PSF
Public Storage Cordova	Cordova,TN	62,178	160,510	$71,952	$74,283	$136	$1.22	$147	$1.32

CubeSmart Memphis	Memphis, TN	71,974	180,981	$44,578	$46,247	$129	$1.16	$155	$1.40

CubeSmart Clarksville	Clarksville, TN	49,476	101,203	$48,659	$50,286	$137	$1.12	$159	$1.30

Extra Space Baytown	Baytown, TX	44,222	103,974	$52,820	$57,284	$119	$0.86	$131	$0.94

(1)	Source: Appraisals.

(2)	Based on the underwritten rent rolls dated October 4, 2021 and October 14, 2021.

(3)	Monthly UW Rent Per Unit and Monthly UW Rent PSF is based on total units and total square feet at each property.

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,670,157	$4,874,094	$13.08	92.5%
Other Income(3)	370,121	394,402	1.06	7.5
Gross Potential Rent	$3,040,279	$5,268,497	$14.14	100.0%
Total Reimbursements	0	0	0	0.0
Net Rental Income	$3,040,279	$5,268,497	$14.14	100.0%
(Vacancy/Credit Loss)	0	(1,065,845)	(2.86)	(20.2)
(Concessions)	0	0	0	0.0
Effective Gross Income	$3,040,279	$4,202,652	$11.28	79.8%

Total Expenses	$1,770,312	$1,826,707	$4.90	43.5%

Net Operating Income(4)	$1,269,967	$2,375,945	$6.38	56.5%

Total TI/LC, Capex/RR	0	40,430	0.11	1.0

Net Cash Flow	$1,269,967	$2,335,515	$6.27	55.6%
(1)	TTM column represents the trailing 12 months ending October 31, 2021.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income consists of commercial income, application/credit fees and miscellaneous income.

(4)	UW NOI is higher than TTM NOI primarily due to the Stanley Self-Storage Portfolio Properties being acquired and repositioned from retail and industrial uses to the current self storage use between 2016-2020. The CubeSmart Memphis property is the most recent acquisition / conversion, opening in 2020 and reporting a TTM October 2021 occupancy of 46.8% based on square footage and 43.2% based on unit. As of October 2021, the CubeSmart Memphis property was 78.0% occupied based on square footage and 75.6% occupied based on units. To account for the portfolio’s conversion and lease-up, the Stanley Self-Storage Portfolio Properties were underwritten to the actual annualized T3 net rental collections for each of the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 15 – 12000 Biscayne Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title:	Fee
Cut-off Date Principal Balance:	$21,500,000	Property Type – Subtype:	Office - Suburban
% of IPB:	2.3%	Net Rentable Area (SF):	155,869
Loan Purpose:	Refinance	Location:	Miami, FL
Borrowers:	Brandon of B, LLC and Gotham 55th Associates, L.P.	Year Built / Renovated:	1982 / 2018
Borrower Sponsor:	Clifford M. Stein	Occupancy:	75.3%
Interest Rate:	4.03500%	Occupancy Date:	12/1/2021
Note Date:	1/7/2022	4th Most Recent NOI (As of):	$1,386,219 (12/31/2018)
Maturity Date:	2/1/2032	3rd Most Recent NOI (As of):	$1,833,361 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,549,458 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,774,880 (TTM 11/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	76.3%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,831,233
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$1,628,898
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$2,202,335
Additional Debt:	No	UW NCF:	$2,013,163
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,000,000 / $225
Additional Debt Type:	N/A	Appraisal Date:	10/14/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$138
Taxes:	$97,496	$32,499	N/A	Maturity Date Loan / SF:	$110
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$2,598	N/A	Maturity Date LTV:	48.8%
TI/LC:	$1,200,000	Springing	$1,000,000	UW NCF DSCR:	1.63x
Other(1):	$627,021	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000		100.0%	Payoff	$17,459,480	81.2%
				Upfront Reserves	1,924,517	9.0
				Return of Equity	1,426,660	6.6
				Closing Costs	689,342	3.2
Total Sources	$21,500,000		100.0%	Total Uses	$21,500,000	100.0%

(1)	Other escrows include (i) approximately $570,821 for existing TI/LC obligations, (ii) $52,200 for rent concessions and (iii) $4,000 for deferred maintenance.

(2)	The increase from Most Recent NOI (As of) to UW NOI is due to new leases, renewals and/or expansions being executed for 31,457 SF at the 12000 Biscayne Boulevard Property.

The Loan. The 12000 Biscayne Boulevard mortgage loan (the “12000 Biscayne Boulevard Mortgage Loan”) has an original and cut-off date principal balance of $21,500,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a 155,869 square foot, office property located in Miami, Florida (the “12000 Biscayne Boulevard Property”). The 12000 Biscayne Boulevard Mortgage Loan has a 10-year term and 30-year amortization schedule with no interest only period.

The Property. The 12000 Biscayne Boulevard Property is a 155,869 square foot office building located on the southwest corner of NE 121st Street and Biscayne Boulevard in Miami, Florida. The 12000 Biscayne Boulevard Property was originally built in 1982, is situated on approximately 3.1-acres of land, and was recently renovated in 2018 for a total cost of approximately $2.5 million ($16.27 per square feet). The 12000 Biscayne Boulevard Property offers a range of suites for all professionals ranging from 266 to 14,199 square feet. The 12000 Biscayne Boulevard Property features high ceilings, private balconies, city and water views, as well as three high-speed elevators and a renovated lobby. There is 11,580 square feet of ground floor retail at the 12000 Biscayne Boulevard Property. The 12000 Biscayne Boulevard Property has a five-story parking garage (collateral for the 12000 Biscayne Boulevard Mortgage Loan) and surface parking for a total of 430 parking spaces, resulting in parking ratio of 2.8 spaces per 1,000 square feet. As of December 1, 2021, the 12000 Biscayne Boulevard Property was 75.3% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 15 – 12000 Biscayne Boulevard

COVID-19 Update. As of December 2021, the 12000 Biscayne Boulevard Property was open and operating. As of the November 2021 collections report, only one tenant, Robert M. Swedroe Architect, (2.4% of the net rentable area and 1.8% of the underwritten base rent) was more than 90 days late on rent, and the tenant has come to a repayment agreement with the sponsor. As of the date of this term sheet, the 12000 Biscayne Boulevard Mortgage Loan is not subject to any modification or forbearance request.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)(2)	Current(2)(3)
73.9%	66.4%	70.9%	75.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in occupancy from 2020 to Current is attributed to 25,035 square feet of space being leased in 2021 and 2022.

(3)	Current Occupancy is as of December 1, 2021.

Largest Tenants.

Jewish Community Services of South Florida (22,751 square feet; 14.6% of the NRA; 16.3% of underwritten base rent): Jewish Community Services of South Florida provides social services through comprehensive programs that help people stay healthy and productive. Jewish Community Services of South Florida partners with funding agencies, sister organizations and local leaders, to strengthen its outreach and impact. It has three divisions: children and youth services, adult and family services and senior support services. Jewish Community Services of South Florida occupies three suites at the 12000 Biscayne Boulevard Property through January 26, 2026 and has been in occupancy since June 2020.

Vativorx, LLC (11,848 square feet; 7.6% of the NRA; 10.1% of underwritten base rent): Vativorx, LLC (“Vativorx”) is a full service, innovative, leading solutions provider in pharmacy benefit management. The tenant specializes in the delivery and clinical management of prescription medication management programs across all lines of business. Vativorx connects pharmacists, doctors and caregivers with prescription data to improve health outcomes, offering the clinical intelligence, technology and scale to lower payer costs while improving member health. Vativorx has over 65,000 pharmacies in their national retail network and operate their own mail order and specialty pharmacy. Vativorx expanded its space by 8,055 square feet in October 2021 and extended its lease to February 2029. Vativorx has a termination option starting in November 2026 for the 8,055 square foot space with written notice and a termination fee of $55,000.

Software Development Inc. (10,914 square feet; 7.0% of the NRA; 8.9% of underwritten base rent): Software Development Inc. is a provider of enterprise software for retailers, wholesalers, and brands. The tenant offers solutions for most retail verticals that include merchandising, store operations, customer engagement, ecommerce, and business analytics. Software Development Inc. builds the software on new technology so it protects their customers’ investments and focuses on return on investment. Software Development Inc. occupies three suites at the 12000 Biscayne Boulevard Property and has been at the 12000 Biscayne Boulevard Property since August 2015, expanding its space in 2016 and 2017. Software Development Inc. has a one-time right to terminate its lease with two months’ written notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions.

State of Florida - Department of Education (7,598 square feet; 4.9% of the NRA; 6.4% of underwritten base rent): The State of Florida - Department of Education serves as the single repository of education data from school districts, state and community colleges, universities, and independent postsecondary institutions for the state of Florida. The department supports 2.8 million students, 4,200 public schools, 28 colleges, 202,000 instructional staff, 46,000 college professors and administrators, and 338,000 full-time staff throughout the state. The tenant has been in occupancy at the 12000 Biscayne Boulevard Property since 2011 and expanded its space by 3,879 square feet in 2013. The tenant has a one-time right to terminate its lease with six months’ written notice in the event a state-owned building becomes available for occupancy.

Panther Software LLC & Alpine SG LLC (6,070 square feet; 3.9% of the NRA; 5.1% of underwritten base rent): Alpine SG LLC is a private equity firm that specializes in middle-market companies in the software, online and business services industries. Alpine SG LLC acquired Panther Software LLC in 2018, and the merged company is the tenant at the 12000 Biscayne Boulevard Property. Panther Software LLC is a provider of cloud-based law practice management and billing software for law firms, and has customers in 170 countries. Alpine SG LLC provides a mobile and web-based application, which helps lawyers automate their workflows by handling time and expense tracking, invoicing, document management, payment processing, trust accounting and third-party integrations. Panther Software LLC & Alpine SG LLC’s current lease commenced in September 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 15 – 12000 Biscayne Boulevard

The Market. According to the appraisal, the 12000 Biscayne Boulevard Property is located in the Northeast Dade submarket within the Miami market. As of the third quarter of 2021, the Miami office market had an inventory of approximately 109.1 million square feet, vacancy rate of 10.4% and average asking rents of $44.04. For the same time period, the Northeast Dade office submarket had an inventory of approximately 6.9 million square feet, with a submarket vacancy rate of 6.5% and average asking rent of $34.75. There has been 216,283 square feet net absorption over the last 12 months and 23,574 square feet of completions. The estimated 2021 population within a one-, three-, and five-mile radius of the 12000 Biscayne Boulevard Property was 26,378, 170,054, and 425,151, respectively. The estimated 2021 average household income within one-, three-, and five-mile radius was $68,435, $80,431 and $74,726.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Jewish Community Services of South Florida	NR/NR/NR	22,751	14.6%	$24.70	$561,950	16.3%	1/26/2026
Vativorx	NR/NR/NR	11,848	7.6	29.50	349,490	10.1	2/21/2029(3)
Software Development Inc.	NR/NR/NR	10,914	7.0	28.03	305,961	8.9	9/30/2022(4)
State of Florida - Department of Education	NR/NR/NR	7,598	4.9	28.97	220,129	6.4	10/31/2025(5)
Panther Software LLC & Alpine SG LLC	NR/NR/NR	6,070	3.9	28.82	174,937	5.1	10/31/2024
Top Five Tenants		59,181	38.0%	$27.25	$1,612,466	46.7%

Other Tenants		58,162	37.3%	$31.70	$1,843,915	53.3%

Occupied Collateral Total		117,343	75.3%	$29.46	$3,456,381	100.0%

Vacant Space		38,526	24.7%

Collateral Total		155,869	100.0%

(1)	Based on underwritten rent roll dated December 1, 2021.

(2)	UW Base Rent includes $84,364 of rent steps through February 1, 2023.

(3)	Vativorx has the one time right to terminate 8,055 square feet of its lease on the first day of 61st month with a termination fee of $55,000.

(4)	Software Development Inc. has the one time right to terminate its lease with two months’ notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions.

(5)	State of Florida - Department of Education has a one-time right to terminate its lease with six months’ notice in the event a state-owned building has space for occupancy.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	38,526	24.7%	NAP	NAP	38,526	24.7%	NAP	NAP
2022 & MTM	8	25,163	16.1	$711,166	20.6%	63,689	40.9%	$711,166	20.6%
2023	2	483	0.3	33,616	1.0	64,172	41.2%	$744,782	21.5%
2024	9	17,673	11.3	490,022	14.2	81,845	52.5%	$1,234,803	35.7%
2025	5	15,036	9.6	420,055	12.2	96,881	62.2%	$1,654,858	47.9%
2026	3	26,366	16.9	667,741	19.3	123,247	79.1%	$2,322,599	67.2%
2027	4	9,194	5.9	266,379	7.7	132,441	85.0%	$2,588,978	74.9%
2028	5	11,580	7.4	517,914	15.0	144,021	92.4%	$3,106,892	89.9%
2029	1	11,848	7.6	349,490	10.1	155,869	100.0%	$3,456,381	100.0%
2030	0	0	0.0	0	0.0	155,869	100.0%	$3,456,381	100.0%
2031	0	0	0.0	0	0.0	155,869	100.0%	$3,456,381	100.0%
2032	0	0	0.0	0	0.0	155,869	100.0%	$3,456,381	100.0%
2033 & Beyond	0	0	0.0	0	0.0	155,869	100.0%	$3,456,381	100.0%
Total	37	155,869	100.0%	$3,456,381	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2021

(2)	UW Base Rent Expiring includes $84,364 of rent steps through February 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 15 – 12000 Biscayne Boulevard

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$2,694,652	$2,961,924	$2,759,417	$3,030,060	$3,372,017	$21.63	72.1%
Rent Steps(4)	0	0	0	0	84,364	0.54	1.8
Vacant Income	0	0	0	0	1,050,020	6.74	22.5
Gross Potential Rent	$2,694,652	$2,961,924	$2,759,417	$3,030,060	$4,506,401	$28.91	96.4%
Total Reimbursements	78,827	224,738	211,251	221,040	169,337	1.09	3.6
Net Rental Income	$2,773,479	$3,186,662	$2,970,669	$3,251,100	$4,675,738	$30.00	100.0%
Other Income(5)	263,968	207,297	219,895	224,805	224,805	1.44	4.8
(Vacancy/Credit Loss)(6)	(96,875)	(80,006)	(37,249)	(121,025)	(1,069,310)	(6.86)	(22.9)
Effective Gross Income	$2,940,572	$3,313,953	$3,153,315	$3,354,880	$3,831,233	$24.58	81.9%
Total Expenses	$1,554,353	$1,480,592	$1,603,857	$1,580,000	$1,628,898	$10.45	42.5%
Net Operating Income	$1,386,219	$1,833,361	$1,549,458	$1,774,880	$2,202,335	$14.13	57.5%
Cap Ex, Total TI/LC	0	0	0	0	189,173	1.21	4.9
Net Cash Flow	$1,386,219	$1,833,361	$1,549,458	$1,774,880	$2,013,163	$12.92	52.5%
(1)	TTM reflects the trailing 12 months ending November 30, 2021.

(2)	The increase from Most Recent NOI (As of) to UW NOI is due to new leases, renewals and/or expansions being executed for 31,457 SF at the 12000 Biscayne Boulevard Property.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(4)	Rent Steps are taken through February 1, 2023.

(5)	Other Income includes parking income and other miscellaneous income.

(6)	Vacancy/Credit Loss represents free rent adjustments for the historical periods and vacancy gross up/ adjustment for the underwritten figures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 16 – 2183 Third Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,500,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.2%	Net Rentable Area (Units)(3):	58
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	East 119th Street Development LLC	Year Built / Renovated:	2018 / NAP
Borrower Sponsors:	Sharon Kahen and Haim Levy	Occupancy:	98.3%
Interest Rate:	3.36000%	Occupancy Date:	12/8/2021
Note Date:	12/22/2021	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	1/1/2032	3rd Most Recent NOI (As of):	$1,486,059 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,502,150 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$1,409,997 (TTM 11/30/2021)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,800,002
Call Protection:	L(25),D(90),O(5)	UW Expenses:	$271,495
Lockbox / Cash Management:	Springing	UW NOI:	$1,528,507
Additional Debt:	No	UW NCF:	$1,506,601
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$34,000,000 / $586,207
Additional Debt Type:	N/A	Appraisal Date:	11/3/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$353,448
Taxes:	$4,674	$4,674	N/A	Maturity Date Loan / Unit:	$353,448
Insurance:	$18,966	$2,371	N/A	Cut-off Date LTV:	60.3%
Replacement Reserves(1):	$0	$1,409	N/A	Maturity Date LTV:	60.3%
TI/LC Reserves(2):	$0	$417	N/A	UW NCF DSCR:	2.16x
				UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,500,000		100.0%	Loan Payoff	$17,899,536	87.3%
				Return of Equity	2,251,494	11.0
				Closing Costs	325,329	1.6
				Upfront Reserves	23,641	0.1
Total Sources	$20,500,000		100.0%	Total Uses	$20,500,000	100.0%
(1)	In the event the debt service coverage ratio for the 2183 Third Avenue Mortgage Loan (as defined below) is less than 1.55x, upon five days’ prior notice, the lender may reassess the amount of the monthly payment required for capex reserves.

(2)	Monthly TI/LC reserves are calculated based on multiplying $1.00 by the aggregate number of rentable square feet of space at the 2183 Third Avenue Property (as defined below).

(3)	The 2183 Third Avenue Property contains three ground floor commercial suites totaling approximately 5,000 square feet.

(4)	4th Most Recent NOI (As of) is unavailable as the 2183 Third Avenue Property was built in 2018.

The Loan. The 2183 Third Avenue mortgage loan is secured by the borrower’s fee interest in a 58-unit multifamily property located in New York, New York (the “2183 Third Avenue Property”). The 2183 Third Avenue mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $20.5 million (the “2183 Third Avenue Mortgage Loan”). The 2183 Third Avenue Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 2183 Third Avenue Property is a twelve-story, mid-rise multifamily property located within the East Harlem neighborhood of New York. The 2183 Third Avenue Property consists of 58 rent stabilized units featuring 13 studio units, 22 one-bedroom units, and 22 two-bedroom units. Unit amenities include an elevator, gym, common area laundry, bike storage, and rooftop deck. The 2183 Third Avenue Property features three ground floor commercial units totaling approximately 5,000 square feet. The units are leased to Cayuga Home for Children, with lease terms through 2024. The borrower acquired the 2183 Third Avenue Property in 2015 for approximately $4.0 million as vacant land, which included air rights from an adjacent building. The borrower sponsors invested

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 16 – 2183 Third Avenue

approximately $20.5 million to construct the building improvements in 2018. As of the December 8, 2021 underwritten rent roll, the 2183 Third Avenue Property was 98.3% leased.

The 2183 Third Avenue Property benefits from the 421-a (15) tax exemption program which was created to promote the development of new residential housing. The program partially exempts real estate taxes for newly constructed properties located outside of Manhattan’s exclusion zone. The program grants 25 years of benefits to developments that provide affordable housing. Based on the Department of Finance, the 2183 Third Avenue Property’s exemption began in the 2019/2020 tax year and will expire in the year 2043/2044 tax year. During the first 21 years, the exemption is equal to 100% of the taxable value over the taxable base value, after which the exemption decreases to 80% in year 22, 60% in year 23, 40% in year 24 and 20% in year 25. In year 26, the 2183 Third Avenue Property becomes fully taxable. For the duration of the exemption, the units are subject to rent stabilization regulations with initial affordable rents set and approved by NYC Housing Preservation & Development. The tax exemption applicable to the improvements at the 2183 Third Avenue Property is anticipated to terminate in 2044. As such, 2045 is anticipated to be the first year that the full, unabated real estate taxes will be due at the 2183 Third Avenue Property. According to the appraisal, the unabated taxes are anticipated to be approximately $796,737 for the 2021/2022 tax year compared to the abated taxes of $54,459 and the underwritten taxes of $54,601. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the unit mix of the 2183 Third Avenue Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Avg. Monthly Rent Per Unit(3)
Studio	13	22.4%	13	100.0%	$1,597
One Bedroom(2)	22	37.9	22	100.0%	$2,089
Two Bedroom	23	39.7	22	95.7%	$2,910
Total/Wtd. Avg.	58	100.0%	57	98.3%	$2,294
(1)	Based on the underwritten rent roll dated December 8, 2021.

(2)	One Bedroom occupied units includes one management unit.

(3)	Avg. Monthly Rent per Unit is based on the in-place rent of the Occupied Units.

COVID-19 Update. As of January 17, 2022, the 2183 Third Avenue Property is open and operating. As of the date of this term sheet, the 2183 Third Avenue Mortgage Loan is not subject to any modification or forbearance requests. Collections at the 2183 Third Avenue Property were at 100.0% for December 2021.

Historical and Current Occupancy
2018(1)	2019(2)	2020(2)	Current(3)
NAV	98.0%	85.0%	98.3%
(1)	2018 Historical Occupancy is unavailable as the 2183 Third Avenue Property was built in 2018.

(2)	Historical Occupancies are as of December 31 of each respective year.

(3)	Current Occupancy is based on the underwritten rent roll as of December 8, 2021.

The Market. The 2183 Third Avenue Property is located within the East Harlem neighborhood in Manhattan, New York. The East Harlem neighborhood is located in Upper Manhattan and is bordered by the Harlem River to the north and east, East 96th Street to the south, and Fifth Avenue to the west. The East Harlem neighborhood consists of office, retail, and mixed-use properties along major avenues that are interspersed with multi-family complexes and single-family residential development removed from arterials, while the 2183 Third Avenue Property is surrounded by residential and commercial uses. Attractions in the neighborhood include Central Park Conservatory Garden, Museum of the City of New York, El Museo del Barrio, The Graffiti Hall of Fame and Marcus Garvey Park. Proposed development includes a 330-unit affordable housing development located on the east side of Park Avenue between East 118th Street and East 119th Street, and a 250-unit residential development located at 413 East 120th Street. Public transportation is provided by the Metropolitan Transportation Authority with bus stops along Third Avenue. The 116th Street subway station is situated four blocks southwest of the 2183 Third Avenue Property, providing access to the 4 and 6 subway lines.

According to the appraisal, the 2183 Third Avenue Property is located within the New York Metro apartment market. As of the third quarter of 2021, the New York Metro apartment market contained approximately 232,447 units with a vacancy rate of 3.6%, representing a 0.5% decrease over the previous quarter. As of the third quarter of 2021, the New York Metro apartment market reported an asking rent of $3,463 per unit. As of the third quarter of 2021, there were 731 units completed and there was a positive net absorption of 1,877 units within the New York Metro apartment market. According to the appraisal, the 2183 Third Avenue Property is located within the Morningside Heights/Washington Heights submarket. As of the third quarter of 2021, the Morningside Heights/Washington Heights apartment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

No. 16 – 2183 Third Avenue

submarket contained 10,402 units, with a vacancy rate of 4.1%, representing no increase over the previous quarter. As of third quarter of 2021, the Morningside Heights/Washington Heights apartment submarket reported an asking rent of $2,422 per unit. As of the third quarter of 2021, there were no units completed and there was a negative net absorption of 8 units within the Morningside Heights/Washington Heights apartment submarket.

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM	Underwritten	Per Unit	%(1)
Rents in Place	$1,606,986	$1,443,118	$1,351,677	$1,615,889	$27,860	85.3%
Other Income(2)	73,000	264,000	264,000	278,850	4,808	14.7
Gross Potential Rent	$1,679,986	$1,707,118	$1,615,677	$1,894,739	$32,668	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$1,679,986	$1,707,118	$1,615,677	$1,894,739	$32,668	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	(94,737)	(1,633)	(5.0)
(Concessions)	0	0	0	0	0	0.0
Effective Gross Income	$1,679,986	$1,707,118	$1,615,677	$1,800,002	$31,035	95.0%

Total Expenses	$193,927	$204,968	$205,680	$271,495	$4,681	15.1%

Net Operating Income	$1,486,059	$1,502,150	$1,409,997	$1,528,507	$26,354	84.9%

Total TI/LC, Capex/RR	0	0	0	21,905	378	1.2

Net Cash Flow	$1,486,059	$1,502,150	$1,409,997	$1,506,601	$25,976	83.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Other Income represents in place commercial income for the three ground floor units, totaling 5,000 square feet leased to Cayuga Home for Children, and also represents commercial tenant’s reimbursement of real estate taxes, water and sewer costs as outlined in the commercial leases.

(3)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C14

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

UBS CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
Executive Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.